UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No.      )

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☐	Soliciting Material Pursuant to §240.14a-12

GENPACT LIMITED

(Name of Registrant as Specified In Its Charter)

None

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 13, 2012

Dear Fellow Shareholder:

I am pleased to invite you to attend the 2012 Annual General Meeting of Shareholders of Genpact Limited to be held on Wednesday, May 16, 2012 at Genpact’s offices located at 105 Madison Avenue, New York, NY 10016. The Annual General Meeting will commence at 10:00 a.m. local time.

At the annual meeting, we expect to consider and act upon the following matters:

(1)    To elect ten (10) directors to hold office until the next annual election and until their successors are duly elected and qualified;

(2)    To ratify and approve the appointment of KPMG as our independent registered public accounting firm for the fiscal year ending December 31, 2012;

(3)    To ratify and approve the amendment and restatement of the 2007 Omnibus Incentive Compensation Plan; and

(4)    To transact such other business as may properly come before the meeting or any adjournment thereof.

Details regarding admission to the meeting and the business to be conducted at the meeting are more fully described in the accompanying Notice of 2012 Annual General Meeting and Proxy Statement.

Your vote is important. Whether or not you plan to attend the annual meeting, I hope you will vote as soon as possible. Voting by proxy will ensure your representation at the Annual General Meeting if you do not attend in person. Please review the instructions on the enclosed proxy card regarding each of your voting options.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder meeting to be held on May 16, 2012. The proxy statement and annual report on Form 10-K are available at www.genpact.com.

Thank you for your ongoing support of and continued interest in Genpact.

Sincerely,

N.V. Tyagarajan

President and Chief Executive Officer

GENPACT LIMITED

Canon’s Court

22 Victoria Street

Hamilton HM 12

Bermuda

NOTICE OF 2012 ANNUAL GENERAL MEETING OF SHAREHOLDERS

To Be Held on May 16, 2012

The 2012 Annual General Meeting of Shareholders of Genpact Limited, which is referred to herein as the annual meeting or the meeting, will be held on Wednesday, May 16, 2012, at the Genpact offices located at 105 Madison Avenue, New York, NY 10016. The annual meeting will commence at 10:00 a.m. local time and the following matters will be considered and acted upon at the annual meeting:

(1)    To elect ten (10) directors to hold office until the next annual election and until their successors are duly elected and qualified;

(2)    To ratify and approve the appointment of KPMG as our independent registered public accounting firm for the fiscal year ending December 31, 2012;

(3)    To ratify and approve the amendment and restatement of the 2007 Omnibus Incentive Compensation Plan; and

(4)    To transact such other business as may properly come before the meeting or any adjournment thereof.

Shareholders of record at the close of business on March 15, 2012 are entitled to vote at the annual meeting. Your vote is important regardless of the number of shares you own. Whether you expect to attend the annual meeting or not, please complete, sign, date and promptly return the enclosed proxy card in the postage-prepaid envelope we have provided. You can also submit your proxy to vote your shares over the Internet as provided in the instructions set forth on the proxy card. Your prompt response will ensure that your shares are represented at the annual meeting. You can change your vote and revoke your proxy at any time before the polls close at the annual meeting by following the procedures described in the accompanying proxy statement.

All shareholders are cordially invited to attend the annual meeting.

By	Order of the Board of Directors,

Victor F. Guaglianone Corporate Secretary

April 13, 2012

i

Exhibit 1 Form of Amended and Restated Genpact Limited 2007 Omnibus Incentive Compensation Plan

ii

GENPACT LIMITED

Canon’s Court

22 Victoria Street

Hamilton, HM 12

Bermuda

PROXY STATEMENT FOR ANNUAL GENERAL MEETING OF SHAREHOLDERS

May 16, 2012

This proxy statement contains information about the 2012 Annual General Meeting of Shareholders of Genpact Limited, which we refer to in this proxy statement as the annual meeting or the meeting. The annual meeting will be held on Wednesday, May 16, 2012, at the Genpact offices located at 105 Madison Avenue, New York, NY 10016. The annual meeting will commence at 10:00 a.m. local time.

This proxy statement is furnished by the board of directors of Genpact Limited, which is also referred to as Genpact or the Company in this proxy statement, in connection with the solicitation of proxies for use at the annual meeting and at any adjournment of the annual meeting. All proxies will be voted in accordance with the instructions they contain. If no instruction is specified on a proxy, it will be voted in accordance with the recommendation of our board of directors. The board of directors recommends that you vote FOR Proposals 1, 2 and 3. A shareholder may revoke any proxy at any time before it is exercised by giving our Secretary written notice to that effect either before or at the annual meeting by signing and submitting another proxy with a later date or by attending the meeting in person and voting such holder’s shares.

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 is being mailed to shareholders with the Notice of 2012 Annual General Meeting and this proxy statement on or about April 16, 2012.

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 as filed with the United States Securities and Exchange Commission (the “SEC”), except for exhibits, will be furnished without charge to any shareholder upon written request to us c/o Genpact LLC, 105 Madison Avenue, 2nd Floor, New York 10016, Attention: Corporate Secretary.

IMPORTANT INFORMATION ABOUT THE ANNUAL GENERAL MEETING AND VOTING

What is the purpose of the annual meeting?

At the annual meeting, shareholders will consider and act on the following matters:

1.    To elect ten (10) directors to hold office until the next annual election and until their successors are duly elected and qualified.

2.    To ratify and approve the appointment of KPMG as our independent registered public accounting firm for the fiscal year ending December 31, 2012.

3.    To ratify and approve the amendment and restatement of the 2007 Omnibus Incentive Compensation Plan; and

4.    To transact such other business as may properly come before the annual meeting or any adjournment thereof.

Who can vote?

To be able to vote, you must have been a shareholder of record at the close of business on March 15, 2012. This date is the record date for the annual meeting.

Shareholders of record at the close of business on March 15, 2012 are entitled to vote on each proposal at the annual meeting. The number of outstanding common shares entitled to vote on each proposal at the meeting is 222,634,397.

How many votes do I have?

Each common share of Genpact that you owned on the record date entitles you to one vote on each matter that is voted on at the annual meeting.

Is my vote important?

Your vote is important regardless of how many common shares you own. Please take the time to read the instructions below and vote. Choose the way to vote that is easiest and most convenient for you and submit your proxy so your vote is cast as soon as possible.

How do I vote?

If you are a record holder of Genpact shares, you may deliver your proxy to vote your shares in one of the following ways or you may vote in person at the annual meeting. If you hold your shares in “street name”, refer to the information below on how to vote your shares.

You may submit your proxy to vote by mail.    You may vote by completing and signing the proxy card that accompanies this proxy statement and promptly mailing it in the enclosed postage-prepaid envelope. You do not need to put a stamp on the enclosed envelope if you mail it in the United States. The shares you own will be voted according to the instructions on the proxy card you mail. If you sign and return the proxy card, but do not give any instructions on a particular matter to be voted on as described in this proxy statement, the shares you own will be voted in accordance with the recommendations of our board of directors. The board of directors recommends that you vote FOR Proposals 1, 2 and 3.

You may submit your proxy to vote over the Internet.    If you have Internet access, you may submit your proxy to vote your shares from any location in the world by following the “Electronic Voting Instructions” set forth on the enclosed proxy card.

You may vote in person.    If you attend the meeting at the location set forth in the accompanying Notice of 2012 Annual General Meeting, you may vote by delivering your completed proxy card in person or you may vote by completing a ballot. Ballots will be available at the meeting. If you attend the meeting in person you will need to bring an acceptable form of photo identification, such as a driver’s license or passport.

Can I change my vote after I have mailed my proxy card or after I have submitted my proxy to vote my shares over the Internet?

Yes. You can revoke your proxy and change your vote at any time before the polls close at the meeting by doing any one of the following things:

•	signing and delivering another proxy with a later date to our Corporate Secretary, c/o Genpact LLC, 105 Madison Avenue, 2nd Floor, New York, New York 10016 USA;

•	submitting another proxy to vote with a later date over the Internet;

•	giving our Corporate Secretary written notice before or at the meeting that you want to revoke your proxy; or

•	voting in person at the meeting.

Your attendance at the meeting alone will not revoke your proxy.

Can I vote if my shares are held in “street name”?

If the shares you own are held in “street name” by a bank or brokerage firm, your bank or brokerage firm, as the record holder of your shares, is required to vote your shares according to your instructions. In order to vote your shares, you will need to follow the directions your bank or brokerage firm provides you. Many banks and brokerage firms also offer the option of voting over the Internet or by telephone, instructions for which would be provided by your bank or brokerage firm on your vote instruction form.

If your shares are held in street name, you must bring an account statement or letter from your brokerage firm or bank showing that you are the beneficial owner of the shares as of the record date in order to be admitted to the meeting on May 16, 2012. To be able to vote your shares held in street name at the meeting, you will need to obtain a proxy card from the holder of record.

What constitutes a quorum?

In order for business to be conducted at the annual meeting with respect to a particular matter, a quorum must be present for that particular matter. For each of the proposals described in the accompanying Notice of 2012 Annual General Meeting, we will have a quorum if at least two shareholders are present in person or by proxy who hold or represent more than 50 percent of the outstanding shares entitled to vote, or at least 111,317,199 shares. Common shares represented in person or by proxy (including “broker non-votes” and shares that abstain or do not vote with respect to a particular proposal to be voted upon) will be counted for the purpose of determining whether a quorum exists at the annual meeting for that proposal. “Broker non-votes” are shares that are held in “street name” by a bank or brokerage firm that indicates on its proxy that it does not have discretionary authority to vote on a particular matter.

If a quorum is not present, the annual meeting will be adjourned until a quorum is obtained.

What vote is required for each item?

For each of the proposals being considered at the annual meeting, approval of the proposal requires the affirmative vote of a simple majority of the votes cast. There is no cumulative voting in the election of directors. The election of each director nominee will be considered and voted upon as a separate proposal. Abstentions and broker “non-votes” are not counted as votes cast and will not affect the voting results on any proposals. If the proposal for the election of a director nominee does not receive the required majority of the votes cast, then the director will not be elected and the position on the board of directors that would have been filled by the director nominee will become vacant. The board of directors has the ability to fill any vacancy upon the recommendation of its nominating and governance committee.

How will votes be counted?

Each common share will be counted as one vote according to the instructions contained on a properly completed proxy, whether submitted by mail, over the Internet, or on a ballot voted in person at the annual meeting. Shares will not be voted in respect of a proposal if either (1) the shareholder abstains from voting on a particular matter, or (2) the shares are broker non-votes. If the shareholder signs and submits but does not indicate voting instructions on the proxy card, the proxies will have the authority to vote in respect of all proposals.

Who will count the votes?

An independent vote tabulator will count the votes. Computershare has been appointed by the board of directors as the independent Inspector of Election and will determine the existence of a quorum and validity of proxies and ballots, and certify the results of the voting.

How does the board of directors recommend that I vote on the proposals?

The board of directors recommends that you vote:

FOR the election of the ten directors listed under Proposal 1 to hold office until the next annual election and until their successors are duly elected;

FOR the ratification and approval of the appointment of KPMG as our independent registered public accounting firm for the fiscal year ending December 31, 2012; and

FOR the ratification and approval of the amendment and restatement of the 2007 Omnibus Incentive Compensation Plan.

Will any other business be conducted at the meeting or will other matters be voted on?

The board of directors does not know of any other matters that may properly come before the meeting. If any other matter properly comes before the meeting, the persons named in the proxy card that accompanies this proxy statement, whether you submit your proxy by mail or through the Internet, will exercise their judgment in deciding how to vote, or otherwise act, at the meeting with respect to that matter or proposal.

Where can I find the voting results?

We will report the voting results in a current report on Form 8-K within four business days of the 2012 annual meeting.

How and when may I submit a shareholder proposal, including a shareholder nomination for director, for the 2013 annual general meeting?

Our bye-laws contain advance notice procedures with regard to shareholder proposals not related to director nominations. If you are interested in submitting a proposal for inclusion in the proxy statement for the 2013 annual general meeting, you need to follow the procedures outlined in Rule 14a-8 of the Securities Exchange Act of 1934, or the Exchange Act. To be eligible for inclusion, we must receive your shareholder proposal intended for inclusion in the proxy statement for our 2013 Annual General Meeting of Shareholders at our New York City office as set forth below no later than December 17, 2012.

Bermuda law provides that shareholders who collectively hold at least 5% of the total voting rights of our outstanding common shares, or any group comprised of at least 100 or more registered shareholders, may require a proposal to be submitted to an annual general meeting of shareholders. Bermuda law generally requires that notice of such a proposal must be deposited at our registered office not less than six weeks before the date of the meeting.

A shareholder’s notice to our corporate secretary must be in proper written form and must set forth, as to each matter the shareholder proposes to bring before the meeting:

•

a description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and if such business includes a proposal to amend our bye-laws, the language of the proposed amendment), the reasons for conducting the business at the meeting and any material interest in such business of such shareholder on whose behalf the proposal is made;

•	the name and record address of the shareholder;

•	the class and number of shares of our share capital which are owned and of record by the shareholder;

•

a representation that the shareholder is a holder of record of our shares entitled to vote at the meeting and that the shareholder intends to appear in person or by proxy at the meeting to propose such business; and

•

a representation as to whether the shareholder intends or is part of a group which intends to deliver a proxy statement or form of proxy to holders of at least the percentage of our outstanding share capital required to approve or adopt the business proposal, or otherwise to solicit proxies from shareholders in support of such proposal.

Our bye-laws also contain advance notice procedures with regard to shareholder proposals related to the nomination of candidates for election as directors. These procedures provide that any shareholder may nominate persons for election as directors only if written notice of such shareholder’s intent to make such nomination is given to our corporate secretary not less than 120 days nor more than 150 days prior to the date of the proxy statement released to shareholders in connection with the prior year’s annual meeting.

A shareholder’s notice to our corporate secretary must be in proper written form and must set forth information related to the shareholder giving the notice and the owner on whose behalf the nomination is made, including:

•	the name and record address of the shareholder and the owner;

•	the class and number of shares of our share capital which are owned and of record by the shareholder;

•

a representation that the shareholder is a holder of record of our shares entitled to vote at that meeting and that the shareholder intends to appear in person or by proxy at the meeting to bring the nomination before the meeting; and

•

a representation as to whether the shareholder intends or is part of a group which intends to deliver a proxy statement or form of proxy to holders of at least the percentage of our outstanding share capital required to elect the nominee, or otherwise to solicit proxies from shareholders in support of such nomination.

As to each person whom the shareholder proposes to nominate for election as a director:

•

all information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to the Exchange Act; and

•	the nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected.

Any proposals, nominations or notices should be sent to:

Genpact LLC

105 Madison Avenue, 2nd Floor

New York, New York 10016

Attention: Corporate Secretary

What are the costs of soliciting these proxies?

We will bear the costs of solicitation of proxies. We are initially soliciting these proxies by mail, but our directors, officers and selected other employees may also solicit proxies by telephone, e-mail or other means of communication without additional remuneration. Directors, officers and employees who help us in solicitation of proxies will not be specially compensated for those services, but they may be reimbursed for their reasonable out-of-pocket expenses incurred in connection with their solicitation. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of our common shares that they hold in their names. We will reimburse banks and brokers for their reasonable out-of-pocket expenses incurred in connection with the distribution of our proxy materials.

Will the 2011 financial statements be presented to the annual meeting?

Yes. At the annual meeting we will present the audited consolidated financial statements for the fiscal year ended December 31, 2011, as required by Bermuda law. Copies of these financial statements are included in our Annual Report on Form 10-K, which we are delivering to you with this proxy statement.

How can I obtain an Annual Report on Form 10-K?

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 is available on our website at www.genpact.com. If you would like a copy of our Annual Report on Form 10-K, we will send you one without exhibits at no charge. Please contact:

Genpact LLC

105 Madison Avenue, 2nd Floor

New York, New York 10016

Attention: Corporate Secretary

Our website address is provided for convenience only. We are not including the information on our website, or any information which may be linked through our website, as a part of this proxy statement nor is it incorporated herein.

Householding of Annual Meeting Materials

Some banks, brokers and other nominee record holders may participate in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement may have been sent to multiple shareholders in your household. We will promptly deliver a separate copy of either document to you if you contact us at: Genpact LLC, 105 Madison Avenue, 2nd Floor, New York, New York 10016, Attention: Corporate Secretary, or by telephone at (646) 624-5900. If you want to receive separate copies of the proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address or by telephone at (646) 624-5900.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table contains information regarding the beneficial ownership of our common shares as of March 15, 2012 by:

•	each shareholder we know to own beneficially more than 5% of our outstanding common shares;

•	each director;

•	each executive officer named in the 2011 Summary Compensation Table under the heading “Information about Executive and Director Compensation” and

•	all of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Common shares subject to options that are currently exercisable or exercisable within 60 days of March 15, 2012 are deemed to be outstanding and beneficially owned by the person holding such options. Such shares, however, are not deemed to be outstanding for the purposes of computing the percentage ownership of any other person. Percentage of beneficial ownership is based on 222,634,397 common shares of Genpact Limited outstanding on March 15, 2012.

Name of Beneficial Owner(2)	Number of Shares Beneficially Owned(1)	Percentage of Outstanding Shares
Certain Beneficial Owners:
Oak Hill Capital Management, LLC(3)	44,786,350	20.12
General Atlantic LLC(4)	44,786,349	20.12
Capital Group(5)	20,638,071	9.27
Wellington Management Company, LLP(6)	17,032,426	7.65
Directors and Executive Officers:
N.V. Tyagarajan(7)	1,055,788	*
Mohit Bhatia(8)	151,425	*
Patrick Cogny(9)	132,420	*
Piyush Mehta (10)	163,153	*
Victor Guaglianone(11)	311,002	*
Pramod Bhasin(12)	4,000,280	*
John Barter(13)	97,928	*
Mark F. Dzialga(4)(14)	44,843,574	20.14
Douglas M. Kaden(3)(15)	44,820,962	20.13
Jagdish Khattar(16)	85,264	*
James C. Madden (17)	12,000	*
Denis J. Nayden(3)(18)	44,843,575	20.14
Gary Reiner(4)(19)	44,792,349	20.12
Robert G. Scott(20)	102,441	*
A. Michael Spence(21)	93,405	*
Current Directors and Executive Officers as a group (17 persons)(22)	6,589,625	2.96

*	Shares represent less than 1% of common shares.

(1)	Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and/or investment power with respect to the shares shown as beneficially owned.

(2)	Unless noted otherwise, the business address of each beneficial owner is c/o Genpact Limited, Canon’s Court, 22 Victoria Street, Hamilton, HM 12, Bermuda.

(3)	Includes 44,786,350 common shares that may be deemed to be beneficially owned as follows: 10,234,381 shares by Oak Hill Capital Partners (Bermuda), L.P., 262,420 shares by Oak Hill Capital Management

Partners (Bermuda), L.P., 28,293,946 shares by Oak Hill Capital Partners II (Cayman), L.P., 1,038,082 shares by Oak Hill Capital Management Partners II (Cayman), L.P. and 4,957,521 shares by Oak Hill Capital Partners II (Cayman II), L.P.

The general partner of each of Oak Hill Capital Partners (Bermuda), L.P. and Oak Hill Capital Management Partners (Bermuda), L.P. is OHCP GenPar (Bermuda), L.P. Its general partner is OHCP MGP Partners (Bermuda), L.P. and its general partner is OHCP MGP (Bermuda), Ltd. OHCP SLP (Bermuda), Ltd. exercises voting and dispositive control over the shares held by Oak Hill Capital Partners (Bermuda), L.P. and Oak Hill Capital Management Partners (Bermuda), L.P. The general partner of each of Oak Hill Capital Partners II (Cayman), L.P., Oak Hill Capital Management Partners II (Cayman), L.P. and Oak Hill Capital Partners II (Cayman II), L.P. is OHCP GenPar II (Cayman), L.P. Its general partner is OHCP MGP Partners II (Cayman), L.P. and its general partner is OHCP MGP II (Cayman), Ltd. OHCP SLP II (Cayman), Ltd. exercises voting and dispositive control over the shares held by Oak Hill Capital Partners II (Cayman), L.P., Oak Hill Capital Management Partners II (Cayman), L.P. and Oak Hill Capital Partners II (Cayman II), L.P. Mr. Nayden is a managing partner of Oak Hill Capital Management, LLC and a director of OHCP SLP II (Cayman), Ltd., and Mr. Kaden is a partner of Oak Hill Capital Management, LLC. They may therefore be deemed to share voting and dispositive power with respect to the shares held by the Oak Hill entities. Messrs. Kaden and Nayden disclaim any beneficial ownership of any shares owned by the Oak Hill entities.

The business address of the Oak Hill Partnerships is 201 Main Street, Suite 1018 Fort Worth, TX 76102.

(4)	Includes 44,786,349 common shares that may be deemed to be beneficially owned as follows: 31,860,114 shares by General Atlantic Partners (Bermuda), L.P., 9,533,222 shares by GAP-W International, L.P., 559,829 shares by GapStar, LLC, 2,210,206 shares by GAP Coinvestments III, LLC, 576,400 shares by GAP Coinvestments IV, LLC and 46,578 shares by GAPCO GmbH & Co. KG.

Mr. Dzialga is a Managing Director of General Atlantic LLC and Mr. Reiner is an Operating Partner of General Atlantic LLC. They may therefore be deemed to share voting and dispositive power with respect to the shares held by the General Atlantic entities. Messrs. Dzialga and Reiner disclaim any beneficial ownership of any shares owned by the General Atlantic entities.

The business address of each investment entity affiliated with General Atlantic LLC is Three Pickwick Plaza, Greenwich, CT 06830.

(5)	Based solely on a Schedule 13G/A filed with the SEC on February 2, 2012. Includes 13,382,515 common shares beneficially owned by Capital Group International, Inc. and 7,255,556 common shares beneficially owned by Capital International, Inc. The business address of Capital Group International, Inc. and Capital International, Inc. is 11100 Santa Monica Boulevard, Los Angeles, CA 90025.

(6)	Based solely on a Schedule 13G filed with the SEC on February 14, 2012. The business address of Wellington Management Company, LLP is 280 Congress Street, Boston, Massachusetts 02210.

(7)	This amount includes options to purchase 1,008,200 common shares owned by Mr. Tyagarajan that are exercisable within 60 days and 47,588 common shares held directly by Mr. Tyagarajan.

(8)	This amount includes options to purchase 151,425 common shares owned by Mr. Bhatia that are exercisable within 60 days.

(9)	This amount includes options to purchase 132,420 common shares owned by Mr. Cogny that are exercisable within 60 days.

(10)	This amount includes options to purchase 161,477 common shares owned by Mr. Mehta that are exercisable within 60 days and 1,676 common shares held directly by Mr. Mehta.

(11)	This amount includes options to purchase 304,230 common shares owned by Mr. Guaglianone that are exercisable within 60 days and 6,772 common shares held directly by Mr. Guaglianone.

(12)	This amount includes options to purchase 3,785,400 common shares owned by Mr. Bhasin that are exercisable within 60 days and 214,880 vested performance share awards.

(13)	This amount includes options to purchase 85,928 common shares owned by Mr. Barter that are exercisable within 60 days and 12,000 vested restricted share units.

(14)	This amount reflects options to purchase 45,225 common shares owned by Mr. Dzialga that are exercisable within 60 days and 12,000 vested restricted share units.

(15)	This amount includes options to purchase 22,612 common shares owned by Mr. Kaden that are exercisable within 60 days and 12,000 vested restricted share units.

(16)	This amount includes options to purchase 73,264 common shares owned by Mr. Khattar that are exercisable within 60 days and 12,000 vested restricted share units.

(17)	This amount includes 12,000 vested restricted share units.

(18)	This amount includes options to purchase 45,225 common shares owned by Mr. Nayden that are exercisable within 60 days and 12,000 vested restricted share units.

(19)	This amount includes 6,000 vested restricted share units.

(20)	This amount includes options to purchase 81,405 common shares owned by Mr. Scott that are exercisable within 60 days and 21,036 vested restricted share units.

(21)	This amount includes options to purchase 81,405 common shares owned by Mr. Spence that are exercisable within 60 days and 12,000 vested restricted share units.

(22)	This amount does not include shares beneficially owned by the General Atlantic entities or the Oak Hill Partnerships, as to which Messrs. Dzialga, Reiner, Kaden and Nayden may be deemed to share voting and dispositive power as a result of their respective relationships with the relevant entities.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers and the holders of more than 10% of our common shares to file with the SEC initial reports of ownership of our common shares and other equity securities on a Form 3 and reports of changes in such ownership on a Form 4 or Form 5. Executive officers, directors and 10% shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based on our review of copies of reports filed with the SEC and except as set forth in the above table, we do not believe that there are currently any beneficial owners of more than ten percent of our common shares.

Based solely on our review of copies of reports filed by our directors and executive officers with the SEC or written representations from such persons pursuant to Item 405 of Regulation S-K, we believe that during the fiscal year ended December 31, 2011, all filings required to be made by our directors and executive officers pursuant to Section 16(a) with respect to Genpact Limited securities were made in accordance with Section 16(a).

PROPOSAL 1—ELECTION OF DIRECTORS

Our board of directors currently consists of ten members. The nominating and governance committee of the board of directors has recommended to the board of directors, and the board of directors has nominated, the ten persons listed in the table below for election as directors with terms expiring at the 2013 annual meeting. Unless a contrary direction is indicated, it is intended that proxies received will be voted for the election as directors of the ten nominees, each to serve for a one-year term until their successors are elected or the incumbent resigns. Each of the nominees has consented to being named in this Proxy Statement and to serve as a director if elected. In the event any nominee for director declines or is unable to serve, there will be a vacancy created on the board of directors, which the board of directors may fill on the recommendation of the nominating and governance committee.

The following paragraphs provide information as of the date of this proxy statement about each member of our board of directors.

The information presented includes information each director has given us about his age, all positions he holds, his principal occupation and business experience for the past five years, and the names of other publicly-held companies of which he has served as a director in the past five years. The information presented below reflects the specific experience, qualifications, attributes and skills that led the board to conclude that each of these individuals was well-suited to serve on our board. Information about the number of common shares beneficially owned by each director appears under the heading “Security Ownership of Certain Beneficial Owners and Management.”

There are no family relationships among any of the directors and executive officers of Genpact. Messrs. Dzialga and Reiner serve on our board as designees of General Atlantic LLC and Messrs. Kaden and Nayden serve on our board as designees of Oak Hill Capital Partners, pursuant to the shareholders agreement described in “Certain Relationships and Related Party Transactions—Shareholders Agreement.” Other than such arrangement, no arrangements or understandings exist between any director or any person nominated for election as a director and any other person pursuant to which such person is to be selected as a director or nominee for election as a director.

Name	Age	Position(s)
N.V. Tyagarajan	51	President, Chief Executive Officer and Director
Robert G. Scott	66	Chairman
John Barter	65	Director
Mark F. Dzialga	47	Director
Douglas M. Kaden	40	Director
Jagdish Khattar	69	Director
James C. Madden	50	Director
Denis J. Nayden	58	Director
Gary Reiner	57	Director
A. Michael Spence	68	Director

N.V. Tyagarajan is our President and Chief Executive Officer. From February 2009 to June 2011, he was our Chief Operating Officer. From February 2005 to February 2009, he was our Executive Vice President and Head of Sales, Marketing & Business Development. Mr. Tyagarajan became one of our directors in June 2011. The board concluded that Mr. Tyagarajan is well suited to serve as a director because of his extensive knowledge of our business and because he is the Chief Executive Officer.

Robert G. Scott became one of our directors in April 2006 and was appointed as our Board Chairman on March 7, 2011. From 2001 to 2003, he served as President and Chief Operating Officer at Morgan Stanley. He also serves as an advisory director at Morgan Stanley and since January 2010 he has been a director on the board of NYSE Euronext. The board concluded that Mr. Scott is well suited to serve as a director and as chairman of our board because of his experience as the Chief Operating Officer of Morgan Stanley and his experience serving on another public company board.

John W. Barter has served as one of our directors since July 2005. From 2000 to 2001, he served as the Chief Financial Officer and a Director of Kestrel Solutions, Inc., a privately-owned company established to develop and bring to market a new product in the telecommunications industry. Kestrel Solutions, Inc. filed a voluntary petition for bankruptcy in 2002. From 1994 to 1997, he was the Executive Vice President of Allied Signal, Inc. and President of Allied Signal Automotive. He is also a director on the board of Dice Holdings, Inc. He was a director on the boards of Lenovo Group Limited from 2005 to 2010 and SRA International, Inc. from 2003 to 2011. The board concluded that Mr. Barter is well suited to serve as a director because of his experience as the Executive Vice President of a public company and his experience serving on the audit committee of other public companies.

Mark F. Dzialga became one of our directors in January 2005. Since 1998, he has been a Managing Director of General Atlantic LLC, a private equity firm. He is also a director on the board of Emdeon Business Services, LLC. He was also a director on the board of Hexaware Technologies Limited from 2006 to 2009. The board concluded that Mr. Dzialga is well suited to serve as a director because of his extensive experience investing in growth companies and his experience as a director on other public company boards.

Douglas M. Kaden became one of our directors in October 2009. He is a Partner of Oak Hill Capital Management, LLC, a private equity firm. Mr. Kaden was also a director on the board of RSC Holdings, Inc. from 2006 to 2010. The board concluded that Mr. Kaden is well suited to serve as a director because of his experience investing in growth companies and his prior experience as a director of a public company.

Jagdish Khattar became one of our directors in June 2007. He has been the Chairman and Managing Director of Carnation Auto India Pvt. Ltd. since January 2008. From 1999 to 2007, he was the Managing Director and Chief Executive Officer of Maruti Udyog Limited, a publicly listed automobile manufacturer in India. The board concluded that Mr. Khattar is well suited to serve as a director because of his experience running a large company in India.

James C. Madden became one of our directors in January 2005. He is the Founder and Managing Partner of Madden Capital Partners, LLC. From January 2007 to February 2011, he served as a General Partner at Accretive LLC, a private equity firm. From 2005 to January 2007, he was a Special Advisor of General Atlantic LLC, a private equity firm. From 1998 to 2004, he was the Chairman and Chief Executive Officer of Exult, Inc. He is also a director on the board of ServiceSource International, Inc. The board concluded that Mr. Madden is well suited to serve as a director because of his extensive experience in our industry.

Denis J. Nayden became one of our directors in January 2005. He has been a Managing Partner of Oak Hill Capital Management, LLC since 2003. Prior to 2003, he was Chairman and Chief Executive Officer of GE Capital (2000 to 2002) and had a 25-year tenure at the General Electric Company. Mr. Nayden is also a director on the boards of Accretive Health, Inc. and RSC Holdings, Inc. The board concluded that Mr. Nayden is well suited to serve as a director because of his experience working at GE, his knowledge of our industry and his experience investing in growth companies.

Gary Reiner became one of our directors in May 2011. He has been an Operating Partner of General Atlantic LLC, a private equity firm, since September 2010. Mr. Reiner served as the Senior Vice President and Chief Information Officer of the General Electric Company from 1996 until March 2010. Mr. Reiner previously served as one of our directors from January 2007 until March 2008. Mr. Reiner is also a director on the board of Hewlett-Packard Company. Mr. Reiner is one of the nominees recommended by General Atlantic pursuant to our shareholders agreement with General Atlantic and Oak Hill. The board concluded that Mr. Reiner is well suited to serve as a director because of his experience working at GE and his extensive knowledge of our business and industry.

A. Michael Spence became one of our directors in April 2005. He is a senior advisor to Oak Hill Capital Management, serves on the Advisory Board for Oak Hill Investment Management Partners and is the chairman of an independent commission on growth in developing countries. He is a professor of economics at the Stern School of Business of New York University and a professor emeritus at the Graduate School of Business at Stanford University where he served as Professor of Management until August 2000 and Dean from 1990 to August 1999. From 1975 to 1990, he was a professor of economics and business administration at Harvard

Business School and the Harvard University Faculty of Arts and Sciences, as well as Dean of the Faculty of Arts and Sciences from 1984 to 1990. In 2001, he received the Nobel Prize in Economic Sciences. Dr. Spence is also a director of MercadoLibre, Inc. He was a director on the board of General Mills, Inc. from 1992 to 2007. The board concluded that Mr. Spence is well suited to serve as a director because of his extensive experience in academia, his Nobel Prize in economics and because of his experience as a director on other public company boards.

Board Recommendation

The board of directors believes that approval of the election of all nominees is in our best interests and the best interests of our shareholders and therefore recommends a vote FOR these nominees.

CORPORATE GOVERNANCE

General

We believe that good corporate governance is important to ensure that Genpact is managed for the long-term benefit of its shareholders. The board of directors has adopted corporate governance guidelines to assist the board of directors in the exercise of its duties and responsibilities and to serve the best interests of our Company and our shareholders. These guidelines, which provide a framework for the conduct of the board of director’s business, provide, among other things, that:

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the principal responsibility of the directors is to exercise their business judgment to promote the long-term interests of the Company’s shareholders by providing strategic direction to the Company and overseeing management in the performance of the Company’s business activities;

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additional responsibilities include reviewing, approving and monitoring significant financial and business strategies as developed by management, evaluating the performance of the Company and its executive officers, approving CEO succession plans and reviewing and approving material transactions and corporate activities not entered into in the ordinary course of business;

•	a majority of the members of the board of directors shall be independent directors;

•	the independent directors shall meet at least twice a year in executive session;

•	directors shall have full and free access to management and, as necessary and appropriate, independent advisors; and

•

at least annually the nominating and governance committee shall oversee a self-evaluation of the board of directors to determine whether the board of directors and its committees are functioning effectively.

You can access the current charters for our audit committee, compensation committee and nominating and governance committee, our Corporate Governance Guidelines and our Code of Business Conduct and Ethics at www.genpact.com or we will send you a copy upon request in writing to:

Genpact LLC

105 Madison Avenue, 2nd Floor

New York, New York 10016

Attention: Corporate Secretary

Director Independence

Pursuant to the corporate governance listing standards of the New York Stock Exchange (“NYSE”), a director employed by us cannot be deemed to be an “independent director,” and consequently Mr. Tyagarajan is not an independent director. The board has determined that none of the other current directors has a material relationship with us for purposes of the NYSE corporate governance listing standards and accordingly each is independent under such NYSE standards. In addition, Steven A. Denning, who was a member of the board until his resignation in May 2011, and Rajat Kumar Gupta, who was a member of the board, non-executive chairman of the board and a member of the board’s nominating and governance committee until his resignation in March 2011, had no material relationship with us and were independent under these standards.

In making its independence determinations the board considered the relationship between our Company and each of General Atlantic and Oak Hill, as each own approximately 20% of our outstanding common shares, the fact that Messrs. Dzialga, Reiner, Kaden and Nayden serve on our board as designees of General Atlantic and Oak Hill pursuant to the terms of the shareholders agreement, the fact that Mr. Nayden is a managing partner of Oak Hill, the fact that Mr. Kaden is a partner of Oak Hill, the fact that Mr. Dzialga is a managing director of General Atlantic and the fact that Mr. Reiner is an operating partner of General Atlantic. See “Certain Relationships and Related Party Transactions—Shareholders Agreement.”

Director Nomination Process

In considering whether to recommend any particular candidate for inclusion in the board of directors’ slate of recommended director nominees, the nominating and governance committee applies the criteria set forth in our Corporate Governance Guidelines. These criteria include the candidate’s integrity, knowledge of our business and industry, experience, diligence, absence of any conflicts of interest and the ability to act in the interests of all shareholders. The committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. We believe that the backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the board of directors to fulfill its responsibilities. We do not have a formal or informal diversity policy for board membership, but the nominating and governance committee is committed to considering diversity in accordance with its charter.

Shareholders may recommend individuals to the nominating and governance committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials and a statement as to whether the shareholder or group of shareholders making the recommendation has beneficially owned more than 5% of our common shares for at least a year as of the date such recommendation is made, to the nominating and governance committee, c/o Genpact LLC, 105 Madison Avenue, 2nd Floor, New York, NY 10016. Assuming that appropriate biographical and background material has been provided on a timely basis, the committee will evaluate shareholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.

Board of Directors Meetings and Committees

The board of directors has responsibility for establishing broad corporate policies and reviewing our overall performance rather than day-to-day operations. The board of directors’ primary responsibility is to oversee the management of Genpact and, in so doing, serve the best interests of the Company. Subject to the recommendations of the nominating and governance committee, the board of directors selects, evaluates and provides for the succession of executive officers and the board of directors nominates for election at annual general shareholder meetings individuals to serve as directors of Genpact and elects individuals to fill any vacancies on the board of directors to the extent not filled by shareholders in general meetings. It reviews and approves corporate objectives and strategies, and evaluates significant policies and proposed major commitments of corporate resources. Management keeps the directors informed of Company activity through presentations at board of directors and committee meetings.

The board of directors met, in person or telephonically, seven times in fiscal 2011. During fiscal 2011 each of our directors attended 75% or more of the total number of meetings of the board of directors and the committees of which such director was a member during the period of time he served on such committee. The board of directors has standing audit, compensation and nominating and governance committees. Each committee has a charter that has been approved by the board of directors. Each committee must review the appropriateness of its charter and perform a self-evaluation at least annually. Mr. Tyagarajan is the only director who is an employee of Genpact and he does not participate in any meeting at which his compensation is evaluated. All members of all committees are non-employee directors and the board of directors has determined that all of the members of our three standing committees are independent as defined under the rules of the NYSE, and, in the case of all members of the audit committee, the independence requirements contemplated by Rule 10A-3 under the Exchange Act.

Our Corporate Governance Guidelines set forth our policy that directors are expected to attend annual general meetings of shareholders. All of our directors except Mr. Spence attended the 2011 annual meeting.

Audit Committee.    The audit committee has responsibility for, among other things:

•	appointing, approving the compensation of, and assessing the independence of our registered public accounting firm;

•	overseeing:

•	the performance of any registered public accounting firm employed by us to provide audit services, including the firm’s qualifications and independence;

•	the quality and integrity of our accounting and reporting practices and controls, including our financial statements and reports;

•	the performance of our internal audit function; and

•	our compliance with legal and regulatory requirements;

•	preparing an audit committee report as required by the SEC to be included in our annual proxy statement;

•	reporting regularly to our full board of directors with respect to any issues raised by the foregoing; and

•	investigating any matter brought to its attention within the scope of its duties and retaining counsel for this purpose where appropriate.

Our audit committee consists of Messrs. Barter, Khattar, Madden and Scott. Mr. Barter has been determined to be an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K, and to have accounting or related financial management expertise as required by the NYSE listing standards. The audit committee met nine times during fiscal 2011.

Compensation Committee.    Our compensation committee has responsibility for, among other things:

•	reviewing our compensation practices and policies, including equity benefit plans;

•	reviewing and approving performance and compensation for our chief executive officer, chairman of the board of directors, senior executives and directors;

•	reviewing and consulting with our chief executive officer concerning selection of officers, performance of individual executives and related matters;

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reviewing and discussing the management disclosures in our “Compensation Discussion and Analysis” and recommending to the board whether such disclosures shall be included in the appropriate regulatory filing;

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overseeing our stock plans, incentive compensation plans and any such plans that the board may from time to time adopt and exercising all the powers, duties and responsibilities of the board of directors with respect to such plans;

•	preparing a compensation committee report for inclusion in our proxy statement; and

•	reporting regularly to our full board of directors with respect to any issues raised by the foregoing.

Our compensation committee consists of Messrs. Dzialga, Nayden, Reiner and Spence. The compensation committee met four times during fiscal 2011. For additional information about the compensation committee’s processes and procedures with respect to the consideration and determination of compensation, see “Compensation Discussion and Analysis” below.

Nominating and Governance Committee.    Our nominating and governance committee has responsibility for, among other things:

•	making recommendations as to the size, composition, structure, operations, performance and effectiveness of our board of directors;

•	establishing criteria and qualifications for membership on our board of directors and its committees;

•	assessing and recommending to our board of directors strong and capable candidates qualified to serve on our board of directors and its committees;

•	developing and recommending to our board of directors a set of corporate governance principles, including independence standards;

•	conducting an annual review and evaluation of our chief executive officer, our board of directors and our board committees;

•	overseeing the succession plans for our chief executive officer and senior management;

•	otherwise taking a leadership role in shaping our corporate governance; and

•	reporting regularly to our full board of directors with respect to any issues raised by the foregoing.

Our nominating and governance committee consists of Messrs. Dzialga, Nayden and Scott. The nominating and governance committee met four times during fiscal 2011.

Board Leadership Structure and Role in Risk Oversight

The positions of chairman of the board and Chief Executive Officer have historically been separated at Genpact. Separating these positions allows our Chief Executive Officer to focus on our day-to-day business, while allowing the chairman of the board to lead the board in its exercise of business judgment to promote the long-term interests of our shareholders by providing strategic direction and overseeing management. The Board believes that separating these positions is the appropriate leadership structure for us at this time.

Our management is responsible for risk management on a day-to-day basis. The role of our board and its committees is to oversee the risk management activities of management. The Audit Committee assists the board in fulfilling its oversight responsibilities with respect to risk management in the areas of financial reporting, internal controls and compliance with legal and regulatory requirements, and, in accordance with NYSE requirements, discusses policies with respect to risk assessment and risk management. The Compensation Committee assists the board in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs. The Nominating and Governance Committee assists the board in fulfilling its oversight responsibilities with respect to the management of risks associated with board organization, membership and structure, succession planning for our directors and executive officers, and corporate governance.

Communicating with the Independent Directors

The board of directors will give appropriate attention to written communications that are submitted by shareholders and other interested parties, and will respond if and as appropriate. The nominating and governance committee, with the assistance of the Company’s General Counsel, is primarily responsible for monitoring communications from shareholders and other interested parties and for providing copies or summaries to the other directors as its members consider appropriate. Our non-executive chairman, Mr. Scott, is a member of the nominating and governance committee, a member of the audit committee and also serves as the presiding director at all executive sessions of our non-management directors.

Communications will be forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the nominating and governance committee considers to be important for the directors to know. In general, communications relating to corporate governance and corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which the Company may receive repetitive or duplicative communications.

Shareholders and interested parties who wish to send communications on any topic to the board of directors should address such communications to:

Board of Directors

Genpact Limited

c/o Genpact LLC

105 Madison Avenue, 2nd Floor

New York, New York 10016

Attention: Corporate Secretary

Code of Conduct and Ethics

Our board of directors has adopted a code of ethical business conduct applicable to our directors, officers and employees in accordance with applicable rules and regulations of the SEC and the New York Stock Exchange. The code of ethics is posted on our web site at www.genpact.com under the heading “Investors—Corporate Governance.” We will also provide a copy of the code of ethics to shareholders upon request. We disclose any material amendments to the code of ethics, as well as any waivers for executive officers or directors, on our web site.

Report of the Audit Committee

The audit committee has reviewed our audited consolidated financial statements for the fiscal year ended December 31, 2011 and has discussed these financial statements with our management and independent registered public accounting firm.

The audit committee has also received from, and discussed with, KPMG, our independent registered public accounting firm, various communications that our independent registered public accounting firm is required to provide to the audit committee, including the matters required to be discussed by the Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended.

Our independent registered public accounting firm also provided the audit committee with the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the audit committee concerning independence. The audit committee has discussed with the independent registered public accounting firm their independence from Genpact.

Based on its discussions with management and the independent registered public accounting firm, and its review of the information provided by management and the independent registered public accounting firm, the audit committee recommended to our board that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2011.

By the Audit Committee of the Board of Directors

John Barter, Chair
Jagdish Khattar
James C. Madden
Robert G. Scott

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Policies and Procedures for Related Party Transactions

Our board of directors has adopted written policies and procedures for the review of any transaction, arrangement or relationship in which Genpact Limited is a participant, the amount involved exceeds $1,000,000 (or such lower threshold as our audit committee may from time to time determine), and one of our officers, directors, director nominees or 5% shareholders (or their immediate family members), each of whom we refer to as a “related person,” has a direct or indirect material interest.

If a related person proposes to enter into such a transaction, arrangement or relationship, which we refer to as a “related person transaction,” the related person must report the proposed related person transaction to our General Counsel. The policy calls for the proposed related person transaction to be reviewed and, if deemed appropriate, approved by the board’s audit committee. Whenever practicable, the reporting, review and approval will occur prior to entry into the transaction. If advance review and approval is not practicable, the audit committee will review, and, in its discretion, may ratify the related person transaction. The policy also permits the chair of the audit committee to review and, if deemed appropriate, approve proposed related person transactions that arise between committee meetings, subject to ratification by the audit committee at its next meeting. Any related person transactions that are ongoing in nature will be reviewed annually.

A related person transaction reviewed under the policy will be considered approved or ratified if it is authorized by the audit committee after full disclosure of the related person’s interest in the transaction. The audit committee will review and consider such information regarding the related person transaction as it deems appropriate under the circumstances.

The audit committee may approve or ratify the transaction only if the audit committee determines that, under all of the circumstances, the transaction is in the Company’s best interests. The audit committee may impose any conditions on the related person transaction that it deems appropriate.

In addition to the transactions that are excluded by the instructions to the SEC’s related person transaction disclosure rule, the board has determined that the following transactions do not create a material direct or indirect interest on behalf of related persons and, therefore, are not related person transactions for purposes of this policy:

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interests arising solely from the related person’s position as an executive officer of another entity (whether or not the person is also a director of such entity) that is a participant in the transaction, where (a) the related person and all other related persons own in the aggregate less than a 10% equity interest in such entity, (b) the related person and his or her immediate family members are not involved in the negotiation of the terms of the transaction and do not receive any special benefits as a result of the transaction, (c) the amount involved in the transaction equals less than the greater of $1 million dollars or 2% of the annual consolidated gross revenues of the other entity that is a party to the transaction, and (d) the amount involved in the transaction equals less than 2% of our annual gross revenues; and a transaction that is specifically contemplated by provisions of our charter or bye-laws.

Shareholders Agreement

The shareholders agreement among us, General Atlantic and Oak Hill provides that each of General Atlantic and Oak Hill is entitled to nominate two persons to our board of directors, and they have agreed to vote their shares to elect such persons. The number of directors that each of General Atlantic and Oak Hill are entitled to appoint is reduced if their respective ownership in us declines below certain levels and such right ceases if such ownership is below 10% of our outstanding common shares.

The agreement grants General Atlantic and Oak Hill certain rights to require us to register for public resale under the Securities Act all common shares that they request be registered. In addition, the agreement grants them piggyback rights on any registration for our account. These rights are subject to certain limitations, including customary cutbacks and other restrictions. In connection with our initial public offering or the other registrations described above, we have and will indemnify any selling shareholders and we will bear all fees, costs and expenses, except underwriting discounts and selling commissions.

The shareholders agreement also regulates the parties’ conduct concerning corporate opportunities.

Reorganization Agreement

In order to make Genpact Limited the holding company for our business and complete certain other related actions, on July 13, 2007, we entered into a reorganization agreement that provided for our shareholders to exchange their shares in Genpact Global Holdings SICAR S.à.r.l. (“GGH”) and Genpact Global (Lux) S.à.r.l. (“GGL”) for shares of Genpact Limited. The reorganization agreement also provided for the migrations of GGH and GGL from Luxembourg to Bermuda, the assumption by Genpact Limited of stock option plans of GGH and certain other related transactions. GE, General Atlantic and Oak Hill also agreed to indemnify us for certain taxes related to GGL.

Tax Matters Agreement

We are party to a tax matters agreement with General Atlantic and Oak Hill relating to a series of transactions we refer to as the “2004 Reorganization,” under which our operations that were formerly conducted through various entities and divisions of GE were reorganized and placed under GGH. Under the tax matters agreement, GE indemnifies us, General Atlantic and Oak Hill for certain tax liabilities that arose either prior to the 2004 Reorganization or relating to the 2004 Reorganization.

Master Services Agreement with Carnation Auto

Jagdish Khattar, a director and member of our audit committee, is the Chairman and Managing Director of Carnation Auto India Pvt. Ltd., a private company based in India. Mr. Khattar is also Carnation’s majority shareholder. In October 2009, Genpact entered into a 5-year master services agreement with Carnation to provide business process management services. Our revenues from Carnation in 2011 were approximately $359,000.

Employment Relationship

In November 2011, we hired Shruti Ahuja-Cogny as Vice President, legal process management, at an annual base salary of $175,000. Mrs. Ahuja-Cogny is the wife of Patrick Cogny, our head of manufacturing and services and one of our named executive officers. The compensation committee of our board of directors reviewed and approved this arrangement.

INFORMATION ABOUT EXECUTIVE OFFICERS

Background Information

Brief biographies of our executive officers follow. You will find information about their beneficial ownership of common shares on page 6 under the caption “Security Ownership of Certain Beneficial Owners and Management.” All executive officers are appointed by the board of directors. All officers hold office at the discretion of the board.

Name	Age	Position(s)
N.V. Tyagarajan	51	President, Chief Executive Officer and Director
Mohit Bhatia	47	Chief Financial Officer
Patrick Cogny	45	Senior Vice President, Manufacturing and Services
Victor Guaglianone	57	Senior Vice President and General Counsel
Piyush Mehta	43	Senior Vice President, Human Resources
Arvinder Singh	47	Senior Vice President, Sales and Marketing, Client Relationships and Re-engineering
Mohit Thukral	47	Senior Vice President, Banking, Financial Services, Insurance and Healthcare

N.V. “Tiger” Tyagarajan is our President and Chief Executive Officer. He served as our Chief Operating Officer from February 2009 to June 2011. From February 2005 to February 2009, he was our Executive Vice President and Head of Sales, Marketing & Business Development. From October 2002 to January 2005, he was Senior Vice President, Quality and Global Operations, for GE’s Commercial Equipment Finance division. Between 1999 and 2002, he served as our Chief Executive Officer.

Mohit Bhatia has served as our Chief Financial Officer since March 1, 2010. From December 2004 to February 2010 he was the Senior Vice President and Business Leader for our finance and accounting practice. From October 2003 to December 2004 he served as our Chief Financial Officer.

Patrick Cogny has served as our Senior Vice President, Manufacturing and Services since August 2011. From 2005 to August 2011, he was the Chief Executive Officer of Genpact Europe. Prior to this, he spent 15 years working for GE in the Healthcare business and in the GE Europe corporate headquarters, in France, the United States and Belgium.

Victor Guaglianone has served as our Senior Vice President, General Counsel & Corporate Secretary since January 2007. Prior to this he was in private practice with several major law firms and also spent 16 years at GE Capital, rising to Vice President and Associate General Counsel.

Piyush Mehta has served as our Senior Vice President of Human Resources since March 2005. He has worked for us since 2001 as Vice President of Human Resources.

Arvinder “Monty” Singh has served as our Senior Vice President, Sales and Marketing, Client Relationship and Re-engineering since August 2011. From August 2008 until July 2011, he was Global Head of Client Relationships and GE. From June 2005 to August 2008 he was the Business Leader for Lean Six Sigma, Transitions and Solutions. Prior to joining Genpact in June 2005 he was Senior Vice President, Six Sigma and Chief Quality Officer for GE Vendor Financial Services.

Mohit Thukral has served as our Senior Vice President, Banking, Financial Services, Insurance and Healthcare since July 2011. From 2004 to July 2011, he served as our Senior Vice President and Business Leader, Banking, Financial Services and Insurance.

INFORMATION ABOUT EXECUTIVE AND DIRECTOR COMPENSATION

Compensation Discussion and Analysis

Overview

This Compensation Discussion and Analysis section discusses the compensation policies and programs for our current Chief Executive Officer (referred to as our CEO), our former CEO, our Chief Financial Officer (referred to as our CFO) and our three next most highly paid executive officers as determined under the rules of the SEC. Such individuals are referred to as our named executive officers.

The primary objectives of our compensation program for our executives, including our named executive officers, are to attract, motivate and retain highly talented individuals who are committed to our core values of leadership, performance, passion, innovation, teamwork, integrity and respect. Our compensation program is designed to reward the achievement of our annual, long-term and strategic goals, such as growing revenues, improving operating margins, improving client satisfaction scores, reducing employee attrition levels and expanding into new geographies and service offerings. It is also designed to align the interests of our executives, including our named executive officers, with those of our shareholders by rewarding performance that exceeds our goals, with the ultimate objective of increasing shareholder value.

Currently, our compensation committee is responsible for reviewing the overall goals and objectives of our executive compensation programs, as well as our compensation plans, and making any changes to such goals, objectives and plans. Our compensation committee bases our executive compensation on the same objectives that guide us in establishing all of our compensation programs:

•	Compensation is based on the individual’s level of job responsibility.

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Compensation reflects the value of the job in the marketplace. A large part of our operations are based in developing economies where there is significant competition for locally-based top executive talent.

•	Compensation programs are designed to reward performance, both individual and Company.

For 2011, our executive compensation program had three primary components: (a) base salary, (b) annual cash bonus payments, and (c) equity-based compensation. We also provide other benefits and perquisites.

Our compensation committee considers risk when developing our compensation program and believes that the design of our current compensation program does not encourage excessive or inappropriate risk taking. Our base salaries provide competitive fixed compensation, while annual cash bonuses and equity-based awards encourage annual objectives and goals and long-term consideration rather than short-term risk taking.

Our Process

Our compensation committee typically reviews each component of compensation at least every 15 months with the goal of allocating compensation between long-term and currently paid out compensation and between cash and non-cash compensation, and combining the compensation elements for each executive in a manner we believe best fulfills the objectives of our compensation program.

Our compensation committee is responsible for reviewing the performance of each of our executives, including the named executive officers, approving the compensation level of each of our executives, establishing criteria for granting Company options and other equity awards to our executives and other employees and approving such grants. Other than with respect to equity grants, which are made from time to time by our compensation committee, each of these tasks is generally performed annually by our compensation committee.

There are no predetermined individual or corporate performance factors or goals that are used by the compensation committee to establish the amounts or mix of any elements of compensation for the named executive officers. Rather, the Company’s compensation committee, which includes experienced directors who serve as members of the boards and compensation committees of other public companies, works closely with our CEO, discussing with him the Company’s overall performance, the CEO’s own performance and his evaluation of and compensation recommendations for the other named executive officers.

The compensation committee then utilizes its judgment and experience in making all compensation determinations. The compensation committee’s determination of compensation levels is based upon what the members of the committee deem appropriate, considering information such as the factors listed above, as well as input from our CEO and information and advice provided by an independent compensation consultant.

Role of CEO in Compensation Decisions.    After the end of the 2011 fiscal year, the compensation committee and the CEO discussed our business performance, his performance and his evaluation of and 2012 equity compensation and 2011 cash bonus recommendations for the other executive officers and certain other members of senior management. The compensation committee approved the bonuses and equity awards (where applicable) for our former CEO, the executive officers and certain other members of senior management, other than the CEO. The compensation committee, without the CEO present, determined the CEO’s 2011 bonus award. In early 2011, our former CEO similarly provided an evaluation and recommendation for 2011 equity awards to the other named executive officers. The compensation committee takes into consideration such recommendations but makes the final decisions on compensation as it deems appropriate.

Role of Consultants and Advisors in Compensation Decisions.    The compensation committee has the authority to retain and terminate an independent third-party compensation consultant and to obtain independent advice and assistance from internal and external legal, accounting and other advisors. During 2011, the compensation committee utilized the services of an executive compensation consulting firm, Frederic W. Cook & Co., Inc. (“F. W. Cook”). F.W. Cook was engaged by and reported directly to the compensation committee. F.W. Cook did not provide any other services to the Company in 2011.

During 2011, F.W. Cook advised the compensation committee with respect to compensation matters during our change in CEO from Pramod Bhasin to Tiger Tyagarajan.

F.W. Cook provided market data on the compensation of chief executive officers in 2010 among a group of comparable companies to assist the compensation committee in establishing the compensation for Mr. Tyagarajan. The companies used for the comparison included companies in our industry with similar revenue and companies we consider to be competing for the same level of executive talent and for which sufficient disclosure was available in publicly available proxy statements at the time of the review. The following companies were used in this peer group analysis:

Alliance Data Systems Broadridge Financial Solutions CGI Group Ciber Cognizant Tech Solutions Convergys	DST Systems ExlService Holdings Global Payments Towers Watson WebMD Health Teletech Holdings

The compensation committee took the results of the review, F.W. Cook’s recommendations, and other factors such as Mr. Tyagarajan’s long tenure with the Company and his earlier experience as CEO, into account in setting Mr. Tyagarajan’s base salary, target bonus and equity compensation, including annual performance share grants and stock options and restricted share units meant to cover a multi-year period.

F.W. Cook also advised the compensation committee with respect to our proposed amendment to our omnibus incentive compensation plan to increase the shares available for grant.

Consideration of Prior Shareholder Advisory Vote on Executive Compensation.    At our 2011 annual meeting of shareholders, we provided our shareholders the opportunity to vote to approve, on an advisory basis, the compensation of our named executive officers. At the 2011 annual meeting, our shareholders cast 139,969,757 votes, or 73%, in favor of approving the compensation, and 50,630,808 votes, or 27%, against. Our compensation committee and our board value the opinions expressed by our shareholders, including in the non-binding advisory vote on executive compensation. Our compensation committee took the results of the vote into account when determining that our fiscal year 2011 executive compensation policies should largely remain consistent with our policies in prior years. The compensation committee also considered the feedback from certain shareholders regarding the change in metrics for the 2010 performance share grants to our named executive officers in 2011 when deciding to change the Company performance period for our 2012 performance share grants to a one-year performance period with a three-year cliff service vesting period instead of a concurrent three-year Company performance and service vesting period. The compensation committee will continue to take into account future shareholder advisory votes on executive compensation in considering the Company’s executive compensation programs and policies. Based on the voting preference of our shareholders, the frequency of future shareholder advisory votes on executive compensation will be every three years.

Compensation Components

Base Salary.    Base salary is provided to ensure that we are able to attract and retain high quality executives. It is intended to provide a fixed level of overall compensation that does not vary annually based on performance or changes in shareholder value, thereby ensuring that our executives can maintain a standard of living commensurate with their skill set and experience. Base salary reflects the experience, knowledge, skills and performance record our executives, including our named executive officers, bring to their positions and the general market conditions in the country in which the executives are located. We generally do not have employment agreements with our employees except in special cases or where required by local law. We have, however, entered into employment agreements with our CEO, non-executive vice-chairman and head of manufacturing and services which specify a minimum base salary as described below.

Our compensation committee typically reviews the salaries of our executives, including our named executive officers, at least every 15 months and determines changes in base salaries based on various factors that include the importance of the role in our overall business, performance and potential of the executive, general Company performance and the market practices in the country where the named executive officer is located. In connection with such review, our CEO provides recommendations and rankings of the executives who directly report to him, including our other named executive officers, and the compensation committee considers the CEO’s recommendations in setting base salaries.

N.V. Tyagarajan.    On June 15, 2011, we entered into an employment agreement with Mr. Tyagarajan in connection with his becoming our president and chief executive officer. This agreement replaced Mr. Tyagarajan’s previous employment agreement, dated as of February 7, 2005. The employment agreement specifies that Mr. Tyagarajan will receive an annual base salary of not less than U.S. $600,000, effective June 17, 2011. The base salary payable to Mr. Tyagarajan reflects the importance of his role as our chief executive officer. See “—Narrative Disclosure to Summary Compensation Table and Grant of Plan-Based Awards Table—Employment Agreements With Named Executive Officers.”

Pramod Bhasin.    On June 16, 2011, we amended and restated Mr. Bhasin’s employment agreement, dated as of July 26, 2005, as amended on December 24, 2007, December 30, 2008 and August 13, 2010. The employment agreement specifies that Mr. Bhasin will receive an annual base salary of not less than U.S. $250,000, effective June 17, 2011. The base salary payable to Mr. Bhasin reflects the transition of his role from CEO to non-executive vice-chairman and the fact that Mr. Bhasin is now expected to be spending approximately 25% of his time on Genpact matters. See “—Narrative Disclosure to Summary Compensation Table and Grant of Plan-Based Awards Table—Employment Agreements With Named Executive Officers.”

Mohit Bhatia.    We do not have an employment agreement with Mr. Bhatia. Mr. Bhatia’s 2011 base salary was INR 13,814,770 (approximately $297,411), reflecting a merit increase in June 2011 of approximately 7% over his 2010 base salary. Mr. Bhatia’s 2011 base salary increase was in line with the salary increases for our senior executives located in India and reflects the importance of his role and his personal performance.

Patrick Cogny.    On August 5, 2011, we entered into an employment agreement with Mr. Cogny in connection with Mr. Cogny’s relocation from Belgium to the U.S. and his appointment as Senior Vice President, Manufacturing and Services. This employment agreement supersedes Mr. Cogny’s prior employment agreement dated October 21, 2008. Mr. Cogny’s agreement specifies that Mr. Cogny will receive an annual base salary of not less than U.S. $450,000. In accordance with Genpact’s practice of reviewing the compensation of executive officers every 15 months, Mr. Cogny is not due for a review of his base salary until November 2012. See “—Narrative Disclosure to Summary Compensation Table and Grant of Plan-Based Awards Table—Employment Agreements With Named Executive Officers.”

Piyush Mehta.     We do not have an employment agreement with Mr. Mehta. Mr. Mehta’s 2011 base salary was INR 10,133,000 (approximately $218,148). In January 2012, the compensation committee approved a merit increase in Mr. Mehta’s base salary of approximately 8% to be effective April 2012. Mr. Mehta’s role was expanded at the end of 2010 to include hiring and training and his 2012 base salary increase reflects these additional responsibilities, is in line with the salary increases for our senior executives located in India and reflects the importance of his role and his personal performance.

Victor Guaglianone.     We do not have an employment agreement with Mr. Guaglianone. Mr. Guaglianone’s 2011 base salary was $333,320, reflecting a merit increase in October 2011 of approximately 4% over his 2010 base salary. Mr. Guaglianone’s 2011 base salary increase was in line with the salary increases for our senior executives located in the United States and reflects the importance of his role and his personal performance.

Annual Cash Bonus.    Annual cash bonuses are designed to provide rewards to our executives, including our named executive officers, for Company performance and their performance during the most recent year. We believe that the immediacy of these cash bonuses, in contrast to our equity grants, which vest over a period of time, provides a significant incentive to our executives towards achieving their respective individual objectives, our Company objectives and our overall long term and strategic goals, such as client satisfaction, growing revenues, improving operating margins, reducing employee attrition levels and expanding into new geographies and service offerings. Our cash bonuses are an important motivating factor for our executives, in addition to being a significant factor in attracting and retaining our executives.

Bonuses are generally determined by our compensation committee in January or February following the end of the year and, as with the base salary component, are based on the recommendation and rankings provided by our CEO for all executives other than the CEO. The same factors used to determine base salary, which are described above, are used to determine bonuses for the prior year, with a greater emphasis on the performance of the individual and our Company and less on other factors such as geographic location. For Messrs. Tyagarajan, Bhasin and Cogny, who have employment agreements that specify bonus targets, the compensation committee also takes into consideration the requirements for bonus payments under their agreements, although the compensation committee exercises discretion in determining the appropriate bonus amount. See “—Narrative Disclosure to Summary Compensation Table and Grant of Plan-Based Awards Table—Employment Agreements with Named Executive Officers.”

As indicated above, the Company’s compensation committee does not use predetermined individual or corporate performance factors or goals to establish compensation levels for the named executive officers. However, in determining 2011 annual cash bonuses for the named executive officers, the compensation committee considered the Company’s 2011 operational and financial performance and each named executive officer’s role in achieving such Company performance. In particular, the compensation committee noted the Company’s revenue growth of approximately 27% in 2011 compared to 2010. In addition, revenues from the Company’s Global Clients (clients other than the General Electric Company) increased approximately 43% over 2010 levels. 2010 bonuses were lower than 2009 bonuses for all named executive officers (excluding Mr. Bhasin’s special retention bonus under his prior employment agreement) because our 2010 results were lower than we had expected as of the beginning of 2010. As a result, the percentage increase in our 2011 bonuses over the prior year bonus is higher than in other prior years. The compensation committee reviewed each individual’s contribution to the Company’s 2011 results in determining bonus payment amounts. The bonuses were decided by the compensation committee for the CEO, the former CEO and each named executive officer while being mindful of the Company performance discussed above as well as individual performance.

N.V. Tyagarajan.     Mr. Tyagarajan’s 2011 bonus payment was $1,300,000, representing an increase of approximately 80% over his 2010 bonus and 42% over his 2009 bonus in local currency, and exceeding the targets set forth in his CEO employment agreement and his prior employment agreement. Mr. Tyagarajan became CEO on June 17, 2011 and accordingly his 2011 bonus relates to his performance as COO for the first half of the year and CEO for the second half of the year. As the CEO, Mr. Tyagarajan has responsibility for the entire Company, and therefore the compensation committee primarily considered Company performance in determining his 2011 bonus. The compensation committee also considered Mr. Tyagarajan’s seamless transition into the CEO role and strategic acquisitions in determining Mr. Tyagarajan’s bonus. Due to the scope of Mr. Tyagarajan’s position, the compensation committee also determined that a bonus that was materially higher than the other named executive officers was warranted.

Pramod Bhasin.    Mr. Bhasin’s 2011 bonus payment was $825,000, approximately $690,000 of which relates to his performance as CEO and represents an increase of approximately 50% over his 2010 bonus and no increase over his 2009 bonus on a prorated basis, in each case excluding Mr. Bhasin’s special retention bonus under his prior employment agreement. Mr. Bhasin resigned as CEO effective June 17, 2011. Approximately $135,000 of Mr. Bhasin’s 2011 bonus relates to his performance as non-executive vice chairman and represents the target payment set forth in his employment agreement. During his time as CEO, Mr. Bhasin had responsibility for the entire Company, and therefore the compensation committee primarily considered Company performance during the first half of the year in determining his CEO bonus. As non-executive vice-chairman, Mr. Bhasin is involved in executive hiring and organization development, acquisition integration and growth in new geographies and the compensation committee primarily focused on his contribution to the above mentioned areas in determining his vice-chairman bonus.

Mohit Bhatia.    Mr. Bhatia’s 2011 bonus payment was $81,765. This represents an increase of approximately 41% over Mr. Bhatia’s 2010 bonus and approximately 20% over 2009 in local currency. As the CFO, Mr. Bhatia has responsibility for the Company’s financial reporting and in determining Mr. Bhatia’s bonus the compensation committee primarily considered Mr. Bhatia’s contributions to achieving our 2011 financial goals.

Patrick Cogny.    Mr. Cogny’s 2011 bonus payment was $253,046, approximately $107,000 of which related to his role as CEO of Europe and represented an increase of approximately 35% over his 2010 bonus and approximately 15% over his 2009 bonus on a prorated basis and approximately $146,000 of which related to his role as head of manufacturing and services and is the bonus provided in his employment agreement. Mr. Cogny’s role was changed in August 2011 from CEO of Europe to the head of our manufacturing and services business. In determining Mr. Cogny’s bonus for the part of the year he was CEO of Europe, the compensation committee primarily considered Mr. Cogny’s contributions to the growth of our European operations. In determining Mr. Cogny’s bonus for the part of the year he was the head of manufacturing and services, the compensation committee primarily considered Mr. Cogny’s contributions to the growth of our manufacturing and services vertical.

Piyush Mehta.    Mr. Mehta’s 2011 bonus payment was $77,502. This represents an increase of approximately 33% over Mr. Mehta’s 2010 bonus in local currency. As the head of human resources, Mr. Mehta has overall responsibility for employee matters and in determining Mr. Mehta’s bonus the compensation committee primarily considered Mr. Mehta’s contributions to achieving our 2011 people related goals, such as a reduction in attrition and timely hiring of best-in-class talent.

Victor Guaglianone.    Mr. Guaglianone’s 2011 bonus payment was $185,328. This represents an increase of approximately 18% over Mr. Guaglianone’s 2010 bonus. Mr. Guaglianone is responsible for all legal and compliance matters of the Company and the compensation committee primarily considered his role in the acquisition of Headstrong, our corporate governance practices and successful compliance programs in determining his bonus payment.

Equity-Based Compensation.    Our equity-based compensation program is designed primarily to attract and retain highly qualified individuals, given that competition for talent is high in our industry, and to align the long-term interests of our executives with those of our shareholders. Equity-based compensation is subject to multi-year vesting requirements, which require continued service of our executives in order for them to realize gains.

2011 Grants.    In March 2011, we granted performance shares to our named executive officers other than the CEO. The compensation committee believes that including performance shares as part of Genpact’s equity-based compensation programs strengthens focus on the Company’s operating performance and shareholder value creation, and enhances the retention value of the overall compensation program. The 2011 performance shares vest on December 31, 2013 based on average organic revenue and adjusted operating income performance over the three-year period beginning January 1, 2011 and ending December 31, 2013. Each award specifies a target number of performance shares. The actual number of common shares of the Company into which the target performance shares may convert will be calculated by multiplying the number of target performance shares by a performance percentage ranging from 0% to 150% based on the Company’s three-year average organic revenue growth and three-year average organic growth in adjusted income from operations. For each goal, there are three designated levels of attainment. If performance for either metric is below the threshold, no payout will occur.

In March 2011, the compensation committee determined that the appropriate performance metrics with respect to the 2010 performance share grants to executive officers other than our former CEO for the 2011 and 2012 performance periods were revenue growth and adjusted operating income growth instead of revenue and EBITDA, and the compensation committee amended the 2010 grants accordingly. The decision to change the performance metrics was largely driven by the fact that we provide external annual guidance with respect to revenue and adjusted operating income. The compensation committee also concluded that focusing on adjusted operating income growth was more consistent with how we manage our business and would encourage management to focus on reducing capital expenditure and improving infrastructure utilization and free cash flows. The threshold, target and outstanding performance levels were not changed.

Following its decision in March 2011 to amend the performance metrics for the March 2010 performance share awards to the other executive officers to revenue and adjusted operating income growth, the compensation committee determined that amendments to Mr. Bhasin’s 2010 performance share award were appropriate so that he had the same performance metrics as the rest of the executive team. In addition, because Mr. Bhasin’s award vests annually based on annual performance targets for each of 2010, 2011 and 2012, whereas the performance share awards to the other executive officers vest based on average performance over the three-year period beginning on January 1, 2010, the compensation committee determined that it was appropriate to amend the 2011 and 2012 performance targets for Mr. Bhasin in light of the Company’s revised outlook on revenue and adjusted operating income growth, and also so that they were consistent with the 2011 and 2012 targets included in the March 2011 performance share grants to the rest of the executive officers. The compensation committee also amended the applicable corresponding threshold, target and outstanding performance levels so that there were consistent with the March 2011 performance share grants to the rest of the executive officers.

CEO Grants.    Mr. Tyagarajan received the following grants in June 2011 in connection with his appointment as our CEO: (i) a performance share grant covering a target number of 100,000 common shares which will convert into actual common shares of the Company based on average organic revenue and adjusted operating income growth over the performance period beginning April 1, 2011 and ending December 31, 2013 and continued employment through December 31, 2013; (ii) restricted share units covering 200,000 common shares which vest over a four-year period and (iii) options covering 250,000 common shares which vest over a four-year period. The equity awards are subject to accelerated vesting upon a change in control and certain terminations. The stock option and RSU grants were intended to cover a multi-year period. These grants are described in more detail in “—Narrative Disclosure to Summary Compensation Table and Grant of Plan-Based Awards Table—Employment Agreements with Named Executive Officers—N.V. Tyagarajan”.

2012 Grants.    In March 2012, we granted additional performance shares to our named executive officers. The 2012 performance shares vest on December 31, 2014 based on organic revenue and adjusted operating income performance over the one-year period beginning January 1, 2012 and ending December 31, 2012.

Benefits and Perquisites.    We provide other benefits to our named executive officers that are generally available to other employees in the country in which the named executive officer is located. We believe these benefits are consistent with the objectives of our compensation program and allow our named executive officers to work more efficiently. We also provide our named executive officers with certain perquisites which we believe are reasonable and consistent with market trends in the countries in which our named executive officers are located. Such benefits and perquisites are intended to be part of a competitive overall compensation program. For more details on the benefits provided to our named executive officers, see “—2011 Summary Compensation Table” and “—Narrative Disclosure to Summary Compensation Table and Grant of Plan-Based Awards Table.”

Severance Arrangements.    We have entered into agreements with Messrs. Tyagarajan, Bhasin and Cogny which provide for certain payments in the event of a termination of employment. The severance payments and benefits were based on individual negotiations with the executives and are an important part of employment arrangements designed to retain these named executive officers and provide certainty with respect to the payments and benefits to be provided upon certain termination events. Our CEO was involved in the individual negotiations with the other executives and made recommendations to the compensation committee regarding the severance arrangements. For additional details on these payments and benefits, see “—Potential Payments Upon Termination or Change of Control.”

Change of Control.    While Company options granted to our named executive officers may be accelerated at the discretion of the compensation committee upon a change of control, this is not generally a current requirement under our option plans and award agreements. Pursuant to the terms of Mr. Tyagarajan’s employment agreement, all his outstanding equity awards will accelerate in full upon a change in control. In the event of a change in control, the performance shares granted to our named executive officers will convert into a right to receive common shares representing 100% of the target performance shares without regard to performance or a number of common shares based on performance over an abbreviated performance period, depending on when the change in control occurs. These benefits are described in more detail in “—Narrative Disclosure to Summary Compensation Table and Grant of Plan-Based Awards Table—Employment Agreements with Named Executive Officers—N.V. Tyagarajan” and “—Potential Payments Upon Termination or Change of Control.”

Equity Grant Practices.    All stock options granted by the Company have an exercise price equal to the closing market price of our stock on the grant date. It is the compensation committee’s policy to grant equity awards only when the trading window applicable to our directors, executive officers and other employees is open. Equity grants are typically approved at our quarterly compensation committee meetings by resolution, and, unless a future effective date is specified because the trading window is closed or some other reason, are effective as of the date of the meeting at which they are approved. The dates for our quarterly compensation committee meetings are generally scheduled months, and sometimes up to a year, in advance. In certain cases equity grants to new hires or promoted employees are approved by written consent outside of regularly scheduled compensation committee meetings and are effective as of the latest date a committee member signs the consent. Our compensation committee has delegated limited authority to the CEO and our Senior Vice President of Human Resources to grant equity compensation in between regularly scheduled compensation committee meetings to individuals other than executive officers and directors.

Stock Ownership Guidelines.    We currently do not have any stock ownership guidelines for executives or other employees. Our compensation committee has considered such guidelines in the past and determined that they were not yet appropriate for us given the large number of executives in developing economies and the fact that we have only been publicly traded since August 2007.

Recovery Policy.    Our performance share awards provide that if the named executive officer has breached any restrictive covenant under any agreement with the Company during employment or during the one-year period following termination of employment, we have the right to terminate the award and cancel any shares issued under the award and be paid any proceeds received by the officer from the sale of shares issued under the award.

2011 Summary Compensation Table

The following table sets forth information concerning the compensation of our current and former Chief Executive Officers, Chief Financial Officer, and the other named executive officers (as defined in “—Compensation Discussion and Analysis”) for the fiscal year ended December 31, 2011.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Share Awards ($)(1)		Option Awards ($)(1)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)		All Other Compensation ($)		Total Compensation ($)
N.V. Tyagarajan	2011	515,371	1,300,000	5,269,745	(3)	1,552,967	30,404	(4)	110,592	(5)	8,779,079
President, Chief Executive Officer and Director(2)	2010	453,875	721,457	792,188		225,012	8,818		25,173		2,226,523
	2009	430,646	912,703	—		925,774	9,386		23,932		2,302,441

Pramod Bhasin	2011	480,769	825,000	3,216,405	(6)	—	309,256	(7)	233,976	(8)	5,065,405
Non Executive Vice Chairman (Former President, Chief Executive Officer and Director)(2)	2010	750,000	2,750,000	2,764,767		—	212,375		229,909		6,707,050
	2009	750,000	2,000,000	—		—	266,022		232,349		3,248,371

Mohit Bhatia	2011	289,304	81,765	412,665	(3)	—	8,390	(4)	477	(9)	792,601
Chief Financial Officer(2)	2010	273,949	58,673	304,688		120,006	12,746		492		770,554

Piyush Mehta	2011	218,148	77,502	678,789	(3)	—	10,017	(4)	477	(9)	984,934
Senior Vice President, Human Resources(2)

Victor Guaglianone	2011	323,705	185,328	299,937	(3)	—			22,343	(10)	831,313
Senior Vice President & General Counsel

Patrick Cogny	2011	414,282	253,046	583,770	(3)	—			179,644	(11)	1,430,741
Senior Vice President, Manufacturing and Services(2)	2010	375,914	129,907	243,750		90,005			242,093		1,081,669
	2009	379,276	158,858	—		—	—		271,472		809,606

(1)

The amounts shown under this column reflect (a) the dollar amount of the aggregate grant date fair value of equity-based compensation awards granted during the year pursuant to our 2007 Omnibus Incentive Compensation Plan, calculated in accordance with Financial Accounting Standards Board Codification Topic 718, Compensation—Stock Compensation, or FASB ASC Topic 718 and (b) the dollar amount of the incremental fair value related to the modification of certain performance share awards, calculated in accordance with FASB ASC Topic 718. The aggregate grant date fair value of the performance share awards included for each applicable fiscal year is calculated in accordance with FASB ASC Topic 718, based on the probable outcome of the attainment of one or more pre-established performance objectives. Assumptions used in the calculation of these amounts are included in Note 20 “Stock-based compensation” to our audited consolidated financial statements for the fiscal year ended December 31, 2011 included in our Annual Report on Form 10-K. In accordance with the rules promulgated by the SEC, the amounts shown for awards with performance based vesting conditions exclude the impact of estimated forfeiture and amounts shown for awards with service based vesting conditions do not exclude the impact of estimated forfeitures. With respect to the performance share awards, assuming maximum performance is achieved, the aggregate grant date fair value would be adjusted as follows:

Name	Year	Grant Date Fair Value Based on Maximum Achievement ($)
N.V. Tyagarajan	2011	2,301,000
	2010	1,584,375
Pramod Bhasin	2011	—
	2010	6,969,993
Mohit Bhatia	2011	402,600
	2010	609,375
Piyush Mehta	2011	503,250
Victor Guaglianone	2011	301,950
Patrick Cogny	2011	603,900
	2010	487,500

(2)	Certain payments to Messrs. Tyagarajan, Bhasin, Bhatia, Mehta and Cogny were made using foreign currency. The following foreign exchange rates were used to calculate amounts in the above table for these named executive officers:

Messrs. Tyagarajan, Bhatia and Mehta: US$1/ 0.0215285 INR in 2011, US$1/ 0.0217306 INR in 2010 and US$1/0.02062 INR in 2009, with respect to all amounts other than with respect to the “Option Awards” columns.

Mr. Bhasin: US$1/ 0.0215285 INR in 2011, US$1/ 0.0217306 INR in 2010 and US$1/0.02062 INR in 2009, with respect to amounts under the “All Other Compensation” column.

Mr. Cogny: US$1/ 1.3980302 Euro in 2011, US$1/1.3365833 Euro in 2010 and US$1/1.38929 Euro in 2009, with respect to all amounts other than with respect to the “Option Awards” column.

(3)	The amount shown reflects the grant date fair value of the performance share awards granted in 2011 and the incremental grant-date fair value attributable to the modification made on March 15, 2011 to the performance share award granted to the named executive officer on March 12, 2010, calculated in accordance with FASB ASC Topic 718. For Mr. Tyagarajan and Mr. Mehta, this amount also includes the grant date fair value of restricted share units granted in 2011. Assumptions used in the calculation of this amount are included in Note 20 “Stock-based compensation” to our audited consolidated financial statements for the fiscal year ended December 31, 2011, included in our Annual Report on Form 10-K. See also “—2011 Grants of Plan-Based Awards” and “—Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table.”

(4)	The amount shown represents the change in pension value with respect to the Gratuity Plan benefit for Messrs. Tyagarajan, Bhatia and Mehta which is required to be provided to all employees in India pursuant to Indian law. Assumptions used in the calculation of this amount are included in Note 19 “Employee benefit plans” to our audited consolidated financial statements for the fiscal year ended December 31, 2011, included in our Annual Report on Form 10-K.

(5)	The amount shown consists of the following payments and benefits to Mr. Tyagarajan: (a) $17,011 for expenses relating to Mr. Tyagarajan’s automobile and driver; (b) $477 for life and other insurance plan premiums; (c) $44,184 relating to contributions by the Company to the Indian Provident Fund; (d) $16,587 for reimbursement of expenses relating to Mr. Tyagarajan’s relocation to the United States; and (e) $32,333 for reimbursement of personal expenses as provided in his employment agreement.

(6)	The amount shown consists of the incremental grant-date fair value attributable to the modification made on March 28, 2011 to the performance share award granted to Mr. Bhasin on August 13, 2010, calculated in accordance with FASB ASC Topic 718. Assumptions used in the calculation of this amount are included in Note 20 “Stock-based compensation” to our audited consolidated financial statements for the fiscal year ended December 31, 2011, included in our Annual Report on Form 10-K.

(7)	The amount shown represents the change in pension value with respect to Mr. Bhasin’s retirement benefits under his employment agreement. See “—Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table—Employment Agreements with Named Executive Officers” and “—Potential Payments Upon Termination or Change of Control.”

(8)	The amount shown consists of the following payments and benefits to Mr. Bhasin: (a) $9,800 for our matching contribution to our 401(k) plan; (b) $15,328 for payments relating to our former profit sharing plan for U.S. employees; (c) $75,527 for life insurance premiums; (d) $8,532 for reimbursements relating to maintenance and utility payments in connection with Mr. Bhasin’s housing; (e) $60,000 for reimbursements of personal expenses as provided in his employment agreement; (f) $24,913 for reimbursement of expenses relating to security personnel; (g) $9,772 for reimbursement of expenses relating to Mr. Bhasin’s automobile and driver; (h) $17,140 for executive life and other insurance premiums; and (i) $12,964, in fees relating to analysis of certain Indian and US tax matters.

(9)	The amount shown consists of $477 for life insurance and other insurance plan premiums for Messrs. Bhatia and Mehta.

(10)	The amount shown consists of the following payments and benefits to Mr. Guaglianone: (a) $9,565 for our matching contribution to our 401(k) plan; (b) $7,664 for payments relating to our former profit sharing plan for U.S. employees; and (c) $5,115 for executive life and other insurance premiums.

(11)

The amount shown consists of the following payments and benefits to Mr. Cogny: (a) $66,460 for reimbursement of housing related expenses including taxes thereon; (b) $10,328 for reimbursement of automobile-related expenses including taxes;

(c) $50,332 for payments towards medical and health insurance premiums and retirement benefits including taxes thereon; (d) $2,769 for our matching contribution to our 401(k) plan; (e) $1,414 for executive life and other insurance premiums; and (f) $48,341 for reimbursement of expenses relating to his relocation to the United States.

2011 Grants of Plan-Based Awards

The following table provides certain information regarding equity-based awards granted to our named executive officers during the fiscal year ended December 31, 2011. These awards were granted under the 2007 Omnibus Incentive Compensation Plan. There were no grants under any non-equity incentive plans to any of our named executive officers for the year ended December 31, 2011. Mr. Bhasin resigned effective June 17, 2011 and was not granted any equity awards in the fiscal year ended December 31, 2011.

Name	Grant Date	Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise Price of Option Awards ($/Sh) (1)	Grant Date Fair Value of Stock and Option Awards ($)(2)
		Threshold (#)	Target (#)	Maximum (#)
N.V. Tyagarajan	6/15/2011	75,000	100,000	150,000				2,070,900
N.V. Tyagarajan	6/15/2011				200,000			3,068,000
N.V. Tyagarajan	6/15/2011					250,000	15.34	1,552,967
N.V. Tyagarajan	3/12/2010	32,500	65,000	97,500				130,845	(3)
Pramod Bhasin	8/13/2010	124,999	166,666	249,999				3,216,405	(4)
Mohit Bhatia	3/15/2011	15,000	20,000	30,000				362,340
Mohit Bhatia	3/12/2010	12,500	25,000	37,500				50,325	(3)
Patrick Cogny	3/15/2011	22,500	30,000	45,000				543,510
Patrick Cogny	3/12/2010	10,000	20,000	30,000				40,260	(3)
Victor Guaglianone	3/15/2011	11,250	15,000	22,500				271,755
Victor Guaglianone	3/12/2010	7,000	14,000	21,000				28,182	(3)
Piyush Mehta	3/15/2011	18,750	25,000	37,500				452,925
Piyush Mehta	6/15/2011				15,000			187,617
Piyush Mehta	3/12/2010	9,500	19,000	28,500				38,247	(3)

(1)	The exercise price is the NYSE closing price of our common shares on the date of grant.

(2)	Represents the grant date fair value of stock awards or option awards granted during the fiscal year ended December 31, 2011, calculated in accordance with FASB ASC Topic 718. The aggregate grant date fair value of performance share award is calculated in accordance with FASB ASC Topic 718, based on the probable outcome of the attainment of one or more pre-established performance objectives. Assumptions used in the calculation of these amounts are included in Note 20 “Stock-based compensation” to our audited consolidated financial statements for the fiscal year ended December 31, 2011 included in our Annual Report on Form 10-K. In accordance with rules promulgated by the SEC in December 2009, the amounts shown for awards with performance based vesting conditions exclude the impact of estimated forfeiture and amount shown for awards with service based vesting conditions do not exclude the impact of estimated forfeitures.

(3)	Represents the incremental fair value on account of modification on March 15, 2011 of the performance share awards granted on March 12, 2010, computed in accordance with FASB ASC Topic 718.

(4)	Represents the incremental fair value on account of modification on March 28, 2011 of the performance share award granted on August 13, 2010, computed in accordance with FASB ASC Topic 718.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

Employment Agreements with Named Executive Officers

Below are descriptions of the material terms of our employment agreements with our named executive officers.

N.V. Tyagarajan.    We entered into an employment agreement with N.V. Tyagarajan on June 15, 2011, which supersedes his previous employment agreement, dated September 21, 2005. The employment agreement has an indefinite term and may be terminated by us or Mr. Tyagarajan, subject to the severance provisions described below. The employment agreement provides for an annual base salary of not less than $600,000 and a target bonus of 125% of annual base salary. Mr. Tyagarajan is entitled to benefits and perquisites generally available to our other senior executives, reimbursement of automobile costs and up to $60,000 in annual reimbursement for other personal costs. Mr. Tyagarajan is also entitled to four weeks vacation per year.

Pursuant to the terms of the employment agreement, Mr. Tyagarajan was granted the following equity awards on June 15, 2011:

(i)    Options covering 250,000 common shares of the Company at a per share exercise price of $15.34, the closing price of our common shares on the June 15, 2011 grant date of the options. The options vest in four equal annual installments upon Mr. Tyagarajan’s completion of each year of employment over the four-year period measured from June 17, 2011. The options will vest in full upon a change in control. In the event of termination by reason of death or disability, Mr. Tyagarajan will receive an additional 12 months of vesting and in the event of termination without cause or for good reason, Mr. Tyagarajan will receive up to an additional 24 months of vesting.

(ii)    Restricted share units covering 200,000 common shares of the Company.    The restricted share units vest in four equal annual installments upon Mr. Tyagarajan completion of each year of employment with the Company over the four-year period measured from June 15, 2011. The restricted share units will vest in full upon a change in control or Mr. Tyagarajan’s termination by reason of death or disability or termination without cause or for good reason.

(iii)    Performance shares covering a target number of 100,000 common shares of the Company.    The performance shares vest on December 31, 2013 subject to continued employment and satisfaction of specified performance criteria (as more fully described in “Compensation Discussion and Analysis – Equity Grants” above).

Mr. Tyagarajan is also entitled to receive additional performance share grants covering a target number of 100,000 common shares of the Company in each of 2012 and 2013 which will vest on December 31, 2014 and December 31, 2015, respectively, subject to continued employment and satisfaction of specified performance criteria to be specified at the time of grant. The performance shares (including the 2011 grant) vest in full with respect to the target number of shares upon a change in control or Mr. Tyagarajan’s termination of employment by reason of death or disability. In the event we terminate Mr. Tyagarajan’s employment without cause (as defined in the employment agreement) or he terminates for good reason, the performance shares (including the 2011 grant) will continue to vest on each remaining applicable vesting date to the extent the applicable performance goals are satisfied.

For purposes of Mr. Tyagarajan’s employment agreement, the term “good reason” means a material reduction in the nature of Mr. Tyagarajan’s authorities or duties, a material reduction in base compensation, requiring Mr. Tyagarajan to report to any person other than our board of directors or a material relocation of Mr. Tyagarajan’s principal place of employment, which has not been cured by us within 30 days following notice of such event by Mr. Tyagarajan.

If Mr. Tyagarajan’s employment is terminated by us without cause or by Mr. Tyagarajan for good reason, then in addition to any earned but unpaid salary or bonus and payment for accrued but unused vacation, Mr. Tyagarajan is entitled to payment of an amount equal to the sum of (I) two times Mr. Tyagarajan’s then current base salary and (II) two times the annual bonus received for the fiscal year preceding the fiscal year in which the termination occurs. In addition, we will reimburse Mr. Tyagarajan for the cost of acquiring health benefits for himself and his dependents at the same level of coverage and benefits as is provided to our US-based senior executives for two years following the date of termination, or any earlier date on which he and his dependents become eligible for such health benefits from another employer.

Mr. Tyagarajan’s payments upon termination of employment described above are subject to his execution of a release of all claims against us and our affiliates. The release would also be executed by us and release Mr. Tyagarajan from any claims by us relating to Mr. Tyagarajan’s employment or services other than claims based on acts or omissions of Mr. Tyagarajan that involve fraud or which are not known to the non-employee directors on the date of such release. The release also includes a mutual non-disparagement provision.

Under his employment agreement, for two years after the termination of his employment, Mr. Tyagarajan will be subject to certain non-compete and non-solicitation covenants.

Pramod Bhasin.    On June 16, 2011, we amended and restated Mr. Bhasin’s employment agreement with the Company dated as of July 26, 2005. The employment agreement was amended to (i) reflect Mr. Bhasin’s resignation from the role of president and CEO and his appointment to non-executive vice chairman effective June 17, 2011, (ii) condition the payment of a pro rata bonus upon certain terminations of employment on achievement of the performance goals related to the bonus and (iii) make certain other revisions.

The employment agreement provides that, effective June 17, 2011, Mr. Bhasin will receive an annual base salary of not less than U.S. $250,000 and an annual target bonus of 100% of his base salary. Mr. Bhasin is entitled to benefits, perquisites and fringe benefits that are no less favorable than the benefits and perquisites provided to our other senior executives and up to $60,000 in annual reimbursement for costs related to his primary residence in addition to reimbursement for certain other personal costs, such as telephone charges. Mr. Bhasin is also entitled to relocation expense reimbursement and four weeks’ vacation.

For purposes of Mr. Bhasin’s employment agreement, the term “good reason” means reducing the nature or scope of Mr. Bhasin’s authorities or duties, reduction in base salary, target bonus or fringe benefits or requiring Mr. Bhasin to report to any person other than our board of directors, which has not been cured by us within 30 days following notice by Mr. Bhasin.

Mr. Bhasin is entitled to a pension benefit payable in the form of a five-year sum certain joint life and survivor annuity benefit in the annual amount of $190,000 per year commencing on the earliest of (A) Mr. Bhasin’s separation from service with the Company that occurs on or after his obtaining age 60, (B) Mr. Bhasin’s death or disability and (C) Mr. Bhasin’s attaining age 65.

If Mr. Bhasin’s employment is terminated by us without cause (as defined in the employment agreement) or by Mr. Bhasin for good reason, then in addition to any earned but unpaid salary or bonus and payment for accrued but unused vacation, Mr. Bhasin is entitled to a lump sum payment of an amount equal to the sum of (I) one times Mr. Bhasin’s then current base salary and (II) one times the annual bonus received for the fiscal year preceding the fiscal year in which the termination occurs. In addition, we will reimburse Mr. Bhasin for the cost of acquiring health benefits for himself and his dependents at the same level of coverage and benefits as is provided to our US-based senior executives (together with a gross up for any taxes payable as a result of such reimbursement) for two years following the date of termination or any earlier date on which he and his dependents become eligible for such health benefits from another employer.

If Mr. Bhasin’s employment terminates due to his death or disability, Mr. Bhasin or his estate, as applicable, will receive a pro-rated bonus for the fiscal year of termination. If Mr. Bhasin’s employment is terminated by Mr. Bhasin voluntarily, he will receive a pro-rated bonus for the fiscal year of termination subject to attainment of the applicable performance goals for such bonus

Mr. Bhasin’s payments upon termination of employment described above are subject to his execution of a release of all claims against us and our affiliates. The release would also be executed by us and release Mr. Bhasin from any claims by us relating to Mr. Bhasin’s employment or services other than claims based on acts or omissions of Mr. Bhasin that involve fraud or which are not known to the non-employee directors on the date of such release. The release also includes a mutual non-disparagement provision.

Under his employment agreement, for one year after the termination of his employment, Mr. Bhasin is subject to certain non-compete covenants and for one year after his termination of employment, Mr. Bhasin is subject to certain non-solicitation covenants.

Patrick Cogny.    On August 5, 2011 we entered into an employment agreement with Mr. Cogny in connection with Mr. Cogny’s relocation to the U.S. and his appointment as a Senior Vice President, Manufacturing and Services. The August employment agreement replaces a prior agreement, dated October 21, 2008, between Mr. Cogny and Genpact Onsite Services, Inc.

Among other provisions, Mr. Cogny’s agreement specifies that Mr. Cogny will receive an annual base salary of not less than $450,000. The employment agreement provides for a guaranteed cash bonus payment of at least $100,000 per calendar year, plus a discretionary target bonus of up to an additional $250,000 which is not guaranteed. The agreement provides for one-time payment of $12,000 to assist with relocation expenses. In addition, if Mr. Cogny is terminated, except for a serious breach of the employment agreement, serious misconduct or serious negligence, he will receive a one-time payment equal to $550,000.

Other Named Executive Officers.    We do not have an employment agreement with Messrs. Bhatia, Mehta or Guaglianone.

2007 Omnibus Incentive Compensation Plan

We adopted our 2007 Omnibus Incentive Compensation Plan, or the 2007 Plan, on July 13, 2007, and amended it on April 15, 2011.

Stock Options.    The exercise price for options granted in 2011 was equal to the fair market value of our common shares on the grant date. The options granted to our CEO in 2011 vest annually over a four year period beginning on the first anniversary of grant.    We did not grant any options to our directors in 2011.

Restricted Share Units.    The restricted share units granted to our directors in 2011 vest on December 31, 2011 and the underlying shares will be issued on December 31, 2012. Mr. Scott, the chairman of our board, also received a restricted share unit grant on May, 9 2011 in connection with his appointment as chairman that vested on March 6, 2012. The underlying shares will be issued on December 31, 2013. The restricted share units granted to our CEO in 2011 vest annually over a four year period beginning on the first anniversary of grant.

Performance Share Awards.    The target performance shares granted to our named executive officers in 2011 (other than our CEO) will convert into actual common shares of the Company based on the Company’s attainment of certain performance goals measured over the three-year period beginning January 1, 2011 and ending December 31, 2013 and the individual’s continued service with the Company through that period. The actual number of common shares of the Company into which the target performance shares may convert will be calculated by multiplying the number of target performance shares by a performance percentage ranging from 0% to 150% based on the attained level of Company performance as measured in terms of the following performance criteria: (a) the Company’s three year average revenue growth and (b) the Company’s three year average growth in adjusted income from operations. For each goal, there are three designated levels of attainment – threshold, target and outstanding. If performance for either metric is below the threshold, no payout will occur.

The target performance shares granted to our CEO in 2011 will convert into actual common shares of the Company based on the Company’s attainment of certain performance goals for the performance periods beginning on April 1, 2011 and ending on December 31, 2013. The actual number of common shares into which the target shares may convert will be calculated by multiplying the number of target shares by a performance percentage ranging from 0% to 150% based on the attained level of Company performance as measured in terms of the Company’s revenue growth and adjusted income from operations growth for the applicable performance period. For each goal, there are three designated levels of attainment – threshold, target and outstanding. If performance for either metric is below the threshold, no payout will occur.

The target performance shares granted to our named executive officers in 2012 will convert into actual common shares of the Company based on the Company’s attainment of certain performance goals measured over the period beginning January 1, 2012 and ending December 31, 2012 and the individual’s continued service with the Company through December 31, 2014. The actual number of common shares of the Company into which the target performance shares may convert will be calculated by multiplying the number of target performance shares by a performance percentage ranging from 0% to 150% based on the attained level of Company performance as measured in terms of the Company’s organic revenue growth and the Company’s organic adjusted income from operations growth, in each case during the 2012 fiscal year. For each goal, there are three designated levels of attainment. If performance for either metric is below the threshold, no payout will occur.

The performance share awards (and any shares issued thereunder or proceeds from sale of such shares) are subject to forfeiture in the event of a breach of restrictive covenants. See “Compensation Discussion and Analysis – Recovery Policy”.

Change of Control.    Pursuant to the 2007 Plan, unless otherwise provided in an individual award agreement, in the event of a change of control of our company, the board of directors may provide that existing awards be assumed, substituted or continued. If the board of directors does not make such provision:

•	any options and SARs outstanding as of the date the change of control is determined to have occurred will become fully exercisable and vested, as of immediately prior to the change of control;

•

all performance units and cash incentive awards will be paid out as if “target” performance levels had been attained, but pro rated based on the portion of the performance period that elapses prior to the change of control; and

•

all other outstanding awards will automatically be deemed exercisable or vested and all restrictions and forfeiture provisions related thereto will lapse as of immediately prior to such change of control.

Unless otherwise provided pursuant to an award agreement, a change of control is defined to mean any of the following events, generally:

•	during any period of twenty-four consecutive months, a change in the composition of a majority of our board of directors that is not supported by a majority of the incumbent board of directors;

•	the consummation of a merger, reorganization or consolidation or sale or other disposition of all or substantially all of our assets;

•	the approval by our shareholders of a plan of our complete liquidation or dissolution; or

•

an acquisition by any individual, entity or group (other than General Atlantic Partners (Bermuda) L.P., Oak Hill Capital Partners (Bermuda), L.P. or GE Capital International (Mauritius) or any of their respective affiliates) of beneficial ownership of a percentage of the combined voting power of our then outstanding voting securities entitled to vote generally in the election of directors that is equal to or greater than 20%.

Retirement Benefits.    We provide our employees in the United States, including our CEO, with a tax-qualified defined contribution 401(k) plan, pursuant to which employees may elect to defer pre-tax salary amounts up to the limits set by the Internal Revenue Code. We match 100% of the first 4% of salary deferred by our employees under the 401(k) plan.

Pursuant to our employment agreement with Mr. Bhasin, following the termination of his employment for any reason, he is entitled to a five-year sum certain joint life and survivor annuity benefit in the annual amount of $190,000 per year commencing on the earliest of (A) Mr. Bhasin’s separation from service with the Company that occurs on or after his obtaining age 60, (B) Mr. Bhasin’s death or disability and (C) Mr. Bhasin’s attaining age 65. In India, we maintain a Gratuity Plan, and a Provident Fund Plan, both of which are defined contribution plans required under applicable law.

2011 Outstanding Equity Awards at Fiscal Year End

The following table provides information regarding each outstanding equity award held by each of our named executive officers as of December 31, 2011.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market Value of Shares, Units or Other Rights That Have Not Vested ($)(1)
N.V. Tyagarajan	594,500	—	3.44	7/25/2015	—	—	—	—	(2)
N.V. Tyagarajan	241,200	120,600	16.13	4/19/2017	—	—	—	—	(3)
N.V. Tyagarajan	100,000	150,000	10.80	5/6/2019	—	—	—	—	(4)
N.V. Tyagarajan	11,250	33,750	16.25	3/10/2020	—	—	—	—	(5)
N.V. Tyagarajan	—	—	—		—	—	65,000	971,750	(6)
N.V. Tyagarajan	—	250,000	15.34	6/14/2021	—	—	—	—	(7)
N.V. Tyagarajan	—	—	—		—	—	150,000	2,242,500	(8)
N.V. Tyagarajan	—	—	—		200,000	2,990,000	—	—	(9)
Pramod Bhasin	2,850,750	—	3.44	7/25/2015	—	—	—	—	(10)
Pramod Bhasin	452,250	—	3.44	7/25/2015	—	—	—	—	(11)
Pramod Bhasin	482,400	241,200	16.13	5/28/2017	—	—	—	—	(12)
Pramod Bhasin	—	—	—				250,000	3,737,500	(13)
Mohit Bhatia	43,125	—	3.44	7/25/2015	—	—	—	—	(14)
Mohit Bhatia	60,300	30,150	16.13	4/19/2017	—	—	—	—	(3)
Mohit Bhatia	36,000	24,000	7.18	12/14/2018	—	—	—	—	(15)
Mohit Bhatia	6,000	18,000	16.25	3/10/2020	—	—	—	—	(5)
Mohit Bhatia	—	—	—		—	—	25,000	373,750	(6)
Mohit Bhatia	—	—	—		—	—	30,000	448,500	(16)
Patrick Cogny	84,420	42,210	16.13	4/19/2017	—	—	—	—	(3)
Patrick Cogny	39,000	26,000	7.18	12/14/2018	—	—	—	—	(15)
Patrick Cogny	4,500	13,500	16.25	3/10/2020	—	—	—	—	(5)
Patrick Cogny	—	—	—		—	—	20,000	299,000	(6)
Patrick Cogny	—	—	—		—	—	45,000	672,750	(16)
Victor Guaglianone	159,192	39,798	10.55	1/25/2017	—	—	—	—	(17)
Victor Guaglianone	48,240	24,120	16.13	4/19/2017	—	—	—	—	(3)
Victor Guaglianone	51,000	34,000	7.18	12/14/2018			—	—	(15)
Victor Guaglianone	3,000	9,000	16.25	3/10/2020				—	(5)
Victor Guaglianone	—	—	—		—	—	14,000	209,300	(6)
Victor Guaglianone	—	—	—		—	—	22,500	336,375	(16)
Piyush Mehta	55,717	13,930	10.55	1/2/2017				—	(18)
Piyush Mehta	66,330	33,165	16.13	4/19/2017	—	—	—	—	(3)
Piyush Mehta	18,000	22,000	7.18	12/14/2018	—	—	—	—	(15)
Piyush Mehta	3,750	11,250	16.25	03/10/2020	—	—	—	—	(5)
Piyush Mehta	—	—	—		—	—	19,000	284,050	(6)
Piyush Mehta	—	—	—		—	—	37,500	560,625	(16)
Piyush Mehta	—	—	—		15,000	224,250	—	—	(19)

(1)

Represents the aggregate market value of the shares subject to the award calculated using the NYSE closing price of a Genpact share on December 30, 2011. In accordance with SEC rules, the number of shares pertaining to equity incentive plan awards has been reported based on the next higher performance measure that exceeds the previous fiscal year’s performance. Therefore, equity incentive plan awards granted in 2010 (other than former CEO awards) have been reported at target performance attainment and equity incentive plan awards granted in 2010 (for former CEO awards) and in 2011 have been reported at maximum performance attainment.

(2)	These Company options were granted on July 26, 2005, and were fully vested as of February 7, 2010.

(3)	These Company options were granted on April 20, 2007, and vest with respect to 33.33% on December 31, 2010, 33.33% on December 31, 2011 and 33.34% on December 31, 2012, subject to continued service through each vesting date.

(4)	These Company options were granted on May 7, 2009 and vest with respect to 20% on May 1, 2010, 20% on May 1, 2011, 20% on May 1, 2012, 20% on May 1, 2013 and 20% on May 1, 2014, subject to continued service through each vesting date.

(5)	These Company options were granted on March 12, 2010, and vest with respect to 25% on February 1, 2011, 25% on February 1, 2012, 25% on February 1, 2013 and 25% on February 1, 2014, subject to continued service through each vesting date.

(6)	Represents Company performance share awards granted on March 12, 2010 that vest based on attainment of performance goals over the period from January 1, 2010 to December 31, 2012. The actual number of common shares of the Company into which the target performance shares may convert will be calculated by multiplying the number of target performance shares by a performance percentage ranging from 0% to 150% based on the attained level of Company performance as measured in terms of the criteria set forth in the performance share award agreement. In order to vest, the named executive officer must remain in employment or service with the Company or an affiliate through December 31, 2012; however, should a named executive officer’s employment or service terminate due to death or disability during 2012, then he or she will remain eligible to receive a portion of the shares subject to the award. The actual number of common shares to be issued to such individual will be based on the attained level of performance and will be pro-rated to reflect the number of calendar months of employment or service completed by the named executive officer during the performance period.

(7)	These Company options were granted on June 15, 2011 and vest with respect to 25% on June 17, 2012, 25% on June 17, 2013, 25% on June 17, 2014 and 25% on June 17, 2015, subject to continued service through each vesting date.

(8)	Represents Company performance share awards granted on June 15, 2011 based on maximum performance attainment. The actual number of common shares of the Company into which the performance shares may convert will be calculated by multiplying the number of target performance shares awarded by a performance percentage ranging from 0% to 150% based on the attained level of Company performance as measured in terms of the criteria set forth in the performance share award agreement and described in “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table”.

(9)	Represents restricted share units granted on June 15, 2011 that vest with respect to 25% on June 17, 2012, 25% on June 17, 2013, 25% on June 17, 2014 and 25% on June 17, 2015.

(10)	These Company options were granted on July 26, 2005, and were fully vested as of January 1, 2010.

(11)	Mr. Bhasin was granted 452,250 Company options under the Company Stock Plans on July 26, 2005 that were subject to performance-based vesting conditions (the “Company performance options”). The Company performance options were fully vested as of January 1, 2010.

(12)	These Company options were granted on May 29, 2007, and vest with respect to 33.33% on December 31, 2010, 33.33% on December 31, 2011 and 33.34% on December 31, 2012, subject to continued service through each vesting date.

(13)	Represents Company performance share award granted on August 13, 2010 that vests in three equal installments of target shares on each of December 31, 2010, December 31, 2011 and December 31, 2012, in each case provided that Mr. Bhasin is both (i) in employment or service with the Company or an affiliate through each applicable date and (ii) the Company achieves specified financial performance conditions as set forth in Mr. Bhasin’s RSU Award Agreement. The performance conditions for 2010 were not satisfied and accordingly 166,666 target shares were forfeited. The performance conditions for 2011 were satisfied and 214,880 shares have vested which will be issuable on December 31, 2012.

(14)	These Company options were granted on July 26, 2005, and were fully vested as of January 1, 2010.

(15)	These Company options were granted on December 15, 2008, and vest with respect to 20% on December 1, 2009, 20% on December 1, 2010, 20% on December 1, 2011, 20% on December 1, 2012 and 20% on December 1, 2013, subject to continued service through each vesting date.

(16)

Represents Company performance share awards granted on March 15, 2011 based on maximum performance attainment. The actual number of common shares of the Company into which the target performance shares may convert will be calculated by multiplying the number of target performance shares awarded by a performance percentage ranging from

0% to 150% based on the attained level of Company performance as measured in terms of the criteria set forth in the performance share award agreement and described in “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table”.

(17)	These Company options were granted on January 26, 2007 and vest with respect to 20% on January 16, 2008, 20% on January 16, 2009, 20% on January 16, 2010, 20% on January 16, 2011 and 20% on January 16, 2012, subject to continued service through each vesting date.

(18)	These Company options were granted on January 3, 2007, and vest with respect to 20% on January 1, 2008, 20% on January 1, 2009, 20% on January 1, 2010, 20% on January 1, 2011 and 20% on January 1, 2012, subject to continued service through each vesting date.

(19)	Represents restricted share units granted on June 15, 2011 that vest with respect to 25% on June 1, 2012, 25% on June 1, 2013, 25% on June 1, 2014 and 25% on June 1, 2015, subject to continued service through each vesting date.

2011 Option Exercises and Stock Vested

The following table provides information regarding all Company options exercised by and all stock awards that vested to each of our named executive officers during the fiscal year ended December 31, 2011.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)
Piyush Mehta	15,000	132,548
Pramod Bhasin			214,880	(2)	3,212,456	(3)

(1)	Represents the aggregate price at which shares acquired upon exercise of the options were sold, net of the exercise price paid for acquiring the shares.

(2)	Represents shares vested on December 31, 2011 pursuant to Mr. Bhasin’s 2010 performance share award. Pursuant to Mr. Bhasin’s performance share award agreement, the underlying shares will be issued on December 31, 2012.

(3)	Deferred until the underlying shares are issued to Mr. Bhasin on December 31, 2012.

2011 Pension Benefits

The chart below provides information on certain pension benefits provided to our named executive officers for the fiscal year ended December 31, 2011.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)		Payments During Last Fiscal Year ($)
N.V. Tyagarajan	Gratuity Plan for Indian Employees	3.42	48,940	(1)	—
Pramod Bhasin	Employment Agreement with Mr. Bhasin	7	1,292,635	(2)	—
Mohit Bhatia	Gratuity Plan for Indian Employees	12.45	70,210	(1)	—
Piyush Mehta	Gratuity Plan for Indian Employees	10	41,580	(1)	—

(1)	We are required to provide all Indian employees with benefits under a Gratuity Plan, which is a defined benefit plan. Assumptions used in the calculation of this amount are included in note 19 “Employee benefit plans” to our audited consolidated financial statements for the fiscal year ended December 31, 2011, included in our Annual Report on Form 10-K.

(2)	The accumulated benefit is based on a five-year sum certain joint life and survivor annuity benefit in the annual amount of $190,000 per year payable to Mr. Bhasin under his employment agreement. The present value has been calculated based on the following assumptions: (a) an annual discount rate of 3.57% and (b) a retirement age of 65.

Nonqualified Deferred Compensation

Deferred Equity Compensation

On December 31, 2011, our former CEO, Mr. Bhasin, vested in 214,880 shares under his outstanding 2010 performance share award. Pursuant to Mr. Bhasin’s performance share award agreement, the underlying shares will be issued on December 31, 2012. None of our other named executive officers have equity awards that provide for a deferred issuance of shares. The following table shows the nonqualified deferred compensation activity for Mr. Bhasin for the 2011 fiscal year:

Name	Executive Contributions in Last FY($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/Distributions ($)	Aggregate Balance at Last FYE ($)(1)(2)
Pramod Bhasin		—	—	—	3,212,456

(1)	Represents the aggregate fair market value on December 31, 2011, of the aggregate number of shares in which Mr. Bhasin was vested on that date under his outstanding performance share award with a deferred issuance date. The amount reported was calculated by multiplying the aggregate number of vested deferred shares by the $14.95 per share closing price on December 30, 2011. Mr. Bhasin was credited with 214,880 vested deferred shares, as of December 31, 2011.

(2)	Includes $2,483,250 reported in the 2011 Summary Compensation Table for the 2011 fiscal year under the heading “Share Awards.” The amounts included in the 2011 Summary Compensation Table represent the aggregate grant date fair value of Mr. Bhasin’s performance share award and the incremental fair value related to the modification of the performance share award, each calculated in accordance with FASB ASC Topic 718 based on the probable outcome of the attainment of one or more pre-established performance objectives. Assumptions used in the calculation of the amounts reported in the 2011 Summary Compensation Table are included in Note 20 “Stock-based compensation” to our audited consolidated financial statements for the fiscal year ended December 31, 2011 included in our Annual Report on Form 10-K. In accordance with the rules promulgated by the SEC, the amounts reported in the 2011 Summary Compensation Table for awards with performance based vesting conditions exclude the impact of estimated forfeiture.

Potential Payments Upon Termination or Change of Control

Below is a description of the potential payments and benefits that would be provided to our named executive officers upon termination of their employment or a change of control under their employment agreements and award agreements under the Company Stock Plans.

Employment Agreements with Named Executive Officers

N.V. Tyagarajan, Pramod Bhasin and Patrick Cogny

We have entered into agreements with Messrs. Bhasin, Tyagarajan and Cogny which provide for certain payments and benefits to be paid to each upon certain terminations of employment. See “—Narrative Disclosure to Summary Compensation Table and Grant of Plan-Based Awards Table—Employment Agreements with Named Executive Officers” for a description of these provisions.

Company Stock Plans

The treatment of outstanding awards under our 2007 Plan in the event of a change of control is described under “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table – 2007 Omnibus Incentive Compensation Plan”. Under the equity compensation plans utilized by us prior to the adoption of the 2007 Plan (the 2007 Plan together with all prior plans, the “Company Stock Plans”), upon the occurrence of a change of control (as defined below) or dissolution or liquidation, our board of directors may provide that all Company options will become immediately exercisable. Our board of directors may also, upon at least ten days’ advance notice, cancel any outstanding Company options and pay to the holders of such Company options, in cash or shares, the value of such Company options based upon the price per share received by our other shareholders in the event of a change of control. Our obligations under the Company Stock Plans will be binding upon any successor corporation or organization. The Company Stock Plans require that we make appropriate provisions to preserve optionees’ rights under the Company Stock Plans including, where it is intended that Company options survive a change of control, by requiring that outstanding Company options be assumed or that substantially equivalent options be substituted for our outstanding Company options. The term “change of control” for purposes of our Company Stock Plans, other than the 2007 Plan, is defined as the following: (a) the acquisition by any person or entity (other than General Atlantic and Oak Hill or any of their respective affiliates (referred to for purposes of this definition as the “Investors”), directly or indirectly, of more than 50% of the combined voting power of the then outstanding securities entitled to vote generally in the election of our directors, including, without limitation, as a result, in whole or part, by reason of a sale or other disposition by General Atlantic, Oak Hill or any of their respective affiliates; (b) any merger, consolidation, reorganization, recapitalization, tender or exchange offer or any other transaction with or affecting us as a result of which a person or entity other than an Investor owns after such transaction, directly or indirectly, more than 50% of the combined voting power of the then outstanding securities entitled to vote generally in the election of our directors; or (c) the sale, lease, exchange, transfer or other disposition to any person or entity, other than an Investor, of all or substantially all, of our assets and our consolidated subsidiaries.

Generally, except as described below, our Company option award agreements with our named executive officers do not provide for accelerated vesting upon a termination of employment.

In the event Mr. Bhasin’s employment is terminated due to death or disability, by us without cause or by Mr. Bhasin for good reason, all his vested Company options and his Company performance options will continue to be exercisable for three years. In the event of a termination by Mr. Bhasin without good reason, all his vested Company options and his Company performance options will be exercisable for 90 days following termination. In the event of termination by us for cause, all his vested and unvested options will terminate.

Under his 2011 grant, Mr. Tyagarajan will receive an additional 12 months of vesting upon a termination by reason of death or disability and up to 24 months of vesting upon termination without cause or for good reason. The option vests in full upon a change in control. The restricted share units granted to Mr. Tyagarajan in 2011 vest in full upon a change in control, a termination by reason of death, disability or a termination without cause or for good reason.

Termination and Change of Control Potential Payments and Benefits Table

The amounts included in the table below do not include payments and benefits to the extent they are provided on a non-discriminatory basis to salaried employees generally upon termination of employment. The amounts indicated are based on the payments and benefit that would have been incurred by the Company if the named executive officer’s employment had terminated as of the last business day of the fiscal year ended December 31, 2011. Where applicable, the value of one of our common shares on December 30, 2011 was $14.95, which was the closing market price of our common shares on the NYSE as of that date.

Name	Involuntary Termination without Cause ($)		Involuntary Termination for Cause ($)		Termination with Good Reason(1) ($)		Voluntary Termination Other than death, disability ($)		Termination due to Death ($)		Termination due to Disability ($)		Change of Control
													Accelerated Vesting if Plan not assumed, substituted or continued by the Merged Entity ($)		Plan assumed, substituted or continued by the Merged Entity ($)
N.V. Tyagarajan
Cash Severance	2,700,000	(2)	—		2,700,000	(2)	—		—		—		—		—
Equity Treatment	4,985,526	(3)	—		4,985,526	(3)	—		4,485,000	(4)	4,485,000	(4)	5,953,329	(5)	4,485,000	(6)
Health and Welfare	733,685	(7)	—		733,685	(7)	—		—		—		—		—
Pension Benefits	—		—		—		—		—		—		—		—
TOTAL	8,419,211		—		8,419,211		—		4,485,000		4,485,000		5,953,329		—
Pramod Bhasin
Cash Severance	1,822,740	(8)	—		1,822,740	(8)	822,740	(9)	822,740	(9)	822,740	(9)	—		—
Equity Treatment	3,109,256	(10)	—		3,109,256	(10)	—		2,491,672	(11)	2,491,672	(11)	2,491,672	(11)	2,491,672	(11)
Health and Welfare	489,123	(12)	—		489,123	(12)	—		—		—		—		—
Pension Benefits	1,292,635	(13)	1,292,635	(13)	1,292,635	(13)	1,292,635	(13)	1,292,635	(13)	1,292,635	(13)	—		—
TOTAL	6,713,754		1,292,635		6,713,754		2,115,375		4,607,046		4,607,046		2,491,672		—
Mohit Bhatia
Cash Severance	—		—		—		—		—		—		—		—
Equity Treatment	—		—		—		—		—		—		810,799	(14)	—
Health and Welfare	—		—		—		—		—		—		—		—
Pension Benefits	—		—		—		—		—		—		—		—
TOTAL	—		—		—		—		—		—		810,799		—
Patrick Cogny
Cash Severance	550,000	(15)	—		—		—		253,046		253,046		—		—
Equity Treatment	—		—		—		—		—		—		910,775	(16)	—
Health and Welfare	—		—		—		—		—		—		—		—
Pension Benefits	—		—		—		—		—		—		—		—
TOTAL	550,000		—		—		—		253,046		253,046		910,775		—
Piyush Mehta
Cash Severance	—		—		—		—		—		—		—		—
Equity Treatment	—		—		—		—		—		—		1,077,435	(17)	—
Health and Welfare	—		—		—		—		—		—		—		—
Pension Benefits	—		—		—		—		—		—		—		—
TOTAL	—		—		—		—		—		—		1,077,435		—
Victor Guaglianone
Cash Severance	—		—		—		—		—		—				—
Equity Treatment	—		—		—		—		—		—		845,608	(18)	—
Health and Welfare	—		—		—		—		—		—		—		—
Pension Benefits	—		—		—		—		—		—				—
TOTAL	—		—		—		—		—		—		845,608		—

(1)	See definition of good reason in “—Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table—Employment Agreements with Named Executive Officers—Pramod Bhasin.”

(2)	Amount represents the payment of an amount equal to two times the sum of Mr. Tyagarajan’s then current annual base salary, which was $600,000, and the annual bonus received for the fiscal year preceding the fiscal year of termination, which annual bonus was $750,000 in 2010 ($1,822,740).

(3)	Estimated value of vesting of all unvested Company options, restricted stock units and performance shares calculated at the expected performance levels held by Mr. Tyagarajan as of December 31, 2011.

(4)	Estimated value of vesting of all unvested Company options, restricted stock units and performance shares calculated at the target performance vesting held by Mr. Tyagarajan as of December 31, 2011.

(5)	Estimated value of vesting of all unvested Company options, restricted stock units and performance shares calculated at the target performance vesting held by Mr. Tyagarajan as of December 31, 2011.

(6)	Estimated value of unvested Company options, restricted stock units and performance shares granted in 2011, calculated at the target performance vesting held by Mr. Tyagarajan as of December 31, 2011.

(7)	Estimated value of providing Mr. Tyagarajan and his dependents with health benefits at the same level of coverage and benefits as is provided to our US-based senior executives for two years following the date of termination. Amount calculated based on the present value of maximum liability with respect to Mr. Tyagarajan and his dependents under our applicable benefit plan in effect as of December 31, 2011.

(8)	Amount represents the following: (a) payment in lump sum of an amount equal to a pro-rated bonus for the year in which termination occurs ($822,740); and (b) payment of an amount equal to one time the sum of Mr. Bhasin’s then current annual base salary, which was $250,000, and the annual bonus received for the fiscal year preceding the fiscal year of termination, which annual bonus was $750,000 in 2010 ($1,822,740).

(9)	Amount represents the payment in lump sum of an amount equal to a pro-rated bonus for the year in which termination occurs ($822,740).

(10)	Estimated value of vesting of all unvested Company options and performance shares calculated at the expected performance levels held by Mr. Bhasin as of December 31, 2011.

(11)	Estimated value of vesting of all unvested Company options and performance shares calculated at the target performance vesting held by Mr. Bhasin as of December 31, 2011.

(12)	Estimated value of providing Mr. Bhasin and his dependents with health benefits at the same level of coverage and benefits as is provided to our US-based senior executives for two years following the date of termination. Amount calculated based on the present value of maximum liability with respect to Mr. Bhasin and his dependents under our applicable benefit plan in effect as of December 31, 2011.

(13)	See “Pension Benefits” table.

(14)	Estimated value of vesting of all unvested Company options and performance shares calculated at the target performance vesting or at expected performance vesting, as applicable, held by Mr. Bhatia as of December 31, 2011.

(15)	Amount represents the payment in lump sum of an amount equal to $550,000 as per Mr. Cogny’s employment agreement.

(16)	Estimated value of vesting of all unvested Company options and performance shares calculated at the target performance vesting or at expected performance vesting, as applicable, held by Mr. Cogny as of December 31, 2011.

(17)	Estimated value of vesting of all unvested Company options, restricted stock units and performance shares calculated at the target performance vesting or at expected performance vesting, as applicable, held by Mr. Mehta as of December 31, 2011.

(18)	Estimated value of vesting of all unvested Company options and performance shares calculated at the target performance vesting or at expected performance vesting, as applicable, held by Mr. Guaglianone as of December 31, 2011.

DIRECTOR COMPENSATION

The compensation committee reviews and approves the compensation arrangements for our directors. Our non-employee directors each receive an annual retainer of $45,000, each director serving on our audit committee receives an annual payment of $15,000 and each director serving on our compensation and nominating and governance committees receives an annual payment of $10,000. Mr. Barter receives an additional $35,000 annually for his service as chairman of the audit committee, Mr. Nayden receives an additional $15,000 annually for his service as chairman of the compensation committee and Mr. Dzialga receives an additional $15,000 annually for his service as chairman of the nominating and governance committee. Mr. Scott receives $75,000 annually for his service as chairman of the board and he receives $72,000 annually for secretarial and office support services. Our non-employee directors also receive an annual grant of 6,000 restricted share units that vest on the last day of the year of grant. In connection with his appointment as chairman of our board in March 2011, Mr. Scott received an additional 9,036 restricted share units with a one-year vesting period.

The following table sets forth the compensation of our directors for the fiscal year ended December 31, 2011.

Name	Fees Earned or Paid in Cash ($)	Stock Awards (1)($)	Total ($)
J. Barter	80,000	91,632	171,632
S. Denning	35,000	91,632	35,000
M. Dzialga	62,038	91,632	153,670
R. Gupta	13,750	—	13,750
D. Kaden	45,000	91,632	136,632
J. Khattar	60,000	91,632	151,632
J. Madden	60,000	91,632	151,632
D. Nayden	70,000	91,632	161,632
G. Reiner	35,034	93,178	128,212
R. Scott	188,731	229,630	435,861
M. Spence	55,000	91,632	146,632

(1)	The amounts shown under this column reflect the dollar amount of the aggregate grant date fair value of equity-based compensation awards granted during the year, calculated in accordance with Financial Accounting Standards Board Codification Topic 718, Compensation—Stock Compensation, pursuant to our 2007 Omnibus Incentive Compensation Plan. Assumptions used in the calculation of these amounts are included in Note 20 “Stock-based compensation” to our audited consolidated financial statements for the fiscal year ended December 31, 2011 included in our Annual Report on Form 10-K. In accordance with the rules promulgated by the SEC in December 2009, the amounts shown do not exclude the effect of estimated forfeitures related to service-based vesting conditions.

The following table shows for each director (i) the grant date of each restricted stock unit granted during the 2011 fiscal year, (ii) the aggregate number of the Company’s common shares subject to each such award, and (iii) the grant-date fair value of such award, as calculated in accordance with ASC Topic 718.

Name	Grant Date(1)		Number of Common Shares Subject to Restricted Stock Units Granted (#)	Grant Date Fair Value ($)
J. Barter	May 9, 2011		6,000	91,632
S. Denning	May 9, 2011	(2)	6,000	91,632
M. Dzialga	May 9, 2011		6,000	91,632
D. Kaden	May 9, 2011		6,000	91,632
J. Khattar	May 9, 2011		6,000	91,632
J. Madden	May 9, 2011		6,000	91,632
D. Nayden	May 9, 2011		6,000	91,632
G. Reiner	May 16, 2011		6,000	93,178
R. Scott	May 9, 2011		6,000	91,632
R. Scott	May 9, 2011	(3)	9,036	137,998
M. Spence	May 9, 2011		6,000	91,632

(1)	Except as otherwise noted, the RSUs vested in full on December 31, 2011, and the shares in respect of these RSUs are issuable on December 31, 2012.

(2)	Mr. Denning forfeited his RSUs upon resignation from our board of directors.

(3)	The RSUs vested 100% on March 6, 2012, and shares in respect of these RSUs are issuable on December 31, 2013.

The table below shows the aggregate number of common shares subject to unvested stock awards and outstanding option awards held by each director (other than our CEO) as of December 31, 2011.

Name	Number of Common Shares Subject to all Unvested Stock Awards/Units	Number of Common Shares Subject to all Outstanding Stock Options
J. Barter	—	85,928
M. Dzialga	—	45,225
D. Kaden	—	45,225
J. Khattar	—	81,405
J. Madden	—	—
D. Nayden	—	45,225
G. Reiner	—	—
R. Scott	9,036	81,405
M. Spence	—	81,405

Compensation Committee Report

The compensation committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with the Company’s management. Based on this review, the compensation committee recommended to the Company’s board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

By the compensation committee of the board of directors of Genpact Limited.

Denis Nayden, chair

Gary Reiner

Mark Dzialga

A. Michael Spence

Compensation Committee Interlocks and Insider Participation

During fiscal 2011, Messrs. Denning, Dzialga, Nayden, Reiner and Spence served as members of our compensation committee. No member of our compensation committee was at any time during fiscal 2011 or formerly, an officer or employee of Genpact or any subsidiary of Genpact. No member of our compensation committee had any relationship with us during fiscal 2011 requiring disclosure under Item 404 of Regulation S-K under the Securities Act of 1933.

During fiscal 2011, none of our executive officers served as a member of the board of directors or compensation committee (or other committee serving an equivalent function) of any entity that had one or more executive officers serving as a member of our board of directors or compensation committee.

Securities Authorized for Issuance under Equity Compensation Plans

The following table summarizes, as of December 31, 2011, the number of common shares to be issued upon exercise of outstanding options or vesting of restricted share units granted under our 2007 Omnibus Incentive Compensation Plan, the Gecis Global Holdings 2005 Stock Option Plan, the Genpact Global Holdings 2006 Stock Option Plan and the Genpact Global Holdings 2007 Stock Option Plan, the weighted-average exercise price of the outstanding options, and the number of shares remaining available for future issuance under the plans for all awards as of December 31, 2011.

Plan Category	Number of Shares to be Issued Upon Exercise of Outstanding Options and Rights	Weighted-Average Exercise Price of Outstanding Options and Rights	Number of Shares Remaining Available for Future Issuance Under the Equity Compensation Plan (Excluding Shares in First Column)
Equity compensation plans approved by shareholders	18,585,577	$10.58	7,029,524
Equity compensation plans not approved by shareholders	—	—	—
Total	18,585,577	$10.58	7,029,524

PROPOSAL 2—RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

Our audit committee has selected the firm of KPMG as our independent registered public accounting firm for the current fiscal year. KPMG has served as our independent registered public accounting firm since October 1, 2004. If this proposal is not approved at our 2012 annual meeting, our audit committee will reconsider its selection of KPMG. Representatives of KPMG are not expected to be present at the annual meeting.

Board Recommendation

The board of directors believes that the selection of KPMG as our independent registered public accounting firm is in our best interests and the best interests of our shareholders and therefore recommends a vote FOR this proposal.

Independent Registered Public Accounting Firm Fees and Other Matters

The following table presents the aggregate fees billed for services rendered by KPMG, our independent registered public accounting firm, for the fiscal years ended December 31, 2011 and December 31, 2010.

	Fiscal 2011	Fiscal 2010
	($ In Thousands)
Audit Fees	2,527	2,327
Audit-Related Fees	748	560
Tax Fees	283	155
All Other Fees	182	35
Total Fees	3,740	3,077

Audit fees represent fees for services provided in connection with the audit of our consolidated financial statements, review of our interim consolidated financial statements and audit services provided in connection with other statutory or regulatory filings. Audit-related fees consist primarily of assurance and related services. Assurance and related services mainly include SAS 70/ISAE 3402 attestation and certification for submission to statutory and regulatory authorities. Tax Fees include fees for professional services for tax compliance, assessment support and advisory services. All Other Fees include fees for services provided other than the services reported above.

Audit Committee’s Pre-approval Policy and Procedures

The audit committee has adopted policies and procedures for the pre-approval of audit and non-audit services for the purpose of maintaining the independence of the registered public accounting firm. We may not engage the independent registered public accounting firm to render any audit or non-audit service unless either the service is approved in advance by the audit committee or the engagement to render the service is entered into pursuant to the audit committee’s pre-approval policies and procedures. From time to time, the audit committee may pre-approve services that are expected to be provided to Genpact by the independent registered public accounting firm during the following 12 months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also subject to a maximum dollar amount. At regularly scheduled meetings of the audit committee, management or the independent registered public accounting firm report to the audit committee regarding services actually provided to Genpact.

During fiscal 2011, no services were provided to Genpact by KPMG other than in accordance with the pre-approval policies and procedures described above.

PROPOSAL 3—APPROVAL OF AMENDMENT AND RESTATEMENT OF THE 2007 OMNIBUS INCENTIVE COMPENSATION PLAN

We are asking our shareholders to vote on a proposal to approve an amendment and restatement of the Genpact Limited 2007 Omnibus Incentive Plan, or the 2007 Plan, that will increase the initial number of common shares authorized for issuance under the 2007 Plan by 5,593,200 shares to a total of 15,000,000 shares.

Our board of directors approved the amendment and restatement on April 11, 2012, subject to shareholder approval at the 2012 Annual Meeting. We are requesting an increase in the share reserve to ensure that we have sufficient shares authorized for issuance under our 2007 Plan.

The following is a summary of the principal features of the 2007 Plan, as amended and restated. This summary is not intended to be a complete description of all the provisions of the amended and restated 2007 Plan and is qualified in its entirety by reference to the complete text of the 2007 Plan, which is filed as Exhibit 1 to this Proxy Statement.

Types of Awards.    The 2007 Plan provides for the following types of awards: share options, share appreciation rights, share awards, restricted shares, restricted share units, performance units, cash incentive awards, dividend equivalent rights and other equity-based awards.

Administration.    The compensation committee of our board of directors will have the exclusive authority to administer the 2007 Plan. The term “plan administrator,” as used in this summary, will mean such committee. The plan administrator will have complete discretion to determine which eligible individuals are to receive awards, the types of awards to be granted to each participant, the number of shares to be covered (or the method by which payments or other rights are to be calculated in connection with) each award and the terms and conditions of any award, including the vesting provisions of an award. The plan administrator may grant awards under the 2007 Plan for no cash consideration or for any cash or other consideration as may be determined by the plan administrator or required by applicable law. Awards may be granted either alone or in addition to, in tandem with or in substitution for any other award granted under the 2007 Plan. Awards granted under the 2007 Plan may be settled in such form or forms as the plan administrator determines appropriate, including cash, common shares, other securities or awards under the 2007 Plan, other property or a combination of the foregoing methods, and may be made in a single payment or transfer, in installments or on a deferred basis as determined by the plan administrator. The plan administrator may also accelerate the vesting or exercisability of outstanding awards.

Eligibility .    Employees, officers, consultants and non-employee members of the board of directors in our employ or service or in the employ or service of our affiliates (whether now existing or hereafter established) will be eligible to participate in the 2007 Plan. As of March 31, 2012, approximately 56,000 persons (including 7 executive officers and 9 non-employee members of our board of directors) were eligible to participate in the 2007 Plan.

Shares Subject to 2007 Plan.    15 million common shares have initially been reserved for issuance over the term of the 2007 Plan, including the 5,593,200 share increase subject to approval under this proposal. The number of shares reserved for issuance under the 2007 Plan will be increased by the number of shares subject to options granted under our Company Stock Plans other than the 2007 Plan that are terminated, expired or forfeited without the delivery of shares or that are surrendered (including shares withheld from delivery) or tendered to the Company in payment of the exercise price or withholding taxes applicable with respect to such options, up to a maximum of 10,000,000 shares. Our Company Stock Plans other than the 2007 Plan are comprised of the Gecis Global Holdings 2005 Stock Option Plan, the Gecis Global Holdings 2006 Stock Option Plan and the Gecis Global Holdings 2007 Stock Option Plan, each of which terminated upon adoption of the 2007 Plan.

The maximum number of common shares which may be issued pursuant to options intended to qualify as incentive stock options under the U.S. federal tax laws may not exceed 15,000,000 shares.

As of March 31, 2012, 13,262,060 common shares were subject to outstanding options, 5,979,996 common shares were subject to outstanding restricted share units, 10,840,037 common shares had been issued and 6,126,493 common shares were available for future equity awards under the 2007 Plan.

Awards made under the 2007 Plan will be subject to the following per-participant limitations in order to provide the plan administrator with the opportunity to structure one or more of those awards as performance-based compensation under Section 162(m):

•

In the case of options and share appreciation rights that are settled in shares, the maximum aggregate number of our common shares with respect to which such options and share appreciation rights may be granted to any participant under the 2007 Plan in any fiscal year is 3,618,000.

•

In the case of awards other than options and share appreciation rights that are settled in shares, the maximum aggregate number of our common shares with respect to which such awards may be granted to any participant under the 2007 Plan in any fiscal year is 3,618,000.

•

In the case of awards that are settled in cash based on the fair market value of our common shares, the maximum aggregate amount of cash that may be paid pursuant to such awards granted to any participant under the 2007 Plan in any fiscal year is equal to the per common share fair market value as of the relevant vesting, payment or settlement date multiplied by 3,618,000, in the case of cash-settled share appreciation rights, and 3,618,000, in the case of awards other than cash-settled share appreciation rights.

•

In the case of all other awards, the maximum aggregate amount of cash and other property (valued at fair market value) other than common shares that may be paid or delivered pursuant to awards to any participant under the 2007 Plan in any fiscal year is $8,000,000.

Shareholder approval of this proposal will also constitute approval of such share and dollar limitations for purposes of Section 162(m). Accordingly, such limitations will ensure that any tax deductions to which we would otherwise be entitled under U.S. federal tax rules upon exercise of option or SARS or the settlement of awards with vesting tied to the attainment of one or more of the corporate performance milestones discussed below will not be subject to the $1 million limitation of Section 162(m).

All share limitations under the 2007 Plan are subject to adjustment for changes in capitalization and other transactions as described below.

The common shares issuable under the 2007 Plan may be drawn from shares of our authorized but unissued common shares, treasury shares or from common shares that we acquire, including shares purchased on the open market.

Shares subject to outstanding awards under the 2007 Plan that terminate, expire, are forfeited or cancelled will be available for subsequent issuance under the 2007 Plan. If shares of the Company (whether issued upon exercise, vesting or settlement of an award or owned by the participant) are surrendered (including shares withheld from delivery on exercise, vesting or settlement of an award) or tendered to the Company in payment of the exercise price of an award or any taxes required to be withheld or paid or payable in respect of an award (including with respect to, as a result of or with respect to the grant, issuance or, if applicable, exercise, vesting or settlement of an award), such shares will be added to the number of shares otherwise available to be delivered pursuant to awards under the 2007 Plan. If an award does not entitle a participant to receive or purchase shares, or if an award is settled in cash, such awards will not reduce the number of common shares available for issuance under the 2007 Plan.

Valuation.    The fair market value per common share on any relevant date under the 2007 Plan will be the closing sale price of our common shares on the New York Stock Exchange on such date or, if such exchange is not open for trading on such date, on the most recent preceding date that such exchange is open for trading. On March 31, 2012, the fair market value determined on such basis was $16.30 per share.

Options.    Eligible persons may be granted options to purchase shares of our common shares. Except as otherwise determined by the plan administrator in an award agreement, the exercise price of each option will not be less than 100% of the fair market value of the option shares on the grant date. No granted option will have a term in excess of ten years. Payment of the exercise price of any option may be made in cash, common shares, through withholding of shares otherwise issuable upon exercise of the option or through a broker-assisted cashless exercise procedure.

Share Appreciation Rights.    A share appreciation right granted under the 2007 Plan allows the holder to exercise that right as to a specific number of common shares and receive upon such exercise the excess of (i) the fair market value of the common shares as to which that right is exercised over (ii) the aggregate grant price in effect for those shares. Except as otherwise determined by the plan administrator in an award agreement, the grant price will not be less than one hundred percent of the fair market value of the underlying shares on the grant date. A share appreciation right may be granted alone or in tandem with or in addition to another award. No granted share appreciation right will have a term in excess of ten years. The plan administrator will determine whether the share appreciation right will be settled in cash, common shares, other securities, other awards, other property or a combination of any of the foregoing and the remaining terms and conditions of a share appreciation right in its discretion, including the methods of exercise, dates of exercise and methods of settlement.

Restricted Shares and Restricted Share Units.    Restricted shares and restricted share units may be awarded under the 2007 Plan. The plan administrator will determine at the time of grant the restrictions to which restricted shares will be subject, including the vesting schedule. Unless otherwise determined by the plan administrator in its discretion, unvested restricted shares will generally be forfeited upon termination of a participant’s service.

Restricted share units granted under the 2007 Plan entitle the holder to receive the value of common shares underlying those units upon the lapse or waiver of restrictions specified by the plan administrator at the time the restricted share units are granted. The restricted share units may be settled in cash, common shares, other securities or other awards or property, as determined by the plan administrator. Upon termination of a participant’s service, any unvested restricted share units will be canceled, and the participant will have no further rights with respect to the canceled units or the underlying common shares unless otherwise determined by the plan administrator in its discretion. If a performance unit is intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code, the requirements below described in “—Performance Compensation Awards” must be satisfied.

Performance Units.    Subject to the provisions of the 2007 Plan, the plan administrator may grant performance units to participants. Performance units are awards with an initial value established by the plan administrator (or that is determined by reference to a valuation formula specified by the plan administrator or the fair market value of our common shares) at the time of the grant. In its discretion, the plan administrator will set performance goals that, depending on the extent to which they are met during a specified performance period, will determine the number and/or value of performance units that will be paid out to the participant. The plan administrator, in its sole discretion, may pay earned performance units in the form of cash, common shares or any combination thereof that has an aggregate fair market value equal to the value of the earned performance units at the close of the applicable performance period. If a performance unit is intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code, the requirements below described in “—Performance Compensation Awards” must be satisfied.

Cash Incentive Awards.    Subject to the provisions of the 2007 Plan, the plan administrator may grant cash incentive awards payable upon the attainment of performance goals. If a cash incentive award is intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code, the requirements described below in “—Performance Compensation Awards” must be satisfied.

Performance Awards.    The plan administrator may designate any award granted under the 2007 Plan (other than options and share appreciation rights) as a performance compensation award in order to qualify such award as “qualified performance-based compensation” under Section 612(m) of the Code. The plan administrator will also determine the length of performance periods, the types of award to be issued, the performance criteria that will be used to establish the performance goals, the kinds and levels of performance goals and any performance formula used to determine whether a performance compensation award has been earned for the performance period. Such performance criteria may be based on one or more of the following either individually, alternatively or in any combination, applied on a corporate, subsidiary, affiliate, division or specialized unit: (1) net income before or after taxes, (2) earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization), (3) operating income or adjusted operating income, (4) earnings per share,

(5) return on shareholders’ equity, (6) return on investment or capital, (7) return on assets, (8) level or amount of acquisitions, (9) share price, (10) profitability and profit margins, (11) market share (in the aggregate or by segment), (12) revenues or sales (based on units or dollars), (13) costs, (14) cash flow, (15) working capital, (16) average sales price, (17) budgeted expenses (operating and capital), (18) inventory turns, (19) accounts receivable levels, (20) level of attrition, (21) operating profit or net operating profit, (22) return on operating revenue or return on operating profit, (23) cash flow per share (before or after dividends), (24) collections and recoveries, (25), debt reduction, (26) litigation and regulatory resolution goals, (27), budget comparisons, (28) development and implementation of strategic plans and/or organizational restructuring goal, (29) productivity goals; (30) workforce management and succession planning goals, (31) economic value added, (32), measures of customer satisfaction, (33) formation of joint ventures or marketing or customer service collaborations or the completion of other corporate transactions intended to enhance the Company’s revenue or profitability or enhance its customer base, or (34) and merger and acquisitions.

Such performance criteria may be applied on an absolute basis and/or be relative to one or more peer companies of the Company or indices or any combination thereof and may also be based on the performance of the Company or any of the Company’s subsidiaries, operational units or divisions or any affiliate or any combination thereof. Each applicable performance criteria may include a minimum threshold level of performance below which no award will be earned, levels of performance at which specified portions of an award will be earned and a maximum level of performance at which an award will be fully earned. Each applicable performance criteria may be structured at the time of the award to provide for appropriate adjustments or exclusions for one or more of the following items: (A) asset impairments or write-downs; (B) litigation and governmental investigation expenses and judgments, verdicts and settlements in connection therewith; (C) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results; (D) accruals for reorganization and restructuring programs; (E) costs and expenses incurred in connection with mergers and acquisitions; (F) costs and expenses incurred in connection with the relocation of the principal offices of the Company or any affiliate; (G) any extraordinary or nonrecurring items; (H) bonus or incentive compensation costs and expenses associated with cash-based awards made under the 2007 Plan or other bonus or incentive compensation plans of the Company or any affiliate, (I) items of income, gain, loss or expense attributable to the operations of any business acquired by the Company or any affiliate; (J) items of income, gain, loss or expense attributable to one or more business operations divested by the Company or any affiliate or the gain or loss realized upon the sale of any such business or the assets thereof and (K) the impact of foreign currency fluctuations or changes in exchange rates.

Subject to the terms of the 2007 Plan, the performance goals to be achieved during any performance period, the length of any performance period, the amount of any performance award granted, the amount of any payment or transfer to be made pursuant to any performance award and any other terms and conditions of any performance award will be determined by the plan administrator.

Shareholder approval of this proposal will constitute approval of the foregoing performance goals for purposes of establishing the specific vesting criteria for one or more awards under the 2007 Plan that are intended to qualify as performance-based compensation under Section 162(m).

Dividend Equivalents.    Dividend equivalents may be issued under the 2007 Plan (on awards other than options, share appreciation rights or cash incentive awards) and entitle the holder to receive payments (in cash, common shares, other securities, other awards granted under the 2007 Plan or other property as determined in the discretion of the plan administrator) equivalent to the amount of cash dividends paid to the holders of our common shares with respect to a specified number of shares determined by the plan administrator.

However, any amounts attributable to dividend equivalents relating to an award subject to performance-vesting requirements will not vest or become payable prior to the vesting of that award upon the attainment of the applicable performance goals and will, accordingly, be subject to cancellation and forfeiture to the same extent as the underlying award in the event the performance goals are not attained.

Other Share-based Awards.    The plan administrator is authorized to award participants other equity-based or equity related awards, including fully vested shares, as deemed by the plan administrator to be consistent with the purpose of the 2007 Plan, subject to the terms and conditions determined by the plan administrator at the time of the award.

Share Awards

The following table sets forth, as to our named executive officers and the other individuals and groups indicated, the number of our common shares subject to option grants made under the 2007 Plan from January 1, 2011 through March 15, 2012, together with the weighted average exercise price per share in effect for such option grants. There were no option grants made to our directors during the applicable period.

Name and Position	Number of Shares Underlying Options Granted (#)	Weighted Average Exercise Price Per Share ($)
N.V. Tyagarajan, President and CEO	250,000	15.34
Pramod Bhasin, Non-Executive Vice Chairman (former President, CEO & Director)	—	—
Mohit Bhatia, Chief Financial Officer	—	—
Patrick Cogny, SVP, Manufacturing & Services	—	—
Victor Guaglianone, SVP & General Counsel	—	—
Piyush Mehta, SVP, Human Resources	—	—
All current executive officers as a group (7 persons)	250,000	15.34
All employees, including current officers who are not executive officers, as a group (approximately 56,000 persons)	0	—

The following table sets forth, as to each of our named executive officers and the other individuals and groups indicated, the number of our common shares subject to performance share awards and restricted share unit awards granted under the 2007 Plan from January 1, 2011 through March 15, 2012.

Name and Position	Number of Shares Underlying Share Awards (#)
N.V. Tyagarajan, President, Chief Executive Officer & Director	400,000
Mohit Bhatia, Chief Financial Officer	50,000
Patrick Cogny, SVP, Manufacturing & Services	60,000
Victor Guaglianone, SVP & General Counsel	32,000
Piyush Mehta, SVP, Human Resources	75,000
All current executive officers as a group (7 persons)	617,000

Directors:
John W. Barter	6,000
Mark F. Dzialga	6,000
Douglas M. Kaden	6,000
Jagdish Khattar	6,000
James C. Madden	6,000
Denis J. Nayden	6,000
Gary Reiner	6,000
Robert G. Scott	15,036
A. Michael Spence	6,000
All current non-employee directors as a group (9 persons)	63,036
All employees, including current officers who are not executive officers, as a group (approximately 56,000 persons)	4,084,308

New Plan Benefits

No awards have been granted under the 2007 Plan based on the share increase that is subject to shareholder approval under this Proposal 3.

General Provisions

Transferability.    Generally, awards granted under the 2007 Plan (other than share awards containing no restrictions) may not be transferred, pledged, alienated, attached or otherwise encumbered in any manner other than by will or the laws of descent or distribution. However, the plan administrator may allow a participant to designate a beneficiary to receive the vested portion of an award in the event of the participant’s death, and the plan administrator has the authority to allow the transfer of a non-statutory option to a family member of the grantee.

Change in Control.    Pursuant to the 2007 Plan, unless otherwise provided in an individual award agreement, in the event of a change of control of our company, existing awards be assumed, substituted or continued. If the outstanding awards are not assumed, continued or substituted:

•	any options and SARs outstanding as of the date the change of control is determined to have occurred will become fully exercisable and vested, as of immediately prior to the change of control;

•

all performance units and cash incentive awards will be paid out as if “target” performance levels had been attained, but pro rated based on the portion of the performance period that elapses prior to the change of control; and

•

all other outstanding awards will automatically be deemed exercisable or vested and all restrictions and forfeiture provisions related thereto will lapse as of immediately prior to such change of control.

Unless otherwise provided pursuant to an award agreement, a change of control is defined to mean any of the following events, generally:

•	during any period of twenty-four consecutive months, a change in the composition of a majority of our board of directors that is not approved by a majority of the incumbent board of directors;

•	subject to certain limitations specified in the 2007 Plan, the consummation of a merger, reorganization or consolidation or sale or other disposition of all or substantially all of our assets;

•	the approval by our shareholders of a plan of our complete liquidation or dissolution; or

•

subject to certain limitations specified in the 2007 Plan, an acquisition by any individual, entity or group (other than certain specified shareholders) of beneficial ownership of a percentage of the combined voting power of our then outstanding voting securities entitled to vote generally in the election of directors that is equal to or greater than 25%.

Changes in Capitalization.    In the event of any recapitalization, share split, reverse share split, split-up or spin-off, reorganization, amalgamation, consolidation, combination, repurchase or exchange of shares or other securities of the Company, issuance of warrants or other rights to purchase our common shares or other securities or other similar corporate transaction or event affecting the common shares or as otherwise permitted under Bermuda law, then the plan administrator will make adjustments to (i) the number and type of shares (or other securities or other property) issuable under the 2007 Plan (including pursuant to incentive share options) , (ii) the maximum number and type of shares (or other securities or other property) that may be added to the share reserve from the Company Stock Plans other than the 2007 Plan, (iii) the number and type of shares (or other securities or other property) subject to outstanding awards or to which outstanding awards relate under the 2007 Plan, (iv) the purchase price or exercise price with respect to any award under the 2007 Plan and (v) the maximum number of shares for which any one person may be granted awards under the 2007 Plan per fiscal year. Such adjustments will be made in such manner as the plan administrator deems appropriate in order to preclude any dilution or enlargement of benefits under the 2007 Plan or the outstanding awards thereunder and will be final, binding and conclusive.

The plan administrator may make similar adjustments in the event of any extraordinary dividends or other extraordinary distribution.

Shareholder Rights.    Except with respect to restricted share awards granted under the 2007 Plan, a participant will not have any of the rights and privileges of a shareholder with respect to the common shares underlying any award until the shares subject to that award have been issued.

Amendment and Termination.    Our board of directors may amend, modify or terminate the 2007 Plan at any time; provided, however, that shareholder approval will be required for any amendment which would (i) increase the number of common shares authorized for issuance under the 2007 Plan or pursuant to incentive share options (other than in connection with certain changes to our capital structure as explained above), (ii) decrease the exercise price of any option or share appreciation right that, at the time of such decrease, has an exercise price less than the then current fair market value of a common share or cancel, in exchange for cash or any other award, any such award or (iii) change the class of employees or other individuals eligible to participate in the 2007 Plan to the extent such shareholder approval may otherwise be required under applicable law or regulation or pursuant to the listing standards of the stock exchange on which our common shares are at the time primarily traded. The 2007 Plan will terminate in all events on July 13, 2017.

Summary of U.S. Federal Income Tax Consequences

The following is a summary of the U.S. Federal income taxation treatment applicable to us and the participants who receive awards under the 2007 Plan.

Option Grants.    Options granted under the 2007 Plan may be either incentive share options which satisfy the requirements of Code Section 422 or nonqualified options which are not intended to meet such requirements. The Federal income tax treatment for the two types of options differs as follows:

Incentive Share Options.    No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is recognized for regular tax purposes at the time the option is exercised, although taxable income may arise at that time for alternative minimum tax purposes. The optionee will recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of certain other dispositions. For U.S. Federal tax purposes, dispositions are divided into two categories: (i) qualifying, and (ii) disqualifying. A qualifying disposition occurs if the sale or other disposition is made more than two (2) years after the date the option for the shares involved in such sale or disposition is granted and more than one (1) year after the date the option is exercised for those shares. If the sale or disposition occurs before these two periods are satisfied, then a disqualifying disposition will result.

Upon a qualifying disposition, the optionee will recognize long-term capital gain in an amount equal to the excess of (i) the amount realized upon the sale or other disposition of the purchased shares over (ii) the exercise price paid for the shares. If there is a disqualifying disposition of the shares, then the excess of (i) the fair market value of those shares on the exercise date or (if less) the amount realized upon such sale or disposition over (ii) the exercise price paid for the shares will be taxable as ordinary income to the optionee. Any additional gain recognized upon the disposition will be a capital gain.

If the optionee makes a disqualifying disposition of the purchased shares, then we will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the amount of ordinary income recognized by the optionee as a result of the disposition. We will not be entitled to any income tax deduction if the optionee makes a qualifying disposition of the shares.

Nonqualified Options.    No taxable income is recognized by an optionee upon the grant of a nonqualified option. The optionee will in general recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income. We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory option. The deduction will in general be allowed for our taxable year in which such ordinary income is recognized by the optionee.

Share Appreciation Rights.    No taxable income is recognized upon receipt of a share appreciation right. The holder will recognize ordinary income in the year in which the share appreciation right is exercised, in an amount equal to the excess of the fair market value of the underlying common shares on the exercise date over the base price in effect for the exercised right, and the holder will be required to satisfy the tax withholding requirements applicable to such income. We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the holder in connection with the exercise of the share appreciation right. The deduction will be allowed for the taxable year in which such ordinary income is recognized.

Restricted Share Awards.    The recipient of unvested common shares issued under the 2007 Plan will not recognize any taxable income at the time those shares are issued but will have to report as ordinary income, as and when those shares subsequently vest, an amount equal to the excess of (i) the fair market value of the shares on the vesting date over (ii) the cash consideration (if any) paid for the shares. The recipient may, however, elect under Code Section 83(b) to include as ordinary income in the year the unvested shares are issued an amount equal to the excess of (i) the fair market value of those shares on the issue date over (ii) the cash consideration (if any) paid for such shares. If the Section 83(b) election is made, the recipient will not recognize any additional income as and when the shares subsequently vest. We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the recipient with respect to the unvested shares. The deduction will in general be allowed for our taxable year in which such ordinary income is recognized by the recipient.

Restricted Share Units.    No taxable income is recognized upon receipt of restricted share units. The holder will recognize ordinary income in the year in which the shares subject to the units are actually issued to the holder. The amount of that income will be equal to the fair market value of the shares on the date of issuance, and the holder will be required to satisfy the tax withholding requirements applicable to such income. We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the holder at the time the shares are issued. The deduction will be allowed for the taxable year in which such ordinary income is recognized.

Performance Awards.    No taxable income is recognized upon receipt of performance awards. The holder will recognize ordinary income in the year in which the performance awards are settled. The amount of that income will be equal to the fair market value of the common shares or cash received in settlement of the performance awards, and the holder will be required to satisfy the tax withholding requirements applicable to such income. We will be entitled to an income tax deduction equal to the amount of the ordinary income recognized by the holder of the performance awards at the time those awards are settled. That deduction will be allowed for the taxable year in which such ordinary income is recognized.

Share Awards.    The recipient of a share award will recognize ordinary income in the year in which the shares subject to a share award are issued to the holder. The amount of that income will be equal to the fair market value of the shares on the date of issuance, and the holder will be required to satisfy the tax withholding requirements applicable to such income. We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the holder at the time the shares are issued. The deduction will be allowed for the taxable year in which such ordinary income is recognized.

Dividend Equivalent Rights.    No taxable income is recognized upon receipt of a dividend equivalent right award. The holder will recognize ordinary income in the year in which a dividend or distribution, whether in cash, securities or other property, is paid to the holder. The amount of that income will be equal to the fair market value of the cash, securities or other property received, and the holder will be required to satisfy the tax withholding requirements applicable to such income. We will be entitled to an income tax deduction equal to the amount of the ordinary income recognized by the holder of the dividend equivalent right award at the time the dividend or distribution is paid to such holder. That deduction will be allowed for the taxable year in which such ordinary income is recognized.

Deductibility of Executive Compensation.    We anticipate that any compensation deemed paid by us in connection with the exercise of nonqualified options or share appreciation rights will qualify as performance-based compensation for purposes of Section 162(m) and will not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain of our executive officers. Accordingly, the compensation deemed paid with respect to options and share appreciation rights granted under the 2007 Plan will remain deductible by us without limitation under Section 162(m). However, any compensation deemed paid by us in connection with shares or cash issued under restricted shares or restricted share unit or performance unit awards will be subject to the $1 million limitation, unless the issuance of the shares or cash is tied to one or more of the performance milestones described above.

Accounting Treatment.    The accounting principles applicable to awards made under the 2007 Plan may be summarized in general terms as follows:

Pursuant to the accounting standards established under the FASB Accounting Standards Codification Topic 718, we will be required to expense all share-based payments, including grants of options, share appreciation rights, common shares, restricted shares, restricted share units and all other share-based awards under the 2007 Plan. Accordingly, options and share appreciation rights which are granted to our employees and non-employee Board members and payable in common shares will have to be valued at fair value as of the grant date under an appropriate valuation formula, and that value will then have to be charged as a direct compensation expense against our reported earnings over the designated vesting period of the award. For shares issuable upon the vesting of restricted share units awarded under the 2007 Plan, we will be required to amortize over the vesting period a compensation cost equal to the fair market value of the underlying shares on the date of the award. If any other shares are unvested at the time of their direct issuance, then the fair market value of those shares at that time will be charged to our reported earnings ratably over the vesting period. Such accounting treatment for restricted share units and direct share issuances will be applicable whether vesting is tied to service periods or performance goals, although for performance-based awards, the grant date fair value will initially be determined on the basis of the probable outcome of performance goal attainment. The issuance of a fully-vested share awards will result in an immediate charge to our earnings equal to the fair market value of the bonus shares on the issuance date.

Dividends or dividend equivalents paid on the portion of an award that vests will be charged against our retained earnings. If the award holder is not required to return the dividends or dividend equivalents if they forfeit their awards, dividends or dividend equivalents paid on instruments that do not vest will be recognized by us as additional compensation cost.

Finally, it should be noted that the compensation expense accruable for performance-based awards under the 2007 Plan will, in general, be subject to adjustment to reflect the actual outcome of the applicable performance goals, and any expenses accrued for such performance-based awards will be reversed if the performance goals are not met, unless those performance goals are deemed to constitute market conditions (i.e., because they are tied to the price of our common shares) under FASB Accounting Standards Codification Topic 718.

Required Vote

The approval of the proposal requires the affirmative vote of a simple majority of the votes cast. Should such approval not be obtained, then the share reserve under the 2007 Plan will not be increased. However, awards will continue to be made under the 2007 Plan until the date all the common shares currently reserved for issuance thereunder have been issued or any earlier termination of the 2007 Plan.

Board Recommendation

The board of directors believes that approval of the amendment and restatement of the 2007 Omnibus Incentive Compensation Plan is in our best interests and the best interests of our shareholders and therefore recommends a vote FOR this proposal.

OTHER MATTERS

Our board of directors does not know of any other matters that may come before the annual meeting. However, if any other matters are properly presented to the annual meeting, it is the intention of the persons named as proxies to vote, or otherwise act, in accordance with their judgment on such matters.

ELECTRONIC SUBMISSION OF PROXIES FOR VOTING

If you own your common shares of record, you may submit your proxy to vote your shares over the Internet at www.investorvote.com/G by following the instructions on the enclosed proxy card. Proxies submitted over the Internet must be received by 1:00 a.m. Eastern Daylight Time on May 16, 2012.

If the shares you own are held in “street name” by a bank or brokerage firm, your bank or brokerage firm will provide a vote instruction form to you with this proxy statement, which you may use to direct how your shares will be voted. Many banks and brokerage firms also offer the option of submitting your proxy to vote over the Internet or by telephone, instructions for which would be provided by your bank or brokerage firm on your vote instruction form.

Management hopes that shareholders will attend the meeting. Whether or not you plan to attend, you are urged to complete, date, sign and return the enclosed proxy card in the accompanying postage-prepaid envelope (or submit your proxy to vote your shares over the Internet). A prompt response will greatly facilitate arrangements for the meeting and your cooperation will be appreciated. Shareholders who attend the meeting may vote their shares personally even though they have sent in their proxies.

Exhibit 1

GENPACT LIMITED

2007 OMNIBUS INCENTIVE COMPENSATION PLAN

(AS AMENDED AND RESTATED APRIL 11, 2012)

SECTION 1. Purpose.    The purpose of this Genpact Limited 2007 Omnibus Incentive Compensation Plan is to promote the interests of Genpact Limited, a Bermuda limited exempted company, and its shareholders by (a) attracting and retaining exceptional directors, officers, employees and consultants (including prospective directors, officers, employees and consultants) of the Company (as defined below) and its Affiliates (as defined below) and (b) enabling such individuals to participate in the long-term growth and financial success of the Company.

SECTION 2. Definitions.    As used herein, the following terms shall have the meanings set forth below:

“Affiliate” means (a) any entity that, directly or indirectly, is controlled by, controls or is under common control with, the Company and (b) any entity in which the Company has a significant equity interest, in either case as determined by the Committee.

“Applicable Taxes” means, with respect to any Award, any Federal, state, local and foreign income taxes or other taxes (including but not limited to fringe benefit taxes) required to be withheld or paid or payable by the Participant, the Company or any Affiliate with respect to such Award (including but not limited to as a result of or with respect to the grant, issuance or, if applicable, exercise, vesting or settlement, of such Award).

“Award” means any award that is permitted under Section 6 and granted under the Plan.

“Award Agreement” means any written agreement, contract or other instrument or document (including, for the avoidance of doubt, any electronically delivered or processed instrument or document) evidencing any Award, which may, but need not, require execution or acknowledgment by a Participant.

“Board” means the Board of Directors of the Company.

“Cash Incentive Award” shall have the meaning specified in Section 6(f).

“Change of Control” shall (a) have the meaning set forth in an Award Agreement or (b) if there is no definition set forth in an Award Agreement, mean the occurrence of any of the following events:

(i) during any period of 24 consecutive months, individuals who were members of the Board at the beginning of such period (the “Incumbent Directors”) cease at any time during such period for any reason to constitute at least a majority of the Board; provided, however, that (A) any individual becoming a director subsequent to the beginning of such period whose appointment or election, or nomination for election, by the Company’s shareholders was approved by a vote of at least a majority of the Incumbent Directors shall be considered as though such individual were an Incumbent Director, but excluding, for purposes of this proviso, any such individual whose initial assumption of office occurs pursuant to an actual or threatened proxy contest with respect to election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of any “person” (as such term is used in Section 13(d) of the Exchange Act) (each, a “Person”), other than the Board or any Specified Shareholder and (B) any individual becoming a director subsequent to the beginning of such period whose appointment or election, or nomination for election, was made by any of the Specified Shareholders shall be considered as though such individual were an Incumbent Director;

(ii) the consummation of (A) an amalgamation, consolidation, statutory share exchange, reorganization, recapitalization, tender offer or similar form of corporate transaction involving (x) the Company or (y) any of its Subsidiaries, but in the case of this clause (y) only if Company Voting Securities (as defined below) are issued or issuable in connection with such transaction (each of the transactions referred to in this clause (A), being hereinafter referred to as a “Reorganization”) or (B) a sale or other disposition of all or substantially all the assets of the Company (a “Sale”), unless, immediately following such Reorganization or Sale, (1) all or substantially all the individuals and entities who were the “beneficial owners” (as such term is defined in Rule 13d-3 under the Exchange Act (or a successor rule thereto)) of the Company’s common shares or other securities eligible to vote for the election of the Board outstanding immediately prior to the consummation of such Reorganization or Sale

(such securities, the “Company Voting Securities”) beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities of the corporation or other entity resulting from such Reorganization or Sale (including a corporation or other entity that, as a result of such transaction, owns the Company or all or substantially all the Company’s assets either directly or through one or more subsidiaries) (the “Continuing Entity”) in substantially the same proportions as their ownership, immediately prior to the consummation of such Reorganization or Sale, of the outstanding Company Voting Securities (excluding any outstanding voting securities of the Continuing Entity that such beneficial owners hold immediately following the consummation of such Reorganization or Sale as a result of their ownership prior to such consummation of voting securities of any corporation or other entity involved in or forming part of such Reorganization or Sale other than the Company or a Subsidiary), (2) no Person (excluding (X) any employee benefit plan (or related trust) sponsored or maintained by the Continuing Entity or any corporation or other entity controlled by the Continuing Entity and (Y) any Specified Shareholder) beneficially owns, directly or indirectly, 25% or more of the combined voting power of the then outstanding voting securities of the Continuing Entity and (3) at least a majority of the members of the board of directors or other governing body of the Continuing Entity were Incumbent Directors at the time of the execution of the definitive agreement providing for such Reorganization or Sale or, in the absence of such an agreement, at the time at which approval of the Board was obtained for such Reorganization or Sale;

(iii) the shareholders of the Company approve a voluntary plan of liquidation, winding up or dissolution of the Company, unless such liquidation, winding up or dissolution is part of a transaction or series of transactions described in paragraph (ii) above that does not otherwise constitute a Change of Control; or

(iv) any Person, corporation or other entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) other than any Specified Shareholder becomes the beneficial owner, directly or indirectly, of securities of the Company representing a percentage of the combined voting power of the Company Voting Securities that is equal to or greater than 25%; provided, however, that for purposes of this subparagraph (iv) (and not for purposes of subparagraphs (i) through (iii) above), the following acquisitions shall not constitute a Change in Control: (A) any acquisition by the Company or any Subsidiary, (B) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary, (C) any acquisition by an underwriter temporarily holding such Company Voting Securities pursuant to an offering of such securities, (D) any acquisition pursuant to a Reorganization or Sale that does not constitute a Change in Control for purposes of subparagraph (ii) above or (E) any acquisition directly from the Company.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder.

“Committee” means the compensation committee of the Board, or such other committee of the Board as may be designated by the Board to administer the Plan.

“Company” means Genpact Limited and any successor (whether direct or indirect, by purchase, amalgamation, consolidation or otherwise) to all or substantially all of the business or assets of Genpact Limited.

“Designated Foreign Subsidiary” means any Affiliate organized under the laws of any jurisdiction or country other than the United States of America that may be designated as a “Designated Foreign Subsidiary” by the Board or the Committee from time to time.

“Disability” means, with respect to any Participant, that the Participant becomes unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months or that the Participant becomes eligible to receive income replacement benefits under any long-term disability plan covering employees of the Company or any of its Affiliates by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.

“Effective Date” shall have the meaning specified in Section 10(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute thereto.

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“Exercise Price” means (a) in the case of an Option, the price specified in the applicable Award Agreement as the price per-Share at which Shares may be purchased pursuant to such Option or (b) in the case of a SAR, the price specified in the applicable Award Agreement as the reference price per-Share used to calculate the amount payable pursuant to such SAR.

“Fair Market Value” means (a) with respect to any property other than Shares, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee and (b) with respect to Shares, as of any date, (i) the closing per share sales price of the Shares (A) as reported by the NYSE for such date or (B) if the Shares are listed on any other national stock exchange, as reported on the stock exchange composite tape for securities traded on such stock exchange for such date or, with respect to each of clauses (A) and (B), if there were no sales on such date, on the closest preceding date on which there were sales of Shares or (ii) in the event there shall be no public market for the Shares on such date, the fair market value of the Shares as determined in good faith by the Committee.

“Family Member” means, with respect to any Participant, such Participant’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, and any person sharing the household of the Participant (other than a tenant or an employee of the Participant).

“Incentive Share Option” means an option to purchase Shares from the Company that (a) is granted under Section 6(b) and (b) is intended to qualify for special Federal income tax treatment pursuant to Sections 421 and 422 of the Code, as now constituted or subsequently amended, or pursuant to a successor provision of the Code, and which is so designated in the applicable Award Agreement.

“Independent Director” means a member of the Board who is neither (a) an employee of the Company nor (b) an employee of any Affiliate, and who, at the time of acting, is a “Non-Employee Director” under Rule 16b-3.

“IRS” means the Internal Revenue Service or any successor thereto and includes the staff thereof.

“NYSE” means the New York Stock Exchange.

“Nonqualified Share Option” means an option to purchase Shares from the Company that (a) is granted under Section 6(b) and (b) is not an Incentive Share Option.

“Option” means an Incentive Share Option or a Nonqualified Share Option or both, as the context requires.

“Participant” means any director, officer, employee or consultant (including any prospective director, officer, employee or consultant) of the Company or any Affiliate who is eligible for an Award under Section 5 and who is selected by the Committee to receive an Award under the Plan or who receives a Substitute Award pursuant to Section 4(c).

“Performance Compensation Award” means any Award designated by the Committee as a Performance Compensation Award pursuant to Section 6(i).

“Performance Criteria” means the criterion or criteria that the Committee shall select for purposes of establishing a Performance Goal for a Performance Period with respect to any Performance Compensation Award, Performance Unit or Cash Incentive Award under the Plan.

“Performance Formula” means, for a Performance Period, the one or more objective formulas applied against the relevant Performance Goal to determine, with regard to the Performance Compensation Award, Performance Unit or Cash Incentive Award of a particular Participant, whether all, a portion or none of the Award has been earned for the Performance Period.

“Performance Goal” means, for a Performance Period, the one or more goals established by the Committee for the Performance Period based upon the Performance Criteria.

“Performance Period” means the one or more periods of time as the Committee may select over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Performance Compensation Award, Performance Unit or Cash Incentive Award.

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“Performance Unit” means an Award under Section 6(e) that has a value set by the Committee (or that is determined by reference to a valuation formula specified by the Committee or the Fair Market Value of Shares), which value may be paid to the Participant by delivery of such property as the Committee shall determine, including without limitation, cash or Shares, or any combination thereof, upon achievement of such Performance Goals during the relevant Performance Period as the Committee shall establish at the time of such Award or thereafter.

“Permitted Transferee” means (a) any Family Member, (b) any trust in which any Family Member, individually or jointly, has more than fifty percent of the beneficial interest, (c) any foundation in which the Participant or any Family Member, individually or jointly, controls the management of assets and (e) any other entity in which the Participant or any Family Member, individually or jointly, owns more than fifty percent of the voting interests.

“Plan” means this Genpact Limited 2007 Omnibus Incentive Compensation Plan, as in effect from time to time.

“Prior Plans” means each of the Gecis Global Holdings 2005 Stock Option Plan, Genpact Global Holdings 2006 Stock Option Plan and Genpact Global Holdings 2007 Stock Option Plan and any subplans with respect thereto.

“Prior Plan Option” means any option to purchase Shares granted under the Prior Plans.

“Restricted Share” means a Share delivered under Section 6(d) that is subject to certain transfer restrictions, forfeiture provisions and/or other terms and conditions specified herein and in the applicable Award Agreement.

“RSU” means a restricted share unit Award under Section 6(d) that is designated as such in the applicable Award Agreement and that represents an unfunded and unsecured promise to deliver Shares, cash, other securities, other Awards or other property in accordance with the terms of the applicable Award Agreement.

“Rule 16b-3” means Rule 16b-3 as promulgated and interpreted by the SEC under the Exchange Act or any successor rule or regulation thereto as in effect from time to time.

“SAR” means a share appreciation right Award under Section 6(c) that represents an unfunded and unsecured promise to deliver Shares, cash, other securities, other Awards or other property equal in value to the excess, if any, of the Fair Market Value per Share over the Exercise Price per Share of the SAR, subject to the terms of the applicable Award Agreement.

“SEC” means the Securities and Exchange Commission or any successor thereto and shall include the staff thereof.

“Shares” means the common shares of the Company, $0.01 par value per share, or such other securities of the Company (a) into which such shares shall be changed by reason of a recapitalization, amalgamation, consolidation, split-up, combination, exchange of shares or other similar transaction permitted under Bermuda law or (b) as may be determined by the Committee pursuant to Section 4(b).

“Specified Shareholder” means each of General Atlantic Partners (Bermuda) L.P., Oak Hill Capital Partners (Bermuda) L.P., GE Capital International (Mauritius), any entity that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under the common control of any one or more of the foregoing and any successor entity to any one or more of the foregoing.

“Sub Plans” shall have the meaning specified in Section 11.

“Subsidiary” means a body corporate which is a subsidiary of the Company (within the meaning of Section 86 of the Companies Act 1981 (Bermuda), as amended).

SECTION 3. Administration. (a) Composition of Committee.    The Plan shall be administered by the Committee, which shall be composed of one or more directors, as determined by the Board; provided that, to the extent necessary to comply with the rules of the NYSE and Rule 16b-3 and to satisfy any applicable requirements of Section 162(m) of the Code and any other applicable laws or rules, the Committee shall be composed of two or more directors, all of whom shall (i) qualify as “outside directors” under Section 162(m) of the Code and (ii) meet the independence requirements of the NYSE.

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(b) Authority of Committee.    Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have sole authority to administer the Plan, including but not limited to the authority to (i) designate Participants, (ii) determine the type or types of Awards to be granted to a Participant, (iii) determine the number of Shares to be covered by, or with respect to which payments, rights or other matters are to be calculated in connection with, Awards, (iv) determine the terms and conditions of any Awards, (v) determine the vesting schedules of Awards and, if certain performance criteria must be attained in order for an Award to vest or be settled or paid, establish such performance criteria and certify whether, and to what extent, such performance criteria have been attained, (vi) determine whether, to what extent and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited or suspended, (vii) determine whether, to what extent and under what circumstances cash, Shares, other securities, other Awards, other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee, (viii) interpret, administer, reconcile any inconsistency in, correct any default in and supply any omission in, the Plan and any instrument or agreement relating to, or Award made under, the Plan, (ix) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan, (x) accelerate the vesting or exercisability of, payment for or lapse of restrictions on, Awards, (xi) amend any outstanding Award or grant a replacement Award for any Award previously granted under the Plan if, in its sole discretion, the Committee determines that (A) the tax consequences of such Award to the Company or the Participant differ from those consequences that were expected to occur on the date the Award was granted or (B) clarifications or interpretations of, or changes to, tax law or regulations permit Awards to be granted that have more favorable tax consequences than initially anticipated and (xii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

(c) Committee Decisions.    Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all persons, including the Company, any Affiliate, any Participant, any holder or beneficiary of any Award and any shareholder of the Company.

(d) Indemnification.    No member of the Board, the Committee or any employee of the Company (each such person, a “Covered Person”) shall be liable for any action taken or omitted to be taken or any determination made in good faith with respect to the Plan or any Award hereunder. Each Covered Person shall be indemnified and held harmless by the Company against and from (i) any loss, cost, liability or expense (including attorneys’ fees) that may be imposed upon or incurred by such Covered Person in connection with or resulting from any action, suit or proceeding to which such Covered Person may be a party or in which such Covered Person may be involved by reason of any action taken or omitted to be taken under the Plan or any Award Agreement and (ii) any and all amounts paid by such Covered Person, with the Company’s approval, in settlement thereof, or paid by such Covered Person in satisfaction of any judgment in any such action, suit or proceeding against such Covered Person; provided that the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding, and, once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company’s choice. The foregoing right of indemnification shall not be available to a Covered Person to the extent that a court of competent jurisdiction in a final judgment or other final adjudication, in either case not subject to further appeal, determines that the acts or omissions of such Covered Person giving rise to the indemnification claim resulted from such Covered Person’s bad faith, fraud or willful criminal act or omission or that such right of indemnification is otherwise prohibited by law or by the Company’s Bye-laws. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which Covered Persons may be entitled under the Company’s Bye-laws, as a matter of law, or otherwise, or any other power that the Company may have to indemnify such persons or hold them harmless.

(e) Delegation of Authority to Senior Officers.    The Committee may delegate, on such terms and conditions as it determines in its sole discretion, to one or more senior officers of the Company the authority to

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make grants of Awards to officers (other than officers subject to Section 16 of the Exchange Act), employees and consultants of the Company and any Affiliate (including any prospective officer, employee or consultant) and all necessary and appropriate decisions and determinations with respect thereto.

(f) Awards to Independent Directors.    Notwithstanding anything to the contrary contained herein, the Board may, in its sole discretion, at any time and from time to time, grant Awards to Independent Directors and administer the Plan with respect to such Awards. In any such case, the Board shall have all the authority and responsibility granted to the Committee herein.

SECTION 4. Shares Available for Awards; Cash Payable Pursuant to Awards. (a) Shares and Cash Available.    Subject to adjustment as provided in Section 4(b), the aggregate number of Shares that may be delivered pursuant to Awards granted under the Plan shall be 15,000,000 plus the number of Shares authorized under the Prior Plans that are subject to Prior Plan Options that are terminated, expired or forfeited without the delivery of Shares or that are surrendered (including Shares withheld from delivery on exercise, vesting or settlement of such Prior Plan Options) or tendered to the Company in payment of the exercise price of such Prior Plan Options or any Federal, state, local and foreign income taxes or other taxes required to be withheld or paid or payable by the holders of such Prior Plan Options, the Company or any Affiliate with respect to such Prior Plan Options (including but not limited to as a result of or with respect to the grant, issuance or, if applicable, exercise, vesting or settlement, of such Prior Plan Options) up to an additional 10,000,000 Shares. Of this aggregate number of Shares that may be delivered pursuant to Awards granted under the Plan, the maximum number of Shares that may be delivered pursuant to Incentive Share Options granted under the Plan shall be 15,000,000. If, after the effective date of the Plan, any Award granted under the Plan is forfeited, or otherwise expires, terminates or is canceled without the delivery of Shares, then the Shares covered by such forfeited, expired, terminated or canceled Award shall be added to the number of Shares available to be delivered pursuant to Awards under the Plan. If Shares issued upon exercise, vesting or settlement of an Award, or Shares owned by a Participant (which are not subject to any pledge or other security interest), are surrendered (including shares withheld from delivery on exercise, vesting or settlement of an Award) or tendered to the Company in payment of the Exercise Price of an Award or any Applicable Taxes, in each case, in accordance with the terms and conditions of the Plan and any applicable Award Agreement, such surrendered or tendered Shares shall be added to the number of Shares available to be delivered pursuant to Awards under the Plan; provided, however, that in no event shall such Shares increase the number of Shares that may be delivered pursuant to Incentive Share Options granted under the Plan. Subject to adjustment as provided in Section 4(b), (i) in the case of Options and SARs that are settled in Shares, the maximum aggregate number of Shares with respect to which such Options and SARs may be granted to any Participant in any fiscal year of the Company under the Plan shall be 3,618,000; (ii) in the case of Awards other than Options and SARs that are settled in Shares, the maximum aggregate number of Shares with respect to which such Awards may be granted to any Participant in any fiscal year of the Company under the Plan shall be 3,618,000; (iii) in the case of Awards that are settled in cash based on the Fair Market Value of a Share, the maximum aggregate amount of cash that may be paid pursuant to Awards granted to any Participant in any fiscal year of the Company under the Plan shall be equal to the per Share Fair Market Value as of the relevant vesting, payment or settlement date multiplied by the number of Shares described (A) in the preceding clause (i), in the case of cash-settled SARs, or (B) in the preceding clause (ii), in the case of such Awards other than cash-settled SARs; and (iv) in the case of all other Awards, the maximum aggregate amount of cash and other property (valued at its Fair Market Value) other than Shares that may be paid or delivered pursuant to Awards under the Plan to any Participant in any fiscal year of the Company shall be equal to $8,000,000.

(b) Adjustments for Changes in Capitalization and Similar Events.    (i) In the event of any recapitalization, stock split, reverse stock split, split-up or spin-off, reorganization, amalgamation, consolidation, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event that affects the Shares or as otherwise permitted under Bermuda law, the Committee (A) shall, in order to preserve the value (as determined for this purpose by the Committee) of the Awards and in the manner determined by the Committee, adjust any or all of (1) the number of Shares or other securities of the Company (or number and kind

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of other securities or property) with respect to which Awards may be granted, including (I) the aggregate number of Shares or other securities of the Company (or number and kind of other securities or property) that may be delivered pursuant to Awards granted under the Plan (including pursuant to Incentive Share Options), as provided in Section 4(a), (II) the maximum number of Shares or other securities of the Company (or number and kind of other securities or property) that may be added to the share reserve from the Prior Plans as provided in Section 4(a) and (III) the maximum number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted to any Participant in any fiscal year of the Company, as provided in Section 4(a), and (2) the terms of any outstanding Award, including (I) the number of Shares or other securities of the Company (or number and kind of other securities or property) subject to outstanding Awards or to which outstanding Awards relate and (II) the Exercise Price, if applicable, with respect to any Award and (B) may, if deemed appropriate or desirable by the Committee, (1) make provision for a cash payment to the holder of an outstanding Award in consideration for the cancelation of such Award, including, in the case of an outstanding Option or SAR, a cash payment to the holder of such Option or SAR in consideration for the cancelation of such Option or SAR in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Committee) of the Shares subject to such Option or SAR over the aggregate Exercise Price of such Option or SAR and (2) cancel and terminate any Option or SAR having a per Share Exercise Price equal to, or in excess of, the Fair Market Value of a Share subject to such Option or SAR without any payment or consideration therefor.

(ii) In the event of any extraordinary dividend or other extraordinary distribution (whether in the form of cash, Shares, other securities or other property), such that an adjustment is determined by the Committee in its discretion to be appropriate or desirable, then the Committee may (A) in such manner as it may deem equitable or desirable, adjust any or all of (1) the number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted, including (X) the aggregate number of Shares or other securities of the Company (or number and kind of other securities or property) that may be delivered pursuant to Awards granted under the Plan (including pursuant to Incentive Share Options), as provided in Section 4(a) and (Y) the maximum number of Shares or other securities of the Company (or number and kind of other securities or property) that may be added to the share reserve from the Prior Plans as provided in Section 4(a) and (Z) the maximum number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted to any Participant in any fiscal year of the Company and (2) the terms of any outstanding Award, including (X) the number of Shares or other securities of the Company (or number and kind of other securities or property) subject to outstanding Awards or to which outstanding Awards relate and (Y) the Exercise Price, if applicable, with respect to any Award, (B) if deemed appropriate or desirable by the Committee, make provision for a cash payment to the holder of an outstanding Award in consideration for the cancelation of such Award, including, in the case of an outstanding Option or SAR, a cash payment to the holder of such Option or SAR in consideration for the cancelation of such Option or SAR in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Committee) of the Shares subject to such Option or SAR over the aggregate Exercise Price of such Option or SAR and (C) if deemed appropriate or desirable by the Committee, cancel and terminate any Option or SAR having a per Share Exercise Price equal to, or in excess of, the Fair Market Value of a Share subject to such Option or SAR without any payment or consideration therefor.

(c) Substitute Awards.    Awards may, in the discretion of the Committee, be granted under the Plan in substitution for outstanding awards previously granted by an entity acquired by the Company or any Affiliate or with which the Company or any Affiliate amalgamates or combines (such Awards, “Substitute Awards”).

(d) Sources of Shares Deliverable Under Awards.    Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of treasury Shares.

SECTION 5. Eligibility.    Any director, officer, employee or consultant (including any prospective director, officer, employee or consultant) of the Company or any Affiliate shall be eligible to be designated a Participant.

SECTION 6. Awards.    (a) Types of Awards.    Awards may be made under the Plan in the form of (i) Options, (ii) SARs, (iii) Restricted Shares, (iv) RSUs, (v) Performance Units, (vi) Cash Incentive Awards and (vii) other equity-based or equity-related Awards that the Committee determines are consistent with the purpose

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of the Plan and the interests of the Company. Awards may be granted in tandem with other Awards. No Incentive Share Option may be granted to a person who is ineligible to receive an Incentive Share Option under the Code.

(b) Options.    (i) Grant.    Subject to the provisions of the Plan, the Committee shall have sole authority to determine the Participants to whom Options shall be granted, the number of Shares to be covered by each Option, whether an Option will be an Incentive Share Option or a Nonqualified Share Option and the conditions and limitations applicable to the vesting and exercise of any Option. In the case of Incentive Share Options, the terms and conditions of such grants shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code and any regulations related thereto, as may be amended from time to time. All Options granted under the Plan shall be Nonqualified Share Options unless the applicable Award Agreement expressly states that the Option is intended to be an Incentive Share Option. If an Option is intended to be an Incentive Share Option, and if for any reason such Option (or any portion thereof) shall not qualify as an Incentive Share Option, then, to the extent of such nonqualification, such Option (or portion thereof) shall be regarded as a Nonqualified Share Option appropriately granted under the Plan; provided that such Option (or portion thereof) otherwise complies with the Plan’s requirements relating to Nonqualified Share Options.

(ii) Exercise Price.    Except as otherwise established by the Committee at the time an Option is granted and set forth in the applicable Award Agreement, the Exercise Price of each Share covered by an Option shall be equal to or greater than 100% of the Fair Market Value of such Share (determined as of the date the Option is granted); provided, however, that in the case of an Incentive Share Option granted to an employee who, at the time of the grant of such Option, owns shares representing more than 10% of the voting power of all classes of shares of the Company or any Affiliate, the per Share Exercise Price shall be no less than 110% of the Fair Market Value per Share on the date of the grant.

(iii) Vesting and Exercise.    Each Option shall be vested and exercisable at such times, in such manner and subject to such terms and conditions as the Committee may, in its sole discretion, specify in the applicable Award Agreement or thereafter. Except as otherwise specified by the Committee in the applicable Award Agreement, an Option may only be exercised to the extent that it has already vested at the time of exercise. The vesting schedule for each Option shall be specified by the Committee in the Award Agreement. An Option shall be deemed to be exercised when written or electronic notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment, pursuant to Section 6(b)(iv), for the Shares with respect to which the Option is exercised has been received by the Company. Exercise of an Option in any manner shall result in a decrease in the number of Shares that thereafter may be available for sale under the Option and, except as expressly set forth in Section 4, in the number of Shares that may be available for purposes of the Plan, in each case, by the number of Shares as to which the Option is exercised. The Committee may impose such conditions with respect to the exercise of Options, including but not limited to any conditions relating to the application of Federal or state securities laws, as it may deem necessary or advisable.

(iv) Payment.    (A) No Shares shall be delivered pursuant to any exercise of an Option until payment in full of the aggregate Exercise Price therefor is received by the Company, and the Participant has also paid to the Company an amount equal to any Applicable Taxes. Such payments may be made in cash (or its equivalent) or, in the Committee’s sole discretion, (1) by exchanging Shares owned by the Participant (which are not the subject of any pledge or other security interest), (2) by delivery of irrevocable instructions to the Company to withhold Shares otherwise deliverable upon the exercise of the Option with an aggregate Fair Market Value equal to such aggregate Exercise Price and an amount equal to any Applicable Taxes or (3) if there shall be a public market for the Shares at such time, subject to such rules as may be established by the Committee, through delivery of irrevocable instructions to a broker to sell the Shares otherwise deliverable upon the exercise of the Option and to deliver promptly to the Company an amount equal to such aggregate Exercise Price and an amount equal to any Applicable Taxes, or by a combination of the foregoing; provided that the combined value of all cash and cash equivalents and the Fair Market Value of any such Shares so withheld or tendered to the Company as of the date of such withholding or tender is at least equal to such aggregate Exercise Price and an amount equal to any such Applicable Taxes.

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(B) Wherever in the Plan or any Award Agreement a Participant is permitted to pay the Exercise Price of an Option or an amount equal to any Applicable Taxes relating to the exercise of an Option by delivering Shares, the Participant may, subject to procedures satisfactory to the Committee, satisfy such delivery requirement by presenting proof of beneficial ownership of such Shares, in which case the Company shall treat the Option as exercised without further payment and shall withhold such number of Shares from the Shares acquired by the exercise of the Option.

(v) Expiration.    Except as otherwise set forth in the applicable Award Agreement, each Option shall expire immediately, without any payment, upon the earlier of (A) the tenth anniversary of the date the Option is granted and (B) either (x) 90 days after the date the Participant who is holding the Option ceases to be a director, officer, employee or consultant of the Company or any Affiliate for any reason other than the Participant’s death or Disability or (y) six months after the date the Participant who is holding the Option ceases to be a director, officer, employee or consultant of the Company or any Affiliate by reason of the Participant’s death or Disability. In no event may an Option be exercisable after the tenth anniversary of the date the Option is granted. For the avoidance of doubt, unless otherwise provided in the applicable Award Agreement, a Participant whose employment or service is transferred from the Company or any Affiliate to another of the Company or any Affiliate shall not be deemed to have terminated employment or service with the Company or such Affiliate under the Plan.

(c) SARs.    (i) Grant.    Subject to the provisions of the Plan, the Committee shall have sole authority to determine the Participants to whom SARs shall be granted, the number of Shares to be covered by each SAR, the Exercise Price thereof and the conditions and limitations applicable to the exercise thereof. SARs may be granted in tandem with another Award, in addition to another Award or freestanding and unrelated to another Award. SARs granted in tandem with, or in addition to, an Award may be granted either at the same time as the Award or at a later time.

(ii) Exercise Price.    Except as otherwise established by the Committee at the time a SAR is granted and set forth in the applicable Award Agreement, the Exercise Price of each Share covered by a SAR shall be equal to or greater than 100% of the Fair Market Value of such Share (determined as of the date the SAR is granted).

(iii) Exercise.    A SAR shall entitle the Participant to receive an amount equal to the excess, if any, of the Fair Market Value of a Share on the date of exercise of the SAR over the Exercise Price thereof. The Committee shall determine, in its sole discretion, whether a SAR shall be settled in cash, Shares, other securities, other Awards, other property or a combination of any of the foregoing.

(iv) Other Terms and Conditions.    Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine, at or after the grant of a SAR, the vesting criteria, term, methods of exercise, methods and form of settlement and any other terms and conditions of any SAR. Any such determination by the Committee may be changed by the Committee from time to time and may govern the exercise of SARs granted or exercised thereafter. The Committee may impose such conditions or restrictions on the exercise of any SAR as it shall deem appropriate or desirable.

(d) Restricted Shares and RSUs.    (i) Grant.    Subject to the provisions of the Plan, the Committee shall have sole authority to determine the Participants to whom Restricted Shares and RSUs shall be granted, the number of Restricted Shares and RSUs to be granted to each Participant, the duration of the period during which, and the conditions, if any, under which, the Restricted Shares and RSUs may vest or may be forfeited to the Company and the other terms and conditions of such Awards.

(ii) Transfer Restrictions. Subject to Section 9(a), Restricted Shares and RSUs may not be sold, assigned, transferred, pledged or otherwise encumbered except as provided in the Plan or as may be provided in the applicable Award Agreement and otherwise in accordance with Bermuda law and the Company’s Bye-laws. Certificates issued in respect of Restricted Shares shall be registered in the name of the Participant and deposited by such Participant, together with a signed blank share transfer form, with the Company or such other custodian as may be designated by the Committee or the Company, and shall be held by the Company or other custodian, as applicable, until such time as the restrictions applicable to such Restricted Shares lapse. Upon the lapse of the restrictions applicable to such Restricted Shares, the Company or other custodian, as applicable, shall deliver such certificates to the Participant or the Participant’s legal representative.

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(iii) Payment/Lapse of Restrictions.    Each RSU shall be granted with respect to one Share or shall have a value equal to the Fair Market Value of one Share. RSUs shall be paid in cash, Shares, other securities, other Awards or other property, as determined in the sole discretion of the Committee, upon the lapse of restrictions applicable thereto, or otherwise in accordance with the applicable Award Agreement. If a Restricted Share or an RSU is intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code, all requirements set forth in Section 6(i) must be satisfied in order for the restrictions applicable thereto to lapse.

(e) Performance Units.    (i) Grant.    Subject to the provisions of the Plan, the Committee shall have sole authority to determine the Participants to whom Performance Units shall be granted and the terms and conditions thereof.

(ii) Value of Performance Units.    Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. The Committee shall set Performance Goals in its discretion which, depending on the extent to which they are met during a Performance Period, will determine the number and value of Performance Units that will be paid out to the Participant.

(iii) Earning of Performance Units.    Subject to the provisions of the Plan, after the applicable Performance Period has ended, the holder of Performance Units shall be entitled to receive a payout of the number and value of Performance Units earned by the Participant over the Performance Period, to be determined by the Committee, in its sole discretion, as a function of the extent to which the corresponding Performance Goals have been achieved.

(iv) Form and Timing of Payment of Performance Units.    Subject to the provisions of the Plan, the Committee, in its sole discretion, may pay earned Performance Units in the form of cash or in Shares (or in a combination thereof) that has an aggregate Fair Market Value equal to the value of the earned Performance Units at the close of the applicable Performance Period. Such Shares may be granted subject to any restrictions in the applicable Award Agreement deemed appropriate by the Committee. The determination of the Committee with respect to the form and timing of payout of such Awards shall be set forth in the applicable Award Agreement. If a Performance Unit is intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code, all requirements set forth in Section 6(i) must be satisfied in order for a Participant to be entitled to payment.

(f) Cash Incentive Awards.    Subject to the provisions of the Plan, the Committee, in its sole discretion, shall have the authority to grant Cash Incentive Awards. The Committee shall establish Cash Incentive Award levels to determine the amount of a Cash Incentive Award payable upon the attainment of Performance Goals. If a Cash Incentive Award is intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code, all requirements set forth in Section 6(i) must be satisfied in order for a Participant to be entitled to payment.

(g) Other Share-Based Awards.    Subject to the provisions of the Plan, the Committee shall have the sole authority to grant to Participants other equity-based or equity-related Awards (including but not limited to fully-vested Shares) in such amounts and subject to such terms and conditions as the Committee shall determine. If such an Award is intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code, all requirements set forth in Section 6(i) must be satisfied in order for a Participant to be entitled to payment.

(h) Dividend Equivalents.    In the sole discretion of the Committee, an Award, other than an Option, SAR or Cash Incentive Award, may provide the Participant with dividends or dividend equivalents, payable in cash, Shares, other securities, other Awards or other property, on a current or deferred basis, on such terms and conditions as may be determined by the Committee in its sole discretion, including but not limited to payment directly to the Participant, withholding of such amounts by the Company subject to vesting of the Award or reinvestment in additional Shares, Restricted Shares or other Awards. In no event, however, shall any dividends or dividend-equivalents relating to Awards subject to performance-vesting conditions vest or otherwise become payable prior to the time the underlying Award (or portion thereof to which such dividend or dividend-equivalents relate) vests and shall accordingly be subject to cancellation and forfeiture to the same extent as the underlying Award in the event those performance conditions are not attained.

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(i) Performance Compensation Awards.    (i) General.    The Committee shall have the authority, at the time of grant of any Award, to designate such Award (other than Options and SARs) as a Performance Compensation Award in order to qualify such Award as “qualified performance-based compensation” under Section 162(m) of the Code. Options and SARs granted under the Plan shall not be included among Awards that are designated as Performance Compensation Awards under this Section 6(i).

(ii) Eligibility.    The Committee shall, in its sole discretion, designate within the first 90 days of a Performance Period (or, if shorter, within the maximum period allowed under Section 162(m) of the Code) which Participants will be eligible to receive Performance Compensation Awards in respect of such Performance Period. However, designation of a Participant eligible to receive an Award hereunder for a Performance Period shall not in any manner entitle the Participant to receive payment in respect of any Performance Compensation Award for such Performance Period. The determination as to whether or not such Participant becomes entitled to payment in respect of any Performance Compensation Award shall be decided solely in accordance with the provisions of this Section 6(i). Moreover, designation of a Participant eligible to receive an Award hereunder for a particular Performance Period shall not require designation of such Participant eligible to receive an Award hereunder in any subsequent Performance Period and designation of one person as a Participant eligible to receive an Award hereunder shall not require designation of any other person as a Participant eligible to receive an Award hereunder in such period or in any other period.

(iii) Discretion of Committee with Respect to Performance Compensation Awards.    With regard to a particular Performance Period, the Committee shall have full discretion to select the length of such Performance Period, the types of Performance Compensation Awards to be issued, the Performance Criteria that will be used to establish the Performance Goals, the kinds and levels of the Performance Goals that are to apply to the Company or any of its Subsidiaries, Affiliates, divisions or operational units, or any combination of the foregoing, and the Performance Formula. Within the first 90 days of a Performance Period (or, if shorter, within the maximum period allowed under Section 162(m) of the Code), the Committee shall, with regard to the Performance Compensation Awards to be issued for such Performance Period, exercise its discretion with respect to each of the matters enumerated in the immediately preceding sentence and record the same in writing.

(iv) Performance Criteria.    Notwithstanding the foregoing, the Performance Criteria that will be used to establish the Performance Goals shall be based on the attainment of specific levels of performance of the Company or any of its Subsidiaries, Affiliates, divisions or operational units, or any combination of the foregoing, and shall be limited to the following: (A) net income before or after taxes, (B) earnings before or after taxes (including earnings before interest, taxes, depreciation, amortization and/or charges for stock-based compensation), (C) operating income, net operating income or operating income after tax (D) earnings per share or growth in earnings per share, (E) return on shareholders’ equity, (F) return on investment or capital, (G) return on assets or net assets, (H) level or amount of acquisitions, (I) share price, (J) profitability and profit margins, (K) market share (in the aggregate or by segment), (L) revenues or sales (based on units or dollars) or growth in revenue or sales, (M) costs, (N) cash flow, (O) working capital, (P) average sales price, (Q) budgeted expenses (operating and capital), (R) inventory turns, (S) accounts receivable levels and (T) level of attrition, (U) operating profit or net operating profit, (V) return on operating revenue or return on operating profit, (W) cash flow per share (before or after dividends), (X) collections and recoveries, (Y) debt reduction, (Z) litigation and regulatory resolution goals, (AA) budget comparisons, (BB) development and implementation of strategic plans and/or organizational restructuring goals, (CC) productivity goals, (DD) workforce management and succession planning goals, (EE) economic value added, (FF) measures of customer satisfaction, (GG) formation of joint ventures or marketing or customer service collaborations or the completion of other corporate transactions intended to enhance the Company’s revenue or profitability or enhance its customer base, and (HH) merger and acquisitions.

Such performance criteria may be applied on an absolute basis and/or be relative to one or more peer companies of the Company or indices or any combination thereof. Each applicable performance criteria may include a minimum threshold level of performance below which no Award will be earned, levels of performance at which specified portions of an Award will be earned and a maximum level of performance at which an Award will be fully earned. Each applicable performance criteria may be structured at the time of the Award to provide

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for appropriate adjustments or exclusions for one or more of the following items: (A) asset impairments or write-downs; (B) litigation and governmental investigation expenses and judgments, verdicts and settlements in connection therewith; (C) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results; (D) accruals for reorganization and restructuring programs; (E) costs and expenses incurred in connection with mergers and acquisitions; (F) costs and expenses incurred in connection with the relocation of the principal offices of the Company or any Affiliate; (G) any extraordinary or nonrecurring items; (H) bonus or incentive compensation costs and expenses associated with cash-based awards made under the Plan or other bonus or incentive compensation plans of the Company or any Affiliate, (I) items of income, gain, loss or expense attributable to the operations of any business acquired by the Company or any Affiliate; (J) items of income, gain, loss or expense attributable to one or more business operations divested by the Company or any Affiliate or the gain or loss realized upon the sale of any such business or the assets thereof and (K) the impact of foreign currency fluctuations or changes in exchange rates. To the extent required under Section 162(m) of the Code, the Committee shall, within the first 90 days of the applicable Performance Period (or, if shorter, within the maximum period allowed under Section 162(m) of the Code), define in an objective manner the method of calculating the Performance Criteria it selects to use for such Performance Period

(v) Modification of Performance Goals.    The Committee is authorized at any time during the first 90 days of a Performance Period (or, if shorter, within the maximum period allowed under Section 162(m) of the Code), or any time thereafter (but only to the extent the exercise of such authority after such 90-day period (or such shorter period, if applicable) would not cause the Performance Compensation Awards granted to any Participant for the Performance Period to fail to qualify as “qualified performance-based compensation” under Section 162(m) of the Code), in its sole discretion, to adjust or modify the calculation of a Performance Goal for such Performance Period to the extent permitted under Section 162(m) of the Code (A) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development affecting the Company or any of its Subsidiaries, Affiliates, divisions or operating units (to the extent applicable to such Performance Goal) or (B) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company or any of its Subsidiaries, Affiliates, divisions or operating units (to the extent applicable to such Performance Goal), or the financial statements of the Company or any of its Subsidiaries, Affiliates, divisions or operating units (to the extent applicable to such Performance Goal), or of changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange, accounting principles, law or business conditions.

(vi) Payment of Performance Compensation Awards.    (A) Condition to Receipt of Payment.    A Participant must be employed by the Company or an Affiliate on the last day of a Performance Period to be eligible for payment in respect of a Performance Compensation Award for such Performance Period. Notwithstanding the foregoing, in the discretion of the Committee, Performance Compensation Awards may be paid to Participants who have retired from the employment of the Company or an Affiliate or whose employment with the Company or an Affiliate has terminated prior to the last day of the Performance Period for which a Performance Compensation Award is made or to the designee or estate of a Participant who died prior to the last day of a Performance Period.

(B) Limitation.    A Participant shall be eligible to receive payments in respect of a Performance Compensation Award only to the extent that (1) the Performance Goals for such period are achieved and certified by the Committee in accordance with Section 6(i)(vi)(C) and (2) the Performance Formula as applied against such Performance Goals determines that all or some portion of such Participant’s Performance Compensation Award has been earned for the Performance Period.

(C) Certification.    Following the completion of a Performance Period, the Committee shall meet to review and certify in writing whether, and to what extent, the Performance Goals for the Performance Period have been achieved and, if so, to calculate and certify in writing that amount of the Performance Compensation Awards earned for the period based upon the Performance Formula. The Committee shall then determine the actual size of each Participant’s Performance Compensation Award for the Performance Period and, in so doing, may apply negative discretion as authorized by Section 6(i)(vi)(D).

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(D) Negative Discretion.    Unless otherwise provided in the applicable Award Agreement, in determining the actual size of an individual Performance Compensation Award for a Performance Period, the Committee may, in its sole discretion, reduce or eliminate the amount of the Award earned in the Performance Period, even if applicable Performance Goals have been attained.

(E) Timing of Award Payments.    Unless otherwise provided in the applicable Award Agreement, the Performance Compensation Awards granted for a Performance Period shall be paid to Participants as soon as administratively and reasonably possible following completion of the certifications required by Section 6(i)(vi)(C).

(F) Discretion.    In no event shall any discretionary authority granted to the Committee by the Plan be used to (1) grant or provide payment in respect of Performance Compensation Awards for a Performance Period if the Performance Goals for such Performance Period have not been attained, (2) increase a Performance Compensation Award for any Participant at any time after the first 90 days of the Performance Period (or, if shorter, the maximum period allowed under Section 162(m)) or (3) increase a Performance Compensation Award above the maximum amount payable under Section 4(a) of the Plan.

SECTION 7. Amendment and Termination.    (a) Amendments to the Plan.    Subject to any applicable law or government regulation and to the rules of the NYSE or any successor exchange or quotation system on which the Shares may be listed or quoted, the Plan may be amended, modified or terminated by the Board without the approval of the shareholders of the Company except that shareholder approval shall be required for any amendment that would (i) increase the maximum number of Shares for which Awards may be granted under the Plan or increase the maximum number of Shares that may be delivered pursuant to Incentive Share Options granted under the Plan; provided, however, that any adjustment under Section 4(b) shall not constitute an increase for purposes of this Section 7(a)(i); (ii) amend, modify or terminate the requirements under Section 6(b)(ii) or Section 6(c)(ii) with respect to the minimum Exercise Price for Options or SARs, respectively; (iii) decrease the Exercise Price of any Option or SAR that, at the time of such decrease, has an Exercise Price that is greater than the then-current Fair Market Value of a Share or cancel, in exchange for cash or any other Award, any such Award; provided, however, that any adjustment, modification, cancellation, termination or other action taken pursuant to Section 3(b)(xi), Section 4(b), Section 7(c) or Section 8 shall not constitute a decrease or cancellation for purposes of this Section 7(a)(iii); or (iv) change the class of employees or other individuals eligible to participate in the Plan. No modification, amendment or termination of the Plan may, without the consent of the Participant to whom any Award shall theretofor have been granted, materially and adversely affect the rights of such Participant (or his or her transferee) under such Award, unless otherwise provided by the Committee in the applicable Award Agreement.

(b) Amendments to Awards.    The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate any Award theretofor granted, prospectively or retroactively; provided, however, that (i) except as set forth in the Plan, unless otherwise provided by the Committee in the applicable Award Agreement, any such waiver, amendment, alteration, suspension, discontinuance, cancelation or termination that would materially and adversely impair the rights of any Participant or any holder or beneficiary of any Award theretofor granted shall not to that extent be effective without the consent of the impaired Participant, holder or beneficiary and (ii) any such action that would require shareholder approval under Section 7(a) shall also require shareholder approval under this Section 7(b).

(c) Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events.    The Committee is hereby authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including but not limited to the events described in Section 4(b) or the occurrence of a Change of Control) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or of changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange, accounting principles or law (i) whenever the Committee, in its sole discretion, determines that such adjustments are appropriate or desirable, including but not limited to providing for an assumption, continuation or substitution of Awards, accelerating the exercisability of, lapse of restrictions on, or termination of, Awards or providing for a period of time for exercise prior to the occurrence of such event, (ii) if deemed appropriate or desirable by the Committee, in its sole discretion, by

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providing for a cash payment to the holder of an Award in consideration for the cancelation of such Award, including, in the case of an outstanding Option or SAR, a cash payment to the holder of such Option or SAR in consideration for the cancelation of such Option or SAR in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Committee) of the Shares subject to such Option or SAR over the aggregate Exercise Price of such Option or SAR and (iii) if deemed appropriate or desirable by the Committee, in its sole discretion, by canceling and terminating any Option or SAR having a per Share Exercise Price equal to, or in excess of, the Fair Market Value of a Share subject to such Option or SAR without any payment or consideration therefor.

SECTION 8. Change of Control.    Unless otherwise provided in the applicable Award Agreement, in the event of a Change of Control after the date of the adoption of the Plan, unless provision is made in connection with the Change of Control for (a) assumption or continuation of Awards previously granted or (b) substitution for such Awards of new awards covering shares of a successor corporation or its “parent corporation” (as defined in Section 424(e) of the Code) or “subsidiary corporation” (as defined in Section 424(f) of the Code), which for the avoidance of doubt may include the Company, with appropriate adjustments as to the number and kinds of shares and the Exercise Prices, if applicable, (i) any outstanding Options or SARs then held by Participants that are unexercisable or otherwise unvested shall automatically be deemed exercisable or otherwise vested, as the case may be, as of immediately prior to such Change of Control, (ii) all Performance Units, Cash Incentive Awards and other Awards designated as Performance Compensation Awards shall be paid out as if the “target” performance levels had been obtained, but prorated based on the portion of the applicable Performance Period that has elapsed prior to the Change of Control and (iii) all other outstanding Awards (i.e., other than Options, SARs, Performance Units and Cash Incentive Awards) then held by Participants that are unexercisable, unvested or still subject to restrictions or forfeiture, shall automatically be deemed exercisable and vested and all restrictions and forfeiture provisions related thereto shall lapse as of immediately prior to such Change of Control.

SECTION 9. General Provisions.    (a) Nontransferability.    Except as otherwise specified in the applicable Award Agreement, during the Participant’s lifetime each Award (and any rights and obligations thereunder) shall be exercisable only by the Participant, or, if permissible under applicable law, by the Participant’s legal guardian or representative, and no Award (or any rights and obligations thereunder) may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant otherwise than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate; provided that (i) the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance and (ii) the Committee may permit further transferability to any Permitted Transferee, and may impose conditions and limitations on any permitted transferability; provided, however, that Incentive Share Options granted under the Plan shall not be transferable in any way that would violate Treasury Regulation Section 1.422-2(a)(2), or any applicable requirements of Bermuda law or the Company’s Bye-laws. All terms and conditions of the Plan and all Award Agreements shall be binding upon any permitted successors and assigns.

(b) No Rights to Awards.    No Participant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant and may be made selectively among Participants, whether or not such Participants are similarly situated.

(c) Share Certificates.    All certificates for Shares or other securities of the Company or any Affiliate delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan, the applicable Award Agreement or the rules, regulations and other requirements of the SEC, the NYSE or any other stock exchange or quotation system upon which such Shares or other securities are then listed or reported and any applicable Federal, Bermuda or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

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(d) Tax Liability; Withholding.    (i) Authority to Withhold.    A Participant may be required to pay to the Company or any Affiliate, and the Company or any Affiliate shall have the right and is hereby authorized to withhold from any Award, from any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant, the amount (in cash, Shares, other securities, other Awards or other property) of any Applicable Taxes, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Committee or the Company to satisfy all obligations for the payment of such Applicable Taxes. In the event the Company or any Affiliate, as the case may be, is unable to recover, by withholding or by taking such other necessary action as provided for herein, the amount of such Applicable Taxes from such Participant for any reason(s) whatsoever, the Company or such Affiliate may, to the extent permitted under applicable law, (i) withhold appropriate amounts from any payment (including salary) made by the Company or such Affiliate to such Participant, (ii) cancel the existing Awards granted (irrespective of whether they have vested) or any future grant of Awards or issuance of Shares to such Participant or (iii) any combination of the foregoing, without any obligations or liabilities on the Company and such Affiliate.

(ii) Alternative Ways to Satisfy Withholding Liability.    Without limiting the generality of clause (i) above, at the Committee’s discretion, a Participant may satisfy, in whole or in part, the foregoing withholding liability by delivery of Shares owned by the Participant (which are not subject to any pledge or other security interest) having a Fair Market Value equal to such withholding liability or by having the Company withhold from the number of Shares otherwise issuable pursuant to the exercise of the Option or SAR, or the lapse of the restrictions on any other Awards (in the case of SARs and other Awards, if such SARs and other Awards are settled in Shares), a number of Shares having a Fair Market Value equal to such withholding liability.

(e) Section 409A of the Code.    Participants are solely responsible and liable for the satisfaction of all taxes and penalties that may arise in connection with Awards (including any taxes arising under Section 409A of the Code), and the Company shall not have any obligation to indemnify or otherwise hold any participant harmless from any or all of such taxes. The Committee shall have the discretion to organize any deferral program, to require deferral election forms, and to grant or to unilaterally modify any Award in a manner that (i) conforms with the requirements of Section 409A of the Code, (ii) voids any Participant election to the extent it would violate Section 409A of the Code and (iii) for any distribution event or election that could be expected to violate Section 409A of the Code, make the distribution only upon the earliest of the first to occur of a “permissible distribution event” within the meaning of Section 409A of the Code, or a distribution event that the participant elects in accordance with Section 409A of the Code. The Committee shall have the sole discretion to interpret the requirements of the Code, including Section 409A, for purposes of the Plan and all Awards.

(f) Award Agreements.    Each Award hereunder shall be evidenced by an Award Agreement, which shall be delivered to the Participant and shall specify the terms and conditions of the Award and any rules applicable thereto, including but not limited to the effect on such Award of the death, Disability or termination of employment or service of a Participant with the Company or any Affiliate, and the effect, if any, of such other events as may be determined by the Committee.

(g) No Limit on Other Compensation Arrangements.    Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of options, restricted shares, shares and other types of equity-based awards (subject to shareholder approval if such approval is required), and such arrangements may be either generally applicable or applicable only in specific cases.

(h) No Employer-Employee Relationship.    For the avoidance of doubt, nothing in the Plan shall create any relationship of employer-employee between the Company and any Participant who is a director, officer, employee or consultant of any Affiliate.

(i) No Right to Employment.    The grant of an Award shall not be construed as giving a Participant the right to be retained as a director, officer, employee or consultant of or to the Company or any Affiliate, nor shall it be construed as giving a Participant any rights to continued service on the Board. Further, (i) any Participant may be dismissed at any time from the employment of the Company or any Affiliate with which such Participant is

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employed and (ii) the Company and any Affiliate may at any time discontinue any consulting or service relationship, in each case, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement. For the avoidance of doubt, (A) the Company may only dismiss such Participants who are employed with the Company, (B) an Affiliate may only dismiss such Participants who are employed with such Affiliate and (C) the Company shall have no authority over the employment of any Participant employed with any Affiliate and shall not be liable for any vicarious liability arising as a result of the performance or non-performance of any act by an employee of any Affiliate, in each case, as a result of the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

(j) No Rights as Shareholder.    No Participant or holder or beneficiary of any Award shall have any rights as a shareholder of the Company with respect to any Shares to be distributed under the Plan until he or she has become the holder of such Shares. In connection with each grant of Restricted Shares, except as provided in the applicable Award Agreement, the Participant shall be entitled to the rights of a shareholder of the Company (including the right to vote and receive dividends (subject to any applicable vesting requirements)) in respect of such Restricted Shares. Except as otherwise provided in Section 4(b), Section 7(c) or the applicable Award Agreement, no adjustments shall be made for dividends or distributions on (whether ordinary or extraordinary, and whether in cash, Shares, other securities or other property), or other events relating to, Shares subject to an Award for which the record date is prior to the date such Shares are delivered.

(k) Governing Law.    The validity, construction and effect of the Plan and any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of New York, without giving effect to the conflict of laws provisions thereof.

(l) Severability.    If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be construed or deemed stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

(m) Other Laws.    The Committee may refuse to issue or transfer any Shares or other consideration under an Award if, acting in its sole discretion, it determines that the issuance or transfer of such Shares or such other consideration might violate any applicable law or regulation or entitle the Company to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary. Without limiting the generality of the foregoing, no Award granted hereunder shall be construed as an offer to sell securities of the Company, and no such offer shall be outstanding, unless and until the Committee in its sole discretion has determined that any such offer, if made, would be in compliance with all applicable requirements of the U.S. Federal, Bermuda and any other applicable securities laws.

(n) No Trust or Fund Created.    Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate, on one hand, and a Participant or any other Person, on the other hand. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or such Affiliate.

(o) No Fractional Shares.    No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

(p) Requirement of Consent and Notification of Election Under Section 83(b) of the Code or Similar Provision.    No election under Section 83(b) of the Code (to include in gross income in the year of transfer the

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amounts specified in Section 83(b) of the Code) or under a similar provision of law may be made unless expressly permitted by the terms of the applicable Award Agreement or by action of the Committee in writing prior to the making of such election. If an Award recipient, in connection with the acquisition of Shares under the Plan or otherwise, is expressly permitted under the terms of the applicable Award Agreement or by such Committee action to make such an election and the Participant makes the election, the Participant shall notify the Committee of such election within ten days of filing notice of the election with the IRS or other governmental authority, in addition to any filing and notification required pursuant to regulations issued under Section 83(b) of the Code or other applicable provision.

(q) Requirement of Notification Upon Disqualifying Disposition Under Section 421(b) of the Code.    If any Participant shall make any disposition of Shares delivered pursuant to the exercise of an Incentive Share Option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions) or any successor provision of the Code, such Participant shall notify the Company of such disposition within ten days of such disposition.

(r) Headings.    Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

SECTION 10. Term of the Plan.    (a) Effective Date.    The Plan shall be effective as of the date of its adoption by the Board and approval by the Company’s shareholders (such date, the “Effective Date”); provided, however, that no Incentive Share Options may be granted under the Plan unless it is approved by the Company’s shareholders within twelve (12) months before or after the date the Plan is adopted by the Board.

(b) Expiration Date. No Award shall be granted under the Plan after the tenth anniversary of the date the Plan is approved under Section 10(a). Unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted hereunder may, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue or terminate any such Award or to waive any conditions or rights under any such Award shall, nevertheless continue thereafter.

SECTION 11. Sub Plans.    The Company or any Affiliate may adopt separate sub-plans (“Sub Plans”) that permit the grant of Awards to Participants who are employed or provide services to certain Designated Foreign Subsidiaries. Awards under the Sub Plans may be made in particular locations outside the United States of America and shall comply with local laws applicable to offerings in such foreign jurisdictions.

17

2012 Annual Meeting Admission Ticket

2012 Annual Meeting of

Genpact Limited Shareholders

May 16, 2012, 10:00 AM Local Time

Genpact

105 Madison Avenue

New York, NY 10016

Upon arrival, please present this admission ticket and photo identification at the registration desk.

To enroll to receive future proxy materials on-line, please go to www.computershare-na.com/green

IF YOU HAVE NOT VOTED VIA THE INTERNET, FOLD ALONG THE PERFORATION, DETACH AND

RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — Genpact Limited

Notice of 2012 Annual Meeting of Shareholders

Proxy Solicited by Board of Directors for Annual Meeting — May 16, 2012

Victor F. Guaglianone and Heather D. White, or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Genpact Limited to be held on May 16, 2012 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted as directed by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR all the nominees listed in Proposal 1, FOR Proposal 2 and FOR Proposal 3.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side.)

Admission Ticket

Electronic Voting Instructions

You can vote by Internet!

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may vote by Internet as detailed below.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet must be received by 1:00 a.m. Eastern Daylight Time, on May 16, 2012.

Vote by Internet

•	Go to www.envisionreports.com/G
•	Or scan the QR code with your smartphone
•	Follow the steps outlined on the secured website

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card

IF YOU HAVE NOT VOTED VIA THE INTERNET, FOLD ALONG THE PERFORATION, DETACH AND

RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A  Proposals — The Board of Directors recommends a vote FOR all the nominees listed in Proposal 1 and FOR Proposals 2 and 3.

1.	Election of Directors.	For	Withhold		For	Withhold		For	Withhold

	01 - N.V. Tyagarajan	☐	☐	02 - John W. Barter	☐	☐	03 - Mark F. Dzialga	☐	☐

	04 - Douglas M. Kaden	☐	☐	05 - Jagdish Khattar	☐	☐	06 - James C. Madden	☐	☐

	07 - Denis J. Nayden	☐	☐	08 - Gary Reiner	☐	☐	09 - Robert G. Scott	☐	☐

	10 - A. Michael Spence	☐	☐

2.	To ratify and approve the appointment of KPMG as our independent registered public accounting firm for the fiscal year ending December 31, 2012						For ☐	Against ☐	Abstain ☐

3.	To ratify and approve the amendment and restatement of the 2007 Omnibus Incentive Compensation Plan						For ☐	Against ☐	Abstain ☐

B  Non-Voting Items

Change of Address — Please print your new address below.	Comments — Please print your comments below

Meeting Attendance

Mark the box to the right if you plan to attend the Annual Meeting.		☐

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

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